UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Soliciting Material under §240.14a-12

Brighthouse Financial, Inc.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Annual Meeting of Stockholders	i

Notice of Annual Meeting of Stockholders

On behalf of the Board of Directors, I am honored to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Brighthouse Financial, Inc. (“Brighthouse Financial”)

Brighthouse Financial® will hold its Annual Meeting solely by means of remote communication via the internet (a “virtual meeting”). In light of the uncertainty surrounding the COVID-19 pandemic and out of concern for the safety of our stockholders, we have determined that it is advisable to hold our Annual Meeting as a virtual meeting. All stockholders as of April 11, 2022 (the “Record Date”) will be able to attend, vote, and participate in the meeting by remote communication. For additional information about participating in the Annual Meeting, see “Attending the Annual Meeting” in the accompanying Proxy Statement.

Date and Time

Wednesday, June 8, 2022, at 8:00 a.m., Eastern Time

Meeting Website

www.virtualshareholdermeeting.com/BHF2022

Agenda

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	Proposal 1: Election of nine (9) Directors to serve a one-year term ending at the 2023 Annual Meeting of Stockholders;
2.	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2022;
3.	Proposal 3: Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers; and
4.	Any such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 and “FOR” Proposals 2 and 3. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

Voting Your Shares

Stockholders of record who hold shares of Brighthouse Financial common stock, par value $0.01 per share (“Shares”), as of the close of business on the Record Date are entitled to vote at the Annual Meeting.

You may submit a proxy to vote your Shares in advance of the Annual Meeting by any of the following means:

Internet
Please log on to www.ProxyVote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on Tuesday, June 7, 2022.

Telephone
Please call 1-800-690-6903 until 11:59 p.m., Eastern Time, on Tuesday, June 7, 2022.

Mail
If you received printed copies of the proxy materials, please complete, sign, date, and return your proxy card by mail so that it is received by Brighthouse Financial, Inc., c/o Broadridge Financial Solutions, Inc., prior to the Annual Meeting.

2022 Proxy Statement  |  Brighthouse Financial

ii	Notice of Annual Meeting of Stockholders

You may also attend and vote at the Annual Meeting.

Annual Meeting
You may attend the Annual Meeting and cast your vote at www.virtualshareholdermeeting.com/BHF2022.

Beneficial owners whose Shares are held at a brokerage firm, or by a bank or other nominee, should follow the voting instructions that they received from the nominee (see information in the Proxy Statement under “Beneficial Owners or Holders in Street Name”). Participants in retirement and savings plans should refer to the voting instructions in the Proxy Statement under “Voting by Participants in Retirement Plans.”

During the Annual Meeting, any stockholder attending the Annual Meeting may access a list of the stockholders entitled to vote at the Annual Meeting at www.virtualshareholdermeeting.com/BHF2022 by following the instructions contained in the Proxy Statement.

This notice is being delivered to the holders of Shares as of the close of business on April 11, 2022, the record date fixed by the Board of Directors for the purposes of determining the Brighthouse Financial stockholders entitled to receive notice of, and to vote at, the Annual Meeting, and constitutes notice of the Annual Meeting under Delaware law.

By Order of the Board of Directors,

Jacob M. Jenkelowitz

Corporate Secretary

Charlotte, North Carolina

April 26, 2022

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 8, 2022, at 8:00 a.m., Eastern Time

The accompanying Proxy Statement, our 2021 Annual Report to Stockholders, and additional information about our Annual Meeting are available at http://investor.brighthousefinancial.com by selecting the appropriate link under “Financial Information” or “News & Events.”

Brighthouse Financial  |  2022 Proxy Statement

Chairman’s Letter to Our Stockholders	iii

Chairman’s Letter to Our Stockholders

Dear Fellow Stockholders:

On behalf of the Board of Directors, I want to thank you for your continued support of, and investment in, Brighthouse Financial, Inc. (the “Company” or “Brighthouse Financial”). I am pleased to present Brighthouse Financial’s 2022 Proxy Statement and cordially invite you to our 2022 Annual Meeting of Stockholders.

In 2021, the Board remained focused on our role of overseeing Brighthouse Financial’s strategy to grow the Company and deliver long-term value for our stockholders. I am proud of Brighthouse Financial’s accomplishments in 2021, as it continued to execute its strategy while navigating the unpredictable environment resulting from the COVID-19 pandemic. These accomplishments include achieving its target of returning $1.5 billion to its stockholders by the end of 2021, delivering strong sales of annuities and life insurance, further expanding its distribution footprint and enhancing its product portfolio, launching its institutional spread margin business, and completing a major platform conversion as the Company continues to implement its future state operations and technology platform. Additional 2021 highlights can be found in the accompanying Proxy Statement.

I am also proud of management for its continued focus on enhancing Brighthouse Financial’s already strong culture as part of its efforts to attract and retain talent and its commitment to being a great place to work. In particular, I commend management for its ongoing dedication to advancing Diversity, Equity, and Inclusion (“DE&I”) throughout Brighthouse Financial. This is important work that the Board fully supports and in which we remain deeply engaged as part of our oversight of the Company’s human capital management strategy.

On behalf of the Board, I am now pleased to share with you some highlights of the Board’s work in 2021 and our priorities for 2022:

Strategy and Risk Management Oversight. The Board believes that Brighthouse Financial has developed and is executing its focused strategy to deliver long-term value for its stockholders. Throughout 2021, we devoted significant attention in our meetings and engaged with management on the Company’s strategy, including, among other topics, product development and sales, expansion of distribution channels, financial management, hedging strategy, expense management, culture and human capital management, and the Company’s progress toward its future state operations and technology platform. We also continued to oversee key risks to the Company’s strategy, including financial risk, market risk, operational risk, and cybersecurity risk. In addition, while Brighthouse Financial’s navigation of the pandemic continues to be a focus of the Board and its Committees, we also continue to monitor the geopolitical and macroeconomic headwinds that have emerged more recently. The Board believes that Brighthouse Financial remains well positioned to weather the current environment and to continue executing its strategy and delivering on its mission. The Proxy Statement provides further detail about the Board’s areas of oversight.

Sustainability. The Board and its Committees also continue to oversee the progress of Brighthouse Financial’s sustainability program, focusing on Environmental, Social, and Governance (“ESG”) factors that are most significant to the Company. The Board and the Compensation and Human Capital Committee have focused on Brighthouse Financial’s human capital management practices, culture, and DE&I strategy (discussed in more detail below). I would also highlight our Committees’ oversight of climate risk, including the Finance and Risk Committee’s oversight of physical and transition risks and potential impacts on the Company’s risk profile, as well as the Investment Committee’s oversight of management’s development of an ESG Investment Policy, applicable to the Company’s general accounts. By the third quarter of 2022, Brighthouse Financial plans to publish its first corporate sustainability report, which will offer stakeholders a more comprehensive picture of Brighthouse Financial’s sustainability progress throughout 2021.

2022 Proxy Statement  |  Brighthouse Financial

iv	Chairman’s Letter to Our Stockholders

Diversity, Equity, and Inclusion. The Board remains proud and supportive of Brighthouse Financial’s activities to further advance DE&I across the Company. We continue to oversee the development and execution of Brighthouse Financial’s DE&I strategy, including its progress toward increasing representation of underrepresented populations across the Company, strengthening its inclusive culture, engaging diverse suppliers and vendors, supporting the communities we serve, and working with educational institutions and other organizations to help create more opportunities for individuals from underrepresented groups in our industry. We are proud of Brighthouse Financial for taking action in 2021 to help advance DE&I within our industry, joining forces with other leading financial services firms and industry resource groups to create the Coalition for Equity in Wholesaling, which aims to increase diversity among insurance wholesalers. More recent initiatives include Brighthouse Financial’s launch in January 2022 of a number of employee network groups, which are designed to offer opportunities for networking, development, learning, and allyship, as well as drive additional employee engagement. In recognition of the importance of DE&I to Brighthouse Financial, in 2021, the Compensation and Human Capital Committee began to incorporate into its assessment of our senior leaders’ performance their contributions to Brighthouse Financial’s DE&I strategy.

Stockholder Engagement. As a Board, we continue to engage with our stockholders as part of our robust and proactive stockholder engagement program. Our interactions provide invaluable opportunities for us to listen to, and consider the perspectives of, our stockholders. The Board carefully considers your feedback in our oversight of Brighthouse Financial. We have also been pleased by the increased stockholder engagement we have seen at our annual meetings since we transitioned to a virtual format in 2020 in response to the pandemic. This year, we will again hold our Annual Meeting in a virtual format. Holding our annual meetings virtually has allowed a greater number of stockholders to safely and conveniently attend the Annual Meeting, as well as to ask questions live or submit them in advance of the Annual Meeting.

Board Composition and Refreshment. Our Board believes that it is important that we routinely assess the Board’s composition to ensure we have the necessary mix of skills and experience to oversee the Company. We continue to recruit Directors whose skills and experience allow them to oversee Brighthouse Financial’s strategy and who add to the overall diversity of our Board. To that end, in November, we welcomed Carol Juel to the Board and appointed her to the Audit Committee and the Finance and Risk Committee. Carol brings an impressive combination of experience as a senior technology and operations executive as well as deep technology and financial services experience to our Board. We look forward to her perspective and expertise as we remain focused on overseeing Brighthouse Financial’s strategy to generate sustainable, long-term stockholder value.

Thank you again for your investment in Brighthouse Financial and your continued support. We look forward to your participation in our Annual Meeting. Your views are important to us, and we encourage you to read these proxy materials and to vote your shares “FOR” each proposal.

Sincerely, Chuck Chaplin Chairman of the Board Brighthouse Financial, Inc. April 26, 2022

Brighthouse Financial  |  2022 Proxy Statement

Contents	1

Proxy Statement

The Board of Directors (the “Board” or the “Board of Directors”) of Brighthouse Financial, Inc. (“Brighthouse Financial” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Stockholders to be held on June 8, 2022, at 8:00 a.m., Eastern Time (the “Annual Meeting”) and at any adjournment or postponement thereof. Stockholders holding shares of common stock, par value $0.01 per share, of the Company (“Shares”) as of the close of business on April 11, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting. Proxy materials or a Notice of Internet Availability were first made available, sent, or given to the Company’s stockholders on or about April 26, 2022.

Contents

3	Proxy Summary
	3	Proposals for Your Vote
	3	The Brighthouse Financial Story
	4	2021 Highlights – Executing Our Strategy in a Challenging Year
	5	Our Response to the COVID-19 Pandemic
	6	Our Board of Directors: Composition, Qualifications, and Diversity
	11	Our Sustainability Journey
	11	Executive Compensation Program Overview

14	Proposal 1 – Election of nine (9) Directors to serve a one-year term ending at the 2023 Annual Meeting of Stockholders
	15	The Board of Directors

24	Board and Corporate Governance Practices
	24	Investor Stewardship Group Principles
	25	Building Our Board of Directors
	27	Board Leadership Structure
	28	Director Independence
	28	Executive Sessions
	29	Stockholder Engagement
	31	Succession Planning and Talent Management
	31	Risk Oversight
	32	Information About Our Board Committees
	34	Director Compensation
	35	2021 Director Compensation Table
	36	Director Stock Ownership Guidelines
	36	Compensation Committee Interlocks and Insider Participation
	36	Codes of Conduct

37	Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2022
	38	Fees Paid to Deloitte & Touche LLP
	38	Audit Committee Pre-Approval Policy
	39	Audit Committee Report

41	Proposal 3 – Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers

42	Compensation Discussion and Analysis
	42	Named Executive Officers
	42	CD&A Contents
	42	Section 1 – Executive Summary
	42	The Brighthouse Financial Story
	43	2021 Highlights – Executing Our Strategy in a Challenging Year
	44	Impact of the COVID-19 Pandemic on our Executive Compensation Program
	44	Compensation Philosophy
	45	What’s New With Our 2021 Compensation Program
	45	2021 Say-on-Pay Vote and Stockholder Engagement
	46	Compensation Highlights
	47	CEO Compensation
	47	Planned Changes for 2022
	47	Section 2 – Our 2021 Executive Compensation Program
	47	2021 Compensation Planning Process
	48	Role of the Compensation and Human Capital Committee and Others in Determining Compensation

2022 Proxy Statement  |  Brighthouse Financial

2	Contents

	49	Elements of 2021 Compensation
	50	2021 Target Total Direct Compensation
	52	2021 Short-Term Incentive Awards
	55	2021 Long-Term Incentive Awards
	57	2019 PSU Payouts
	57	Section 3 – Additional Compensation Practices and Policies
	57	Stock Ownership and Retention Guidelines
	58	Benefit Plans
	59	Termination and Change of Control Benefits
	59	Stock-Based Award Timing Practices
	59	Tax Deductibility of Executive Compensation
	60	Hedging and Pledging Prohibition
	60	Clawback Policy
	60	Risk Assessment
	61	Section 4 – 2022 Compensation Program Overview
	61	2021 Say-on-Pay Vote and Stockholder Engagement
	61	2022 STI Program
	62	2022 LTI Program
	62	2022 Target TDC
	62	Compensation Committee Report

63	Compensation Tables
	63	Summary Compensation Table for 2021
	65	Grants of Plan-Based Awards in 2021
	67	Outstanding Equity Awards at 2021 Fiscal Year End
	70	Option Exercises and Stock Vested in 2021
	70	Nonqualified Deferred Compensation in 2021
	72	Potential Payments Upon Termination or Change in Control
	75	Equity Compensation Plan Information as of December 31, 2021

75	CEO Pay Ratio

76	Certain Relationships and Related Person Transactions
	76	Related Person Transaction Approval Policy
	76	Security Ownership of Certain Beneficial Owners and Management

79	The Annual Meeting, Voting, and Other Information
	79	Overview
	79	Attending the Annual Meeting
	80	Directors’ Attendance at the Annual Meeting
	80	Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting
	81	Your Vote is Important
	81	Quorum Requirement
	81	Voting Your Shares
	82	Changing Your Vote or Revoking Your Proxy
	83	Vote Required for Each Proposal
	83	Matters to be Presented
	83	Delivery of Proxy Materials
	84	Proxy Solicitation Costs
	84	Vote Tabulation
	84	Inspector of Election
	84	Results of the Vote
	85	Other Information

87	Forward-Looking Statements

87	Website References

88	Non-GAAP and Other Financial Disclosures

Brighthouse Financial  |  2022 Proxy Statement

Proxy Summary	3

Proxy Summary

This section summarizes important information contained in this Proxy Statement and in our 2021 Annual Report to Stockholders (the “2021 Annual Report”), but it does not contain all the information that you should consider when casting your vote. Please review the entire Proxy Statement and 2021 Annual Report carefully before voting.

Proposals for Your Vote

Proposal	Board Recommendation	Page

1. Election of nine (9) Directors to serve a one-year term ending at the 2023 Annual Meeting of Stockholders	FOR each of the Board’s nominees	14

2. Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2022	FOR	37

3. Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers (the “Say-on-Pay” vote)	FOR	41

The Brighthouse Financial Story

Who We Are

Brighthouse Financial is one of the largest providers of annuities and life insurance in the United States.(1) Brighthouse Financial became an independent, publicly traded company in August 2017, following our separation (the “Separation”) from MetLife, Inc. (“MetLife”), and the listing of our common stock on The Nasdaq Stock Market LLC (“Nasdaq”). In 2019, we became a member of the Fortune® 500, which lists the top 500 U.S. companies by total revenue.

Our Purpose

We are on a mission to help people achieve financial security. We specialize in products that are designed to help people protect what they’ve earned and ensure it lasts. We are built on a foundation of experience and knowledge, which allows us to keep our promises and provide value to our distribution partners and the clients they serve.

Our Strategy

We believe our focused strategy will generate long-term stockholder value. Our strategy consists of the following core elements, which are fully aligned with our risk appetite and our approach to managing our business:

•  Offering a targeted set of annuity and life insurance solutions that are simpler, more transparent, and provide value to our distribution partners and the clients they serve. We aim to continue to shift our business mix profile over time, with the addition of more cash flow-generating and less capital-intensive business, along with the runoff of less profitable legacy business.

•  Selling our products through a diverse, well-established network of distribution partners, continuing to build strategic distribution relationships, and entering new channels as we expand our distribution footprint in the United States.

•  Effectively managing our expenses by adopting and maintaining an operating model designed to drive our statutory expense ratio down over time.

(1) Ranked by 2020 admitted assets. Best’s Review®: Top 200 U.S. Life/Health Insurers. A.M. Best, 2021.

2022 Proxy Statement  |  Brighthouse Financial

4	Proxy Summary

Board Oversight of Our Strategy. One of the Board’s most important duties is to oversee our strategy to grow the Company and deliver long-term value for our stockholders. The Board discusses key strategy topics with management throughout the year and devotes at least one entire meeting annually to a review of the Company’s strategy. In 2021, the Board and senior management engaged in constructive dialogue regarding our multiyear strategic and financial plan, including the following key topics:

•	our product, sales, and marketing strategy and plans, as well as the competitive landscape in which we operate;
•	the impact of the COVID-19 pandemic on our business;
•	our human capital management strategy, including talent development and succession planning;
•	our sustainability program, including integration of Environmental, Social, and Governance (“ESG”) factors into our strategy;
•	strengthening our culture, including programs to advance Diversity, Equity, and Inclusion (“DE&I”);
•	our future state operations and technology platform;
•	our investment strategy, including the launch of our institutional spread margin business;
•	our financial and risk profile in various market scenarios; and
•	our financial plan, including capital return and other financial drivers and goals.

2021 Highlights – Executing Our Strategy in a Challenging Year

Brighthouse Financial had a strong 2021, as we continued to execute our strategy and delivered solid results despite the challenges resulting from the COVID-19 pandemic. We remain focused on our mission and confident in our strategy, which we continue to believe will enable us to generate long-term value for our stockholders.

Financial and Capital Strength

Prudent Financial Management – we continue to manage the Company using a multiyear, multiscenario framework to evaluate capital, liquidity, and subsidiary dividend plans.

Normalized Statutory Earnings – generating normalized statutory earnings remains a focus of our financial management strategy. Normalized statutory earnings is used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended. For the full year 2021, we had a normalized statutory loss(1) of $264 million, as strong core performance in the variable annuity (“VA”) business was more than offset by weaker results in non-VA business.

Capital Return – we repurchased approximately $499 million of our common stock in 2021, representing approximately 12% of Shares outstanding relative to year-end 2020. We also achieved our target of returning $1.5 billion to our stockholders by year-end 2021, and reduced Shares outstanding by 35% relative to the time we became an independent, public company in 2017.

Capital Management – we ended 2021 with holding company liquid assets of $1.6 billion. We continued to optimize statutory capital to further strengthen our balance sheet. During 2021, we opportunistically extended debt maturities and added permanent equity capital to our balance sheet. We have no debt maturities until 2027.

Statutory Capital – we ended 2021 with $9.5 billion of combined statutory total adjusted capital (an increase of approximately $900 million from year-end 2020) and with a combined Risk-Based Capital (“RBC”) ratio of approximately 500% (above our target of 400-450% in normal market conditions). RBC is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, to ensure compliance with minimum regulatory capital requirements.

Institutional Spread Margin Business – we launched our institutional spread margin business, which we expect will enhance and diversify our earnings profile over time.

Ratings – we maintained our operating companies’ strong financial strength ratings.

Brighthouse Financial  |  2022 Proxy Statement

Proxy Summary	5

Products and Sales

Annuity Sales – we achieved annuity sales of approximately $9.15 billion, exceeding our 2021 target and an increase of approximately 1% over 2020.

Life Insurance Sales – our life insurance sales were approximately $111 million, exceeding our 2021 target and an increase of approximately 98% over 2020.

Expanded Distribution – we expanded our distribution network, including by adding new distribution partners to our existing channels and entering into new channels, such as the SIMON marketplace and the brokerage general agency (“BGA”) distribution channel. We also continued to enhance the way we support financial professionals and the clients they serve.

Product Enhancements – we rolled out enhancements to our Brighthouse Shield® Level Annuities and Brighthouse SmartCare® products.

Expenses

Corporate Expenses – our run-rate corporate expenses were $890 million. While 2021 expenses were higher than target, we achieved almost 90% of our run-rate expense reduction target relative to our first year post-Separation while simultaneously making strategic investments to launch our institutional spread margin business and to fund future growth. Some of these investments allowed us to provide better support to our distributors and their financial professionals, as well as our policyholders and contract holders.

Technology

Future State Platform – we made significant progress, including a major platform conversion, in our multiyear effort to implement our future state operations and technology platform, which is foundational to our ability to grow our sales in the future.

(1) We use the term “normalized statutory loss” throughout this Proxy Statement to refer to negative normalized statutory earnings.

Our Response to the COVID-19 Pandemic

Despite the significant challenges presented by the pandemic, we maintained the continuity of our operations to deliver strong results in 2021. At the start of the pandemic in 2020, we shifted all our employees to a remote-work environment, and we continue to allow for more flexible work schedules to help our employees manage personal responsibilities while working from home. Since the onset of the pandemic, we have taken, and continue to take, a number of other actions to help support the well-being of our employees, including increasing and enhancing our communications with employees to ensure that they continue to feel connected and informed. As the pandemic continues to evolve, we remain focused on ways to help our employees maintain wellness and avoid burnout. This spring, we plan to begin transitioning to a flexible, hybrid work model that allows our employees to choose whether they want to work fully remotely or use our offices.

Management, overseen by the Board and its Committees, continues to monitor direct and indirect risks related to the pandemic, including, among other things, risks to the economy at large, our financial condition, our operations, the operations of our vendors and service providers, claims activity, and our investment portfolio.

2022 Proxy Statement  |  Brighthouse Financial

6	Proxy Summary

Our Board of Directors: Composition, Qualifications, and Diversity

The fundamental duty of our Board is to oversee the management of Brighthouse Financial for the benefit of our stockholders. It is essential that the Board be composed of directors (“Directors”) who are qualified to oversee the development and execution of our business strategy by management. The Board seeks Directors who possess a broad range of skills, experience, and perspectives and who contribute to the gender and racial or ethnic diversity of our Board. The composition of our Board, as reflected in the table and chart below, is one way we demonstrate our commitment to these principles.

Board Composition Summary

Name	Age	Demographic Information	Selected Skills and Qualifications	Principal Professional Experience	Independent	Committee Memberships

Irene Chang Britt Director since 2017	59	• Female • Asian	• Brand and Marketing • Corporate Governance • Public Company Board Experience • Human Capital/Compensation	Senior Vice President, Campbell Soup Company, and President, Pepperidge Farm Inc. (Retired)	Yes	• Compensation and Human Capital • Investment • Nominating and Corporate Governance (Chair)

Chuck Chaplin Chairman of the Board Director since 2017	65	• Male • Black/ African American	• Executive Leadership • Financial Expertise • Insurance Industry • Risk Management	President, Chief Financial Officer and Chief Administrative Officer, MBIA Inc. (Retired)	Yes	• Audit • Executive • Finance and Risk (Chair)

Steve Hooley Director since 2020	59	• Male • White/ Caucasian	• Executive Leadership • Information Technology and Cybersecurity • Financial Services Industry • Public Company Board Experience	Chairman, Chief Executive Officer and President of DST Systems (Retired)	Yes	• Audit • Investment

Carol Juel Director since 2021	49	• Female • White/ Caucasian	• Information Technology and Cybersecurity • Financial Services Industry • Risk Management • Legal/Regulatory	Executive Vice President, Chief Technology and Operating Officer, Synchrony Financial	Yes	• Audit • Finance and Risk

Brighthouse Financial  |  2022 Proxy Statement

Proxy Summary	7

Name	Age	Demographic Information	Selected Skills and Qualifications	Principal Professional Experience	Independent	Committee Memberships

Eileen Mallesch Director since 2018	66	• Female • White/ Caucasian	• Financial Expertise • Insurance Industry • Public Company Board Experience • Investments	Senior Vice President and Chief Financial Officer of the property and casualty business of Nationwide Mutual Insurance Company (Retired)	Yes	• Compensation and Human Capital • Investment (Chair) • Nominating and Corporate Governance

Diane Offereins Director since 2017	64	• Female • White/ Caucasian	• Information Technology/Cybersecurity • Financial Services Industry • Human Capital/Compensation • Legal/Regulatory	Executive Vice President and President – Payments Services, Discover Financial Services	Yes	• Compensation and Human Capital (Chair) • Finance and Risk • Nominating and Corporate Governance

Pat Shouvlin Director since 2017	71	• Male • White/ Caucasian	• Accounting and Auditing • Insurance Industry • Investments • Risk Management	Partner, PricewaterhouseCoopers LLP (Retired)	Yes	• Audit (Chair) • Executive • Investment

Eric Steigerwalt Director since 2016	60	• Male • White/ Caucasian	• Deep knowledge of Brighthouse Financial’s business • Insurance Industry • Leadership • Corporate Strategy • Finance and Investments	President and Chief Executive Officer, Brighthouse Financial, Inc.	No	• Executive (Chair)

Paul Wetzel Director since 2017	62	• Male • White/ Caucasian	• Financial Services Industry • Corporate Strategy • Investment Banking • Legal/Regulatory	Chairman of the Global Financial Institutions Group, Deutsche Bank Securities Inc. (Retired)	Yes	• Compensation and Human Capital • Finance and Risk • Nominating and Corporate Governance

2022 Proxy Statement  |  Brighthouse Financial

8	Proxy Summary

Board Skills, Experience, and Diversity

Our Board is composed of Directors who possess a mix of skills and experience that we believe align with, and facilitate effective oversight of, Brighthouse Financial’s strategy and risks, including skills and experience related to the financial services and insurance industries; senior management; accounting; information technology and cybersecurity; brand and marketing; public company board service; risk management; investments; human capital and compensation; and legal and regulatory. The following charts present the number of currently serving Directors who possess substantive skills or experience in these areas and are based on each Director’s self-evaluation.

Brighthouse Financial  |  2022 Proxy Statement

Proxy Summary	9

Board Diversity

The Board believes that a diverse board is better able to effectively oversee the Company’s management and strategy and better positions Brighthouse Financial to deliver long-term value for our stockholders. Our Board recognizes that gender and racial or ethnic diversity add to the overall mix of perspectives of our Board as a whole. The following charts and table present the diversity profile of our currently serving Board.

Board Diversity Matrix (as of April 26, 2022)

Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	4	5	0	0

Part II: Demographic Background

African American or Black	0	1	0	0

Alaskan Native or Native American	0	0	0	0

Asian	1	0	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	3	4	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Did Not Disclose Demographic Background	0

Directors who are diverse with respect to gender, race, or ethnicity serve in a majority of our Board leadership positions. Chuck Chaplin, who is Black/African American, serves as:

•	Chairman of the Board (the “Chairman”); and
•	Chair of the Finance and Risk Committee.

2022 Proxy Statement  |  Brighthouse Financial

10	Proxy Summary

Women, including one who is Asian, serve as chairs of the following committees:

•	Compensation and Human Capital Committee;
•	Investment Committee; and
•	Nominating and Corporate Governance Committee.

Stockholder Engagement Highlights

In 2021-2022, we continued our robust stockholder engagement program. Our Chairman is available to engage with stockholders, and he has met with a number of stockholders in recent years. This year we reached out to 28 stockholders representing approximately 60% of our Shares (at that time) and met with seven stockholders representing approximately 31% of our Shares (at that time). Discussions during our engagements focused on our sustainability program, human capital management, DE&I, response to the COVID-19 pandemic, Board composition, governance practices, and executive compensation program. For additional information about our stockholder engagement program, see “Stockholder Engagement.”

Corporate Governance Highlights

Brighthouse Financial is committed to good governance practices that are intended to protect and promote the long-term value of the Company for our stockholders. The Board regularly reviews our governance profile to ensure that it reflects the evolving governance landscape and appropriately supports and serves the best interests of the Company and our stockholders.

Independent Oversight	Independent Chairman of the Board
Majority of our Board is independent (eight of nine Directors)
All committees of the Board (other than the Executive Committee) (each a “Committee” and collectively, the “Committees”) are composed solely of Independent Directors (as defined below, see “Director Independence”)

Board Effectiveness	Directors possess a deep and diverse set of skills and experience relevant to oversight of our business strategy
Proactive assessment of Director skills and commitment to Director refreshment to ensure the Board continues to meet the Company’s evolving oversight needs
Robust risk oversight framework to assess and manage risks
Comprehensive annual self-assessment of the Board and Committees, including an action plan to implement Directors’ suggestions
Commitment to Board diversity of perspective, gender, and race or ethnicity
Regular executive sessions of the Independent Directors

Responsiveness and Accountability	Robust stockholder engagement program, with the participation of our Chairman, to share our perspectives and solicit feedback
Our majority voting policy for Director elections requires Director nominees who do not receive a majority of the votes cast to tender their resignation
Development and regular review of succession plans for the Chief Executive Officer (the “CEO”) and other members of senior management
Annual assessment of Committee charters and the Board’s Corporate Governance Principles

Annual election of Directors

Brighthouse Financial  |  2022 Proxy Statement

Proxy Summary	11

Our Sustainability Journey

We believe that sustainability is inherent in Brighthouse Financial’s mission to help people achieve financial security and that strengthening our approach to ESG integration across our organization and culture will better position us to deliver sustainable, long-term value for our stockholders and keep our promises to our consumers. To inform our sustainability strategy, the Company’s Chief Sustainability Officer and members of the Office of Sustainability conduct ongoing stakeholder engagement, enabling the Board and management to consider the expectations and interests of various stakeholders, including stockholders, employees, community partners, policymakers, and our distribution partners and their clients. In 2021, the Office of Sustainability used feedback from its engagement to complete a thorough assessment of the sustainability and ESG factors that have the most significant impact on our Company and our business. The results of this assessment were used to guide our first comprehensive disclosure of our sustainability practices, which is available at www.brighthousefinancial.com/about-us/corporate-responsibility. We are currently working to build on this progress and enhance our disclosures in Brighthouse Financial’s inaugural corporate sustainability report, which we plan to publish by the third quarter of 2022. The corporate sustainability report will include data that is aligned with the Sustainability Accounting Standards Board (“SASB”) and Taskforce for Climate-related Financial Disclosure (“TCFD”) frameworks. Our Chief Sustainability Officer reports regularly to the Board and to the Nominating and Corporate Governance Committee on our sustainability program, including our development of a comprehensive sustainability strategy, assessment and management of ESG factors, and our disclosure plans.

Board and Committee Oversight. The Board has delegated to the Nominating and Corporate Governance Committee broad oversight of our sustainability program, including activities related to environmental stewardship and corporate social responsibility. Our other Committees also oversee aspects of Brighthouse Financial’s sustainability program, as follows:

•

Compensation and Human Capital Committee – oversees Brighthouse Financial’s human capital matters, including pay equity, DE&I, leadership development, culture, and succession planning for the CEO and other executives.

•	Audit Committee – oversees Brighthouse Financial’s regulatory compliance and cybersecurity program.
•	Finance and Risk Committee – oversees Brighthouse Financial’s enterprise risk program, including climate risk and its related impacts on the Company’s risk profile.
•	Investment Committee – oversees Brighthouse Financial’s investment portfolio, including assessment of our exposures to ESG risk and consideration of ESG factors in our asset management program.

The full Board continues to be engaged on certain ESG issues, including the Company’s culture; human capital management; vendor and supplier diversity; and the Company’s ESG and DE&I initiatives in our communities and educational institutions.

Incorporation of DE&I Factors into Our Executive Compensation Program. In recognition of the importance of DE&I to the Company’s strategy and ability to deliver sustainable growth, beginning in 2021 the Compensation and Human Capital Committee considered the achievements of each Named Executive Officer (“NEO”) with respect to DE&I as part of its assessment of each NEO’s individual performance and approval of their short-term incentive (“STI”) awards. For more information, see the “Compensation Discussion and Analysis.”

Executive Compensation Program Overview

Executive Compensation Philosophy

The Compensation and Human Capital Committee has established an executive compensation program rooted in a pay-for-performance philosophy and guided by the following general principles and objectives:

•

Paying for performance: the majority of executive compensation is in the form of variable elements based on individual performance and Company performance results that drive increases in stockholder value;

•

Providing competitive Target Total Direct Compensation (“Target TDC”) opportunities (defined as base salary plus STI and long-term incentive (“LTI”) compensation opportunities): we aim to offer compensation that enables

2022 Proxy Statement  |  Brighthouse Financial

12	Proxy Summary

Brighthouse Financial to attract, motivate, and retain high-performing executives;
•

Aligning executives’ interests with stockholders’ interests: a majority of our CEO’s Target TDC and a significant portion of our other NEOs’ Target TDC is delivered in the form of stock-based incentives;

•	Encouraging long-term decision-making: our long-term incentive compensation program includes awards with multiyear, overlapping performance or restriction periods;
•

Avoiding problematic pay practices: we do not provide excessive perquisites, excessive change-of-control severance pay, or excise tax gross-ups, and we will not reprice stock options without stockholder approval; and

•	Reinforcing strong risk management: our compensation program is designed to avoid providing our executives with incentives to take excessive risks.

2021 Executive Compensation Program

The Compensation and Human Capital Committee considered stockholder feedback and the result of our 2020 Say-on-Pay vote in designing our 2021 executive compensation program. Our program is guided by our pay-for-performance philosophy and aligns our NEOs’ compensation opportunities with achievement of the Company’s short- and long-term business goals, as approved by the Board as part of its annual review of Brighthouse Financial’s strategy. Our 2021 executive compensation program remained largely consistent with our 2020 program. Changes to the program are described in the “Compensation Discussion and Analysis.”

Key Components of Our 2021 Executive Compensation Program

Base Salary	• Fixed compensation for service during the year.

Short-Term Incentive Awards

•  Annual cash award based on Company and individual performance.

•  Performance metrics measure our achievement of three strategically important corporate goals for the 2021 performance period (weighting):

•  Expense Target (40%) – aligns with our strategic goal of adopting and maintaining an operating model that reduces our run-rate expenses.

•  Sales (40%) – key driver of growth and franchise stability.

•  Normalized Statutory Earnings (20%) – important indicator of financial strength that is used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended.

•  DE&I achievements are factored into individual qualitative performance assessments.

Long-Term Incentive Awards

•  LTI vehicle mix is weighted more toward performance-based compensation – 70% Performance Share Units (“PSUs”) and 30% Restricted Stock Units (“RSUs”) for the CEO; 60% PSUs and 40% RSUs for our other NEOs.

•  PSU metrics measure our achievement of two strategic goals over the 2022-2024 performance period (weighting):

•  Statutory Expense Ratio (60%) – measures both expense management and sales growth, two of our key strategic drivers.

•  Net Cash Flow to the Holding Company (40%) – net capital distributions from Brighthouse Financial’s operating companies, which strengthens our holding company balance sheet and provides management with flexibility to deploy our capital for various purposes, including return of capital to stockholders.

Brighthouse Financial  |  2022 Proxy Statement

Proxy Summary	13

Executive Compensation Practices

We are committed to building a compensation program with strong governance features that reflect best practices in the market and are responsive to stockholder feedback. The table below provides a summary of our executive compensation governance practices.

What We Do	Pay-for-Performance. A substantial portion of our NEOs’ Target TDC is in the form of variable, at-risk elements that reward our executives only if we achieve performance goals that we believe are linked to long-term value creation.

Stock Ownership Guidelines. We have established stock ownership and retention guidelines that require our NEOs to maintain significant stock ownership, thereby aligning their interests with those of our stockholders.

Clawback Policy. We adopted a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements or certain misconduct.

Minimum Vesting Periods. Equity awards that are subject to achievement of performance goals or that vest based solely on continued service generally have three-year vesting periods (the latter at a rate not greater than one-third per year).

Stockholder Engagement. We actively engage with our stockholders on various topics, including our executive compensation program. We recognize the importance of our stockholders’ perspectives in the compensation-setting process and consider their feedback in the design of our compensation program.

Independent Compensation Consultant. Our Compensation and Human Capital Committee has retained Semler Brossy Consulting Group (“SBCG”) as its independent compensation consultant to advise it on our executive compensation program.

Double-Trigger Vesting of Equity Awards Upon a Change of Control. Outstanding awards that are substituted or assumed in a change of control only vest if the NEO is terminated or resigns with good reason.

What We Don’t Do	Gross-ups on Excise Taxes. We do not provide tax gross-up benefits in connection with payments upon a change of control.
Reprice Stock Options. Our equity incentive plans prohibit us from repricing stock options or stock appreciation rights without stockholder approval.
Excessive Perquisites. We provide limited perquisites to our executive officers.
Hedging and Pledging. Our insider trading policy prohibits all employees and Directors from engaging in hedging or pledging transactions in Brighthouse Financial securities.

2022 Proxy Statement  |  Brighthouse Financial

14	Proposal 1 – Election of Directors

Proposal 1

Election of nine (9) Directors to serve a one-year term ending at the 2023 Annual Meeting of Stockholders

Our Board has been carefully and thoughtfully built with a diverse mix of individuals who possess the necessary skills and experience to effectively oversee our business. The Board has nominated the following nine currently serving Directors for election at the Annual Meeting: Irene Chang Britt; C. Edward Chaplin; Stephen C. Hooley; Carol D. Juel; Eileen A. Mallesch; Diane E. Offereins; Patrick J. Shouvlin; Eric T. Steigerwalt; and Paul M. Wetzel.

Biographical information for each nominee, including a description of each Director’s skills and qualifications, follows this proposal. For information about our policies and practices related to our Board, see “Board and Corporate Governance Practices.” All nominees serving at the time of our 2021 annual meeting of stockholders attended that meeting.

If elected, all nominees will serve one-year terms that expire at the next annual meeting of stockholders. Unless otherwise instructed, the proxyholders will vote proxies “FOR” the nominees of the Board. Each nominee has consented to being named in this Proxy Statement and agreed to serve if elected. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, if any of the Board’s nominees is unable to serve as Director at any point prior to the Annual Meeting or any adjournment or postponement thereof, the Board may reduce the size of the Board or nominate another candidate for election. If the Board nominates a new candidate, unless otherwise provided, the form of proxy attached to this Proxy Statement permits the proxyholders to use their discretion to vote for that candidate.

The Board recommends that you vote “FOR” the election of each of the Director nominees.

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Proposal 1 – Election of Directors	15

The Board of Directors

Nominees for Election as Directors for Terms Expiring in 2023

Age: 59 Director since: 2017 Committees: • Compensation and Human Capital • Investment • Nominating and Corporate Governance (Chair)

Irene Chang Britt

Independent Director

Skills and Qualifications

Ms. Chang Britt is qualified to serve on our Board on the basis of her brand and marketing expertise, corporate governance expertise, and her experience leading multibillion-dollar divisions of Fortune 500 companies.

Career Highlights

•  Campbell Soup Company, a food and beverage company (2005 – 2015)

•  President, Pepperidge Farm Inc. and Senior Vice President, Global Baking and Snacking (2012 – 2015)

•  Global Chief Strategy Officer (2010 – 2012)

•  President, North America Foodservice; General Manager, Sauces and Beverages; and other senior positions in multiple brand divisions (2005 – 2010)

•  Kraft Foods and Kraft/Nabisco, a food and beverage company (1999 – 2005)

•  Kimberly-Clark, a consumer products company (1986 – 1999)

Other Public Company Directorships

•  Transformational CPG Acquisition Corp., a blank check company (2021 – present)

•  Victoria’s Secret & Co., a specialty retail company (2021 – present)

Past Public Company Directorships

•  Dunkin’ Brands Group, Inc. (2014 – 2020)

•  Tailored Brands, Inc. (2015 – 2020)

•  TerraVia Holdings, Inc. (2016 – 2018) (non-executive chairperson from 2017)

Other Experience and Service

•  National Association of Corporate Directors, (“NACD”) Board Leadership Fellow

•  Peloton Capital Management, Limited Partner and member of the Advisory Board

•  MikMak, Member, Board of Directors (2021 – present)

•  Center for Higher Ambition Leadership, Member, Board of Directors (2021 – present)

•  W.O.M.E.N. in America, Member, Board of Directors (2022 – present)

Education

•  BA, University of Toronto

•  MBA, Ivey Business School – Western University, University of Western Ontario

2022 Proxy Statement  |  Brighthouse Financial

16	Proposal 1 – Election of Directors

Age: 65 Director since: 2017 Committees: • Audit • Executive • Finance and Risk (Chair)

C. Edward (“Chuck”) Chaplin

Chairman of the Board

Independent Director

Skills and Qualifications

Mr. Chaplin is qualified to serve on our Board on the basis of his leadership skills, financial expertise, and deep experience in the insurance industry.

Career Highlights

•  MBIA, Inc., a provider of financial guarantee insurance (2006 – 2017)

•  President, Chief Financial Officer, and Chief Administrative Officer (2008 – 2016)

•  Vice President and Chief Financial Officer (2006 – 2008)

•  Prudential Financial, Inc., a global insurance and financial services firm (1983 – 2006)

•  Positions of increasing responsibility, culminating with Senior Vice President and Treasurer

Other Public Company Directorships

•  MGIC Investment Corp. (2014 – present)

Past Public Company Directorships

None

Other Experience and Service

•  Rutgers University Foundation, Vice Chair, Board of Directors

•  Executive Leadership Council, Member

Education

•  BA, Rutgers College

•  Master of City and Regional Planning, Harvard University

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Proposal 1 – Election of Directors	17

Age: 59 Director since: 2020 Committees: • Audit • Investment

Stephen C. (“Steve”) Hooley

Independent Director

Skills and Qualifications

Mr. Hooley is qualified to serve on our Board on the basis of his experience as a chief executive officer, expertise in technology and financial services, and public company board experience.

Career Highlights

•  DST Systems, Inc., a provider of information processing software and services (2009 – 2018)

•  Chairman, Chief Executive Officer and President (2014 – 2018)

•  President and Chief Executive Officer (2012 – 2014)

•  President, Chief Operating Officer (2009 – 2012)

•  State Street Corporation, a financial services company (1992 – 2009)

•  Various leadership positions, culminating as Chief Executive Officer and President, Boston Financial Data Services Corporation, a financial services company which was a joint venture between State Street Corporation and DST Systems (2004 – 2009)

Other Public Company Directorships

•  Q2 Holdings, Inc. (2020 – present)

•  Stericycle Inc. (2019 – present)

Past Public Company Directorships

•  Legg Mason Inc. (2019 – 2020)

•  DST Systems, Inc. (2012 – 2018)

Education

•  BS, Mechanical Engineering, Worcester Polytechnic Institute, USA

2022 Proxy Statement  |  Brighthouse Financial

18	Proposal 1 – Election of Directors

Age: 49 Director since: 2021 Committees: • Audit • Finance and Risk

Carol D. Juel

Independent Director

Skills and Qualifications

Ms. Juel is qualified to serve on our Board on the basis of her experience as a senior technology and operations executive with deep technology and financial services experience.

Career Highlights

•  Synchrony Financial, a financial services company (2014 – present)

•  Executive Vice President, Chief Technology and Operating Officer (2021 – present)

•  Executive Vice President, Chief Information Officer (2014 – 2021)

•  General Electric Company, a multinational conglomerate (2004 – 2014)

•  Chief Information Officer, GE Capital Retail Finance (2011 – 2014)

•  Vice President, Information Technology, GE Money (2004 – 2011)

•  Accenture, a professional services and consulting company (1995 – 2004)

•  Senior Manager, Financial Services

Other Public Company Directorships

None

Past Public Company Directorships

None

Other Experience and Service

•  Girls Who Code, Member, Board of Directors

Education

•  BA, College of the Holy Cross

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Proposal 1 – Election of Directors	19

Age: 66 Director since: 2018 Committees: • Compensation and Human Capital • Investment (Chair) • Nominating and Corporate Governance

Eileen A. Mallesch

Independent Director

Skills and Qualifications

Ms. Mallesch is qualified to serve on our Board on the basis of her financial expertise, experience in the insurance industry, and public company board experience.

Career Highlights

•  Nationwide Mutual Insurance Company, a U.S. insurance and financial services company (2005 – 2009)

•  Senior Vice President and Chief Financial Officer of property and casualty insurance business

•  General Electric, a multinational conglomerate (1998 – 2005)

•  Senior Vice President and Chief Financial Officer of Genworth Financial Life Insurance Company (2003 – 2005)

•  Vice President and Chief Financial Officer of GE Financial Employer Services Group (2000 – 2003)

•  Controller, GE Americom (1998 – 2000)

•  Asea Brown Boveri, Inc., a multinational power and automation technologies company (1993 – 1998)

•  International Business Area Controller, Energy Ventures

•  PepsiCo, Inc., a multinational food and beverage company (1988 – 1993)

•  Arthur Andersen, a professional services firm (1985 – 1988)

Other Public Company Directorships

•  Arch Capital Group Ltd. (2021 – present)

•  Fifth Third Bancorp (2016 – present)

Past Public Company Directorships

•  State Auto Financial Corporation (2010 – 2021)

•  Libbey Inc. (2016 – 2020)

•  Bob Evans Farms, Inc. (2008 – 2018)

Other Experience and Service

•  Certified Public Accountant (“CPA”)

•  American Institute of Certified Public Accounts (“AICPA”), Member

Education

•  BS, Accounting, City University of New York (CUNY)

2022 Proxy Statement  |  Brighthouse Financial

20	Proposal 1 – Election of Directors

Age: 64 Director since: 2017 Committees: • Compensation and Human Capital (Chair) • Finance and Risk • Nominating and Corporate Governance

Diane E. Offereins

Independent Director

Skills and Qualifications

Ms. Offereins is qualified to serve on our Board on the basis of her financial services industry experience and her information technology and cybersecurity expertise.

Career Highlights

•  Discover Financial Services, a direct banking and payment services company (1998 –present)

•  Executive Vice President and President, Payment Services (2010 – present)

•  Executive Vice President, Payment Services (2008 – 2010)

•  Executive Vice President and Chief Technology Officer (1998 – 2008)

Other Public Company Directorships

None

Past Public Company Directorships

•  West Corporation (2015 – 2017)

Other Experience and Service

•  The Chicago Network, Former Chair

•  Children’s Home + Aid, Member, Board of Trustees

Education

•  BBA, Loyola University, New Orleans

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Proposal 1 – Election of Directors	21

Age: 71 Director since: 2017 Committees: • Audit (Chair) • Executive • Investment

Patrick J. (“Pat”) Shouvlin

Independent Director

Skills and Qualifications

Mr. Shouvlin is qualified to serve on our Board on the basis of his extensive accounting and auditing experience, as well as his knowledge of the insurance industry.

Career Highlights

•  PricewaterhouseCoopers LLP (“PwC”), an accounting and professional services firm (1977 – 2012)

•  Global Engagement Partner for large, global insurance and financial services companies

•  U.S. Board of Partners, Finance Committee Chair (2005 – 2011)

•  Member of Governance Committee (2005 – 2011)

•  U.S. Insurance Group leader (1996 – 2003)

Other Public Company Directorships

None

Past Public Company Directorships

None

Other Experience and Service

•  Certified Public Accountant (“CPA”), retired

•  American Institute of Certified Public Accountants (“AICPA”), Member

•  L&F Holdings Limited and L&F Indemnity Limited (PwC’s global captive reinsurance companies) (2015 – present)

•  Member, Investment Advisory Committee (2019 – present)

•  Chairman, Board of Directors; Chair, Governance, Nominations and Remuneration Committee; and Member, Investment Advisory Committee (2015 – 2019)

•  Cunningham Lindsey, Member, Board of Directors and Chair, Audit Committee (2013 – 2018)

Education

•  BA, History, Denison University

•  MBA, Accounting and Finance, Wharton School of the University of Pennsylvania

2022 Proxy Statement  |  Brighthouse Financial

22	Proposal 1 – Election of Directors

Age: 60 Director since: 2016 Committees: • Executive (Chair)

Eric T. Steigerwalt

President and Chief Executive Officer

Skills and Qualifications

Mr. Steigerwalt is qualified to serve on our Board on the basis of his deep knowledge of our business, extensive experience in the insurance industry, leadership skills, and broad knowledge of corporate strategy, finance, and investments.

Career Highlights

•  Brighthouse Financial, Inc. (2016 – present)

•  President and Chief Executive Officer

•  MetLife, Inc., a global insurance and financial services company (1998 – 2017)

•  Executive Vice President, U.S. Retail (2012 – 2017)

•  Executive Vice President and Interim Chief Financial Officer (2011 – 2012)

•  Executive Vice President, Chief Financial Officer of U.S. Business (2010 – 2011)

•  Senior Vice President and Chief Financial Officer of U.S. Business (2009 – 2010)

•  Senior Vice President and Treasurer (2007 – 2009)

•  Senior Vice President and Chief Financial Officer of Individual Business (2003 – 2007)

•  Vice President, Financial Management (1998 – 2003)

•  AXA S.A., a financial services and insurance company (1993 – 1998)

Other Public Company Directorships

None

Past Public Company Directorships

None

Other Experience and Service

•  American Council of Life Insurers (2018 – 2021)

•  Member, Board of Directors

•  Member, Consumer and Tax Steering Committees

•  Wells Fargo Championship, Member, Board of Directors (2017 – present)

Education

•  BA, Drew University

Brighthouse Financial  |  2022 Proxy Statement

Proposal 1 – Election of Directors	23

Age: 62 Director since: 2017 Committees: • Compensation and Human Capital • Finance and Risk • Nominating and Corporate Governance

Paul M. Wetzel

Independent Director

Skills and Qualifications

Mr. Wetzel is qualified to serve on our Board on the basis of his extensive experience advising financial services firms and knowledge of investment banking and corporate strategy.

Career Highlights

•  Deutsche Bank Securities Inc., a subsidiary of global investment bank and financial services firm Deutsche Bank AG (“Deutsche Bank”) (2009 – 2016)

•  Chairman, Global Financial Institutions Group (2013 – 2016)

•  Head of the Japan Investment Banking Coverage and Advisory Group (2011 – 2013)

•  Other positions of increasing responsibility at Deutsche Bank or its subsidiaries

•  Merrill Lynch & Co., Inc., a global investment bank and financial services firm (1992 –2009)

•  Positions of increasing responsibility in investment banking with a focus on financial institutions

Other Public Company Directorships

None

Past Public Company Directorships

None

Other Experience and Service

•  Eleven Canterbury, Consultant (2021 – present)

•  Rockefeller Capital Management, Consultant (2018 – present)

•  National Association of Corporate Directors (“NACD”), Board Leadership Fellow

Education

•  BS, Business Administration, State University of New York at Buffalo

•  MBA, Finance and Accounting, University of Chicago Graduate School of Business

2022 Proxy Statement  |  Brighthouse Financial

24	Board and Corporate Governance Practices — Investor Stewardship Group Principles

Board and Corporate Governance Practices

We believe effective corporate governance policies and practices will help Brighthouse Financial deliver sustainable, long-term value for our stockholders.

These policies and practices are contained in our governance documents, including our Amended and Restated Certificate of Incorporation (the “Charter”), Amended and Restated Bylaws (the “Bylaws”), Corporate Governance Principles, and Committee charters. This section describes the key features of our Board practices and corporate governance program. The Board believes a balanced governance profile will help the Company deliver sustainable long-term value for our stockholders. The Board continually assesses our governance profile to ensure that it remains appropriate as we continue to evolve over time.

Investor Stewardship Group Principles

Brighthouse Financial’s practices align with the Investor Stewardship Group’s (“ISG”) corporate governance framework for U.S.-listed companies, as described below.

ISG Principle	Brighthouse Financial Practice

Principle 1: Boards are accountable to shareholders

•  All Directors are elected annually for one-year terms.

•  Our majority voting policy for Director elections requires Director nominees who do not receive a majority of the votes cast to tender their resignation.

•  The Company has not adopted a shareholder rights plan (“poison pill”).

•  The Chairman’s letter to stockholders provides our stockholders with insight into Board strategy and oversight objectives.

Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest	• We have one class of common stock, and all stockholders have one vote per Share.

Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives

•  Management and the Chairman invited stockholders representing approximately 60% of our Shares (at that time) to engage with us, meeting with stockholders representing 31% of our Shares (at that time) (see “Stockholder Engagement”).

•  Engagement topics included Brighthouse Financial’s strategy, sustainability program, human capital management, DE&I, response to the COVID-19 pandemic, Board composition, governance practices, and executive compensation program.

•  The Board considers stockholder feedback as part of its annual review of our governance and executive compensation policies and practices.

Principle 4: Boards should have a strong, independent leadership structure

•  Our Board is led by an independent Chairman, with robust and clearly defined duties and responsibilities (see “Board Leadership Structure”).

•  All Committees (other than the Executive Committee) are chaired by Independent Directors.

•  The Board evaluates and considers the appropriateness of its leadership structure as Brighthouse Financial evolves over time.

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Board and Corporate Governance Practices — Building Our Board of Directors	25

ISG Principle	Brighthouse Financial Practice

Principle 5: Boards should adopt structures and practices that enhance their effectiveness

•  Directors possess a deep and diverse set of skills and experience relevant to oversight of our strategy.

•  Eight of our nine currently serving Directors (all except our President and CEO) are independent.

•  Five of our eight currently serving Independent Directors are diverse, including four women and two Directors who are racially or ethnically diverse (one of whom is also a woman).

•  All Committees have written charters that set forth robust and clearly defined oversight responsibilities, and all (except for the Executive Committee) are composed solely of Independent Directors.

•  Our Board overboarding policy helps ensure that all Directors are able to commit the time necessary to meet their duties and responsibilities (see “– Building Our Board of Directors – Director Criteria and Nomination Process – Other Directorships”).

•  Proactive assessment of Director skills, mandatory retirement policy, and a commitment to Director refreshment to ensure that the Board meets the Company’s evolving oversight needs.

•  The Board conducts an annual self-assessment process that considers the effectiveness of the Board (collectively), each Committee, and each individual Director.

•  In 2021, each Director attended at least 75% of the meetings of the Board and the Committees on which he or she served.

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company

•  Our Say-on-Pay proposal received approximately 94% stockholder support in 2021.

•  The Compensation and Human Capital Committee annually reviews and approves our incentive program design, goals, and objectives for alignment with compensation and business strategies.

•  Our incentive compensation performance metrics are directly tied to, and derived from, our financial plan.

•  Our compensation program is rooted in a pay-for-performance philosophy that incentivizes and rewards our management for achievement of performance metrics that are aligned with key strategic goals (see “Compensation Discussion and Analysis”).

•  Short- and long-term incentive programs are designed to reward financial and operational performance that supports our strategic objectives.

Building Our Board of Directors

Our stockholders rely on the Board to oversee Brighthouse Financial on their behalf. The Board has adopted the following key policies and practices to guide it in building a skilled and well-qualified body that we believe is able to effectively fulfill its duties and responsibilities to our stockholders.

Director Criteria and Nomination Process

•

Board Membership Criteria – The Nominating and Corporate Governance Committee leads the search for, and recommends, candidates to serve on the Board based on their business and professional experience, judgment, diversity, age, skills, and background. All candidates must possess high integrity and be able to meet the demands of serving on our Board.

2022 Proxy Statement  |  Brighthouse Financial

26	Board and Corporate Governance Practices — Building Our Board of Directors

•

Director Qualifications – In seeking qualified director candidates, the Nominating and Corporate Governance Committee, in consultation with the Chairman, the CEO, and the other members of the Board, seeks individuals who possess the skills, experience, and background appropriate for overseeing the development and execution of Brighthouse Financial’s business strategies. The Board has identified the following qualifications, among others, in considering director candidates: financial services or insurance industry experience; senior management leadership experience; accounting and financial literacy; information technology and cybersecurity expertise; brand management and marketing experience; public company board experience; risk management expertise, including in the areas of market, liquidity, and cybersecurity risk; investments expertise, including oversight of strategic asset allocation and portfolio construction; experience in human capital management and compensation; legal and regulatory expertise; commitment to Brighthouse Financial’s values; and diversity, including gender and racial or ethnic diversity.

•

Director Independence – At least a majority of the Board must be Directors who satisfy applicable independence standards. To determine independence, the Nominating and Corporate Governance Committee and the Board consider independence requirements under Nasdaq listing rules, applicable rules promulgated by the U.S. Securities and Exchange Commission (“SEC”), as well as other factors that contribute to effective oversight and decision-making by the Board.

•

Other Directorships – Directors must confirm the absence of, or disclose, any material actual or potential conflict of interest and receive the consent of the Chair of the Nominating and Corporate Governance Committee before accepting an invitation to serve on the board or committee of another public company. Directors are also required to inform the Chair of the Nominating and Corporate Governance Committee before joining the board of a private, non-profit, or other type of organization. To ensure that Directors have requisite time to devote sufficient attention to their duties and responsibilities, the Board believes that: (1) Directors should not serve on more than three other public company boards; (2) Independent Directors who serve as chief executive officer of another public company and also serve on that company’s board of directors should not serve on any additional public company board other than our Board; and (3) Directors who serve on more than three public company audit committees should not serve on our Audit Committee if their ability to effectively serve on our Audit Committee is impaired, as determined by the Chair of the Nominating and Corporate Governance Committee and the Board.

•

Director Nomination Process – Nominations for election as a Director at our annual meetings may be made by our Board in the Company’s notice of meeting or any supplement thereto, or by a stockholder or stockholders in compliance with the stockholder nomination requirements set forth in our Bylaws. Our Board nominates Director nominees upon the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board may identify potential nominees through a variety of means, including recommendations and referrals from current Directors, management, and stockholders. The Nominating and Corporate Governance Committee also uses professional search firms to help identify and assess potential nominees. In recommending candidates for nomination by the Board, the Nominating and Corporate Governance Committee takes into consideration the candidate’s skills and qualifications, the Nasdaq listing requirements, the ability of candidates to enhance the diversity of our Board as a whole, and any other criteria the Board may establish from time to time. The Nominating and Governance Committee will consider candidates recommended by stockholders, and our stockholders may bring Director nominations before an annual meeting of our stockholders by following the procedures described in our Bylaws. For more information on how and when to submit a nomination for future annual meetings, see “Other stockholder proposals and director nominations.”

Board Composition, Refreshment, and Ongoing Education

•

Board Diversity – The Board believes a diverse board is better able to effectively oversee the Company’s management and strategy and better position Brighthouse Financial to deliver long-term value for our stockholders. The Board seeks Directors who possess a broad range of skills, experience, and perspectives, and who contribute to the gender and racial or ethnic diversity of our Board. While the Company does not have a formal Board diversity policy, our Corporate Governance Principles place an emphasis on diversity. The Nominating and Corporate Governance Committee and the Board consider diversity when recruiting and nominating directors for election and

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Board and Corporate Governance Practices — Board Leadership Structure	27

when assessing the effectiveness of the Board. We believe the current composition of the Board reflects those efforts and the importance of diversity to the Board.

•

Board Refreshment – The Board recognizes it must refresh its composition to address Brighthouse Financial’s oversight needs as the Company evolves over time. The Nominating and Corporate Governance Committee and Board annually review the skills and experience the Board needs to best oversee Brighthouse Financial’s strategy. The Nominating and Corporate Governance Committee leads a Director self-evaluation process in which each Director ranks his or her expertise and experience in a number of key skill areas that are relevant to service on our Board. The Nominating and Corporate Governance Committee considers the Directors’ self-evaluations in analyzing the aggregate representation of skills on the Board. We added two new Directors in 2018, one new Director in 2020, and one new Director in 2021. In accordance with our mandatory retirement policy, one Director retired from the Board as of the 2020 annual meeting.

•

Assessing the Board’s Performance – The Board views its annual self-assessment as an important tool for candid evaluation of its composition, performance, and proper functioning, as well as an important component of our Board refreshment strategy. The Nominating and Corporate Governance Committee oversees the assessment process, including the topics and areas to be addressed during the assessment. For 2021, each Director completed assessments of the Board’s and each Committee’s effectiveness, including with respect to Board and Committee composition; the quality of meeting materials and discussions during Board and Committee meetings; appropriateness of meeting agenda topics; the Board’s performance in the COVID-19 pandemic; and interactions with management. Each Director also provided feedback on the other Directors. The Nominating and Corporate Governance Committee reviewed and reported the results of the assessments to the full Board and to management. The Board continues to address any issues and implement constructive suggestions raised in the self-assessments to further enhance its effectiveness.

•

Mandatory Retirement Age – Our Corporate Governance Principles state that Directors may not stand for reelection or be appointed to the Board after reaching the age of 72. The Board may approve exceptions to this policy. We have not adopted term limits for our Directors.

•

Director Orientation and Continuing Education – The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new Directors with an orientation program when they join the Board. The orientation consists of presentations by our senior management to familiarize the Directors with our business, operations, financial condition, risk management, and governance, as well as Directors’ legal duties and requirements. We also encourage, and will provide funding for, both new and longer-serving Directors to attend continuing education programs delivered by third parties to develop and enhance their skills and knowledge. We also incorporate continuing education into our regular Board and Committee meetings from time to time.

•

Attendance at Meetings – Directors are expected to regularly attend meetings of the Board and the Committees of which they are members, and to spend the time needed outside of meetings to keep themselves informed about Brighthouse Financial’s business and operations. In 2021, the Board held six meetings and the Committees held a total of 35 meetings. Each Director attended at least 75% of the meetings of the Board and the Committees on which he or she served.

Board Leadership Structure

The Board has determined that having an independent Chairman leading the Board is the best board leadership structure for Brighthouse Financial at this time. This structure enhances the Board’s ability to exercise independent oversight of Brighthouse Financial’s management on behalf of its stockholders. Separating the roles of the Chairman and the CEO allows each to focus on their respective duties.

The Board has elected Mr. Chaplin to serve as Chairman on the basis of his independence from management; experience as president, chief financial officer, and chief administrative officer of a major financial services company; experience as a director of a public company; leadership skills; and ability to devote the time and effort to effectively oversee Brighthouse Financial.

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28	Board and Corporate Governance Practices — Director Independence; Executive Sessions

Mr. Steigerwalt, Brighthouse Financial’s President and CEO, also serves as a Director. Mr. Steigerwalt works closely with the Chairman to help focus the Board on matters of strategic importance for Brighthouse Financial.

The Board believes it is important to retain its flexibility to allocate the responsibilities of the Chairman and will continue to evaluate the best leadership structure for Brighthouse Financial as it evolves.

Our Chairman’s duties and responsibilities focus on promoting sound corporate governance practices, fostering a culture of effective oversight on behalf of our stockholders, and overseeing management’s development and execution of the Company’s business strategies. These duties include:

•	providing thought leadership for the Board through understanding the views of our Directors, stockholders, and management;
•	representing the Board in engagements with our stockholders;
•	setting the agenda for Board meetings with input from the CEO;
•	presiding over Board meetings and executive sessions of the Independent Directors;
•	promoting effective communication and serving as the primary conduit among the Board as well as the CEO and other members of management;
•	setting the tone of Board discussions to promote a Board culture of the highest level of integrity, active engagement, open communication, constructive debate, and effective decision making;
•	establishing a close relationship of trust with the CEO by providing support and advice while respecting the executive responsibility of the CEO;
•	consulting with the Compensation and Human Capital Committee in its oversight of CEO and management succession planning; and
•

together with the Chair of the Nominating and Corporate Governance Committee, reviewing Committee and Committee chair assignments, leading recruitment of Director candidates, and overseeing annual evaluations for the Board and its Committees.

Director Independence

Our Board annually considers whether our Directors are independent in accordance with applicable Nasdaq and SEC rules. An “Independent Director” is a Director whom the Board has affirmatively determined (i) is independent of management and free from any material relationship with the Company and its subsidiaries (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company or its subsidiaries) that would interfere with the exercise of the Director’s independent judgment as a member of the Board and (ii) meets the independence standards for directors set forth in the Nasdaq listing standards and applicable SEC rules. Our Board has determined that all our Directors, except for Mr. Steigerwalt, our President and CEO, are Independent Directors. In making this determination, the Board considers relevant information provided by the Directors about their and their family members’ business and professional relationships with Brighthouse Financial and with entities that have business interactions with Brighthouse Financial.

Executive Sessions

As part of our Board meetings, the Independent Directors meet regularly (and at least twice annually) in executive session without management present. The Chairman presides over these executive sessions. In addition, each Committee typically holds an executive session as part of its regular meeting, which is presided over by the Committee Chair.

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Board and Corporate Governance Practices — Stockholder Engagement	29

Stockholder Engagement

Management has worked with our Board, and our Nominating and Corporate Governance Committee in particular, to develop a robust and proactive stockholder engagement program. Our Chairman is available to engage with stockholders and has met with several stockholders in recent years. In our engagements, we aim to foster constructive dialogue in which we communicate the perspectives of management and the Board on the issues that are important to our stockholders and solicit our stockholders’ insights and feedback, which the Board considers in developing our governance and compensation practices. Our stockholder engagement program comprises a year-round cycle of communication, feedback, and action, which is described in the following diagram.

Stage 1 Assessment and Engagement Planning

•  Our Board and Committees review the outcome of votes on proposals during our annual meeting, as well as feedback received from our stockholders.

•  Our Board and Committees review governance and compensation trends at peer and other comparable companies.

•  The Board and Committees discuss our stockholder engagement plan, including topics for discussion and areas for stockholder feedback.

Stage 2 Engagement

•  We invite stockholders and proxy advisory firms to engage with us and with our Chairman.

•  During our meetings, we discuss and solicit feedback on our strategy, governance, executive compensation, sustainability program, and other areas of importance to our stockholders.

Stage 3 Review Feedback and Take Action

•  The Board and Committees consider stockholder feedback as part of their annual review of our governance and compensation policies and practices, as well as their oversight of our strategy, sustainability program, and other areas that are important to our stockholders. Potential changes are discussed and may be implemented.

•  We aim to enhance our sustainability disclosures to communicate our activities in areas that are most significant to our Company and to address stockholder feedback.

Stage 4 Proxy Statement and Annual Meeting	• We draft our proxy statement to disclose and communicate our governance and compensation practices, elect Directors, and seek stockholder approval of certain matters.

2021-2022 Engagement – During the fourth quarter of 2021 and the first quarter of 2022, we invited 28 of our stockholders, representing approximately 60% of our Shares (at that time), to engage with us, and met with seven of those stockholders, representing approximately 31% of our Shares (at that time). We also met with Glass Lewis and Institutional Shareholder Services, Inc., two major proxy advisory firms. In each engagement, we discussed and solicited feedback on our strategy, response to the COVID-19 pandemic, Board composition, governance practices, and executive compensation program. We also discussed our sustainability journey, including how we are assessing the areas that are most significant to our Company and our plans to enhance our sustainability disclosures, particularly in the areas of human capital management and DE&I.

The following table highlights feedback we received from our stockholders, which our Corporate Secretary and other members of management discussed with the Board, the Nominating and Corporate Governance Committee, and the Compensation and Human Capital Committee, and how we have addressed it (for a detailed discussion of stockholder

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30	Board and Corporate Governance Practices — Stockholder Engagement

feedback regarding our executive compensation program, see “Compensation Discussion and Analysis – Section 4 – 2020 Compensation Program Overview”).

Topic	What we heard	What we’re doing
Sustainability and ESG

•  Brighthouse Financial has made meaningful progress on its sustainability journey, including substantive disclosures in important areas.

•  Brighthouse Financial should continue to enhance its sustainability program and enhance disclosures in areas that are most significant to the Company and in line with stakeholder expectations, particularly in the areas of human capital management, DE&I, and climate risk.

•  We have enhanced our disclosures relating to human capital management, DE&I, and climate risk in our 2021 Annual Report and on our Corporate Responsibility website located at www.brighthousefinancial.com/about-us/corporate-responsibility.

•  Our inaugural corporate sustainability report, which we plan to publish by the third quarter of 2022, will include more comprehensive information about our sustainability program and will be aligned with SASB and TCFD frameworks (see “Proxy Summary – Our Sustainability Journey”).

Board Composition

•  Our Board composition reflects our strong focus on diversity, including an appropriate mix of skills, experiences, backgrounds, and demographic diversity traits, which support generating diversity of thought.

•  Our Directors do not appear to have excessive commitments that may impact their ability to focus on Brighthouse Financial.

•  We continue to recruit Directors whose skills align with Brighthouse Financial’s strategy and who add to the overall diversity of our Board (see “– Building Our Board of Directors”).

•  We actively monitor our Directors’ commitments to ensure they can exercise appropriate oversight of the Company.

Governance

•  Brighthouse Financial has a reasonable and balanced governance profile, given its position as a recently independent, public company.

•  Brighthouse Financial should regularly assess its governance practices to ensure that they remain appropriate over time.

• Our Board regularly reviews our governance practices and considers whether to adopt any changes. • See also “2021 Vote Results and Our Response” below.
Virtual Stockholder Meetings	• Brighthouse Financial should continue to conduct virtual annual stockholder meetings in a way that ensures stockholders’ ability to participate fully.	• At our Annual Meeting, we will continue our practices that protect stockholders’ ability to participate (see “The Annual Meeting, Voting and Other Information – Attending the Annual Meeting”).

2021 Vote Results and Our Response. While all of our Directors continued to receive strong support, support for our Directors serving on the Nominating and Corporate Governance Committee (78% on average) lagged the level of support received for our other Directors (96% on average). We believe this lower level of support to be due to our supermajority voting provisions that require 66 2⁄3% of outstanding Shares to amend certain sections of our Charter and Bylaws. This type of provision is common for newly public companies. The Nominating and Corporate Governance Committee has assessed the appropriateness of these provisions for the Company, along with other corporate governance provisions, as part of its annual review of our governance profile. In performing its assessment, the Nominating and Corporate Governance Committee was advised by internal and external counsel. The Nominating

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Board and Corporate Governance Practices — Succession Planning and Talent Management; Risk Oversight	31

and Corporate Governance Committee considered, among other factors, the views of its stockholders, the totality of our governance practices, and market conditions. Following a comprehensive review, the Nominating and Corporate Governance Committee determined that it is in the best interests of the Company to maintain the supermajority voting provisions and recommended the same to the Board. The Board affirmed the Nominating and Corporate Governance Committee’s determination and agreed to maintain the supermajority voting provisions. The Nominating and Corporate Governance Committee and the Board will continue to engage with our stockholders and consider their feedback in their regular assessment of our governance practices.

Succession Planning and Talent Management

Succession planning and oversight of our talent management practices, including our actions to advance diversity at all levels of the organization, are central to the Board’s responsibilities. The Compensation and Human Capital Committee oversees the Company’s succession plans for the CEO and other members of senior management, including management’s development of a strong, diverse pipeline of potential successors for leadership positions. The full Board discusses, at least annually, the Company’s succession plans for the CEO and other key executives, including identifying potential candidates to succeed the CEO, both in cases of orderly succession and in the event of an emergency or unexpected departure. To support talent development and allow the Board to meet and assess potential successors, non-executive officers and mid-level management regularly participate and make presentations in Board and Committee meetings. The Board also meets in executive session to discuss whether the Company has the managerial talent to replace current executives should the need arise.

Risk Oversight

We believe effective risk oversight is fundamental to our strategy to deliver sustainable, long-term value to our stockholders. Our Board, with the assistance of the Committees, oversees the development and execution of our business strategies to help ensure that risks are appropriately assessed and mitigated, and that our business plans align with our risk appetite. The Board and the Committees review and approve our risk appetite statement, review our significant risk policies, and regularly discuss with management our performance against risk targets and limits.

The Board and Committees share oversight of certain risks, including the following:

•

Strategic Risk – in connection with its annual review of our strategy and ongoing oversight of our performance against such strategy, the Board oversees the management of strategic risks. In its discussions with the Board, senior management, including the CEO, Chief Financial Officer (“CFO”), Chief Investment Officer, Chief Risk Officer (“CRO”), and Chief Distribution and Marketing Officer, reviews the key risks relating to the execution of our strategy and describes management’s activities to identify, assess, and mitigate such risks.

•

Enterprise Risk – in connection with each regular meeting of the Board and the Committees, the CRO prepares an enterprise risk report that communicates our risk profile and our performance against targets and limits in key risk areas, including macro, credit, market, liquidity, operational, model, information technology and cybersecurity, third-party, and emerging risks. The CRO, or the CRO’s designee, also periodically reports to the Board on key risks and to the Committees on risk topics within the scope of the Committees’ respective responsibilities.

•

Cybersecurity Risk – the Audit Committee is primarily responsible for overseeing information technology and cybersecurity risks (as part of its oversight of operational risk), and the Board also continues to be actively engaged with respect to these risks. The Audit Committee and the Board regularly meet with our Chief Technology Officer (“CTO”) and Chief Information Security Officer (“CISO”) to review our information technology and cybersecurity risk profile and to discuss our activities to manage those risks. Our CTO has overall responsibility for our information technology program, which includes the cybersecurity program. Our CISO is directly responsible for the Company’s cybersecurity program, which is designed to protect and preserve the integrity, confidentiality, and continued availability of the information owned by, or in the care of, the Company. The Company’s cybersecurity program also establishes procedures that are designed to enable us to effectively identify, evaluate, and respond to events that have the potential to negatively impact our operations. In addition, our Chief Compliance Officer regularly reports to

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32	Board and Corporate Governance Practices — Information About Our Board Committees

the Audit Committee and the Board regarding the Company’s compliance with applicable regulations relating to information technology and cybersecurity.
•

Human Capital Management – the Board recognizes the importance of maintaining a highly skilled and engaged workforce, guided by a strong corporate culture and set of values. As described in its charter, the Compensation and Human Capital Committee has broad oversight of the Company’s human capital matters, including DE&I, pay equity, leadership development, culture, and succession planning. At least annually, the Board discusses human capital issues with our Human Resources organization, including succession planning for the CEO and certain executive positions, and key human capital metrics. The Board and Committees discuss with management its activities to attract, motivate, and retain high-performing employees. The Board and Committees also assess employee engagement, turnover, and workloads to help ensure that the Company has adequate resources to execute its strategy.

•

Climate Risk – the Board recognizes that climate risk could pose a systemic risk to the financial system and could have direct and indirect impacts on our Company. In addition to the Finance and Risk Committee’s oversight of climate risk, the Investment Committee oversees climate risk related to our investment portfolio.

The Board has delegated oversight of certain risk areas to the Committees, as follows:

•

Audit Committee – risks relating to financial statements, financial systems, financial reporting processes, internal control over financial reporting, compliance, and auditing; operational risks, including third-party risk management, cybersecurity, and information technology risk; legal risk; regulatory compliance risk; and risks relating to Brighthouse Financial’s public disclosures.

•

Compensation and Human Capital Committee – broad oversight of human capital management matters, including the design and operation of Brighthouse Financial’s compensation arrangements to confirm that incentive compensation does not encourage unnecessary risk taking, as well as the relationship between risk management policies and practices, corporate strategy, and the compensation of senior executives.

•

Finance and Risk Committee – broad oversight of capital and risk management, including regular review of the CRO’s report on Brighthouse Financial’s risk profile, which includes macro risk, credit risk, market risk, liquidity risk, operational risk, model risk, information technology and cybersecurity risk, third-party risk, and emerging risks; climate risk; approval of Brighthouse Financial’s risk appetite statement; and coordination with the Compensation and Human Capital Committee Chair to oversee compensation-related risk matters.

•

Investment Committee – risks associated with our investment portfolio, including credit risk, portfolio allocation and diversification risk, counterparty risk, and ESG and climate risk, as well as risks associated with our investments operating model and the selection and monitoring of our external asset managers.

•

Nominating and Corporate Governance Committee – risks relating to Brighthouse Financial’s governance, our sustainability program (including environmental stewardship and corporate social responsibility), related person transaction policy, government relations, and the development and implementation of Brighthouse Financial’s codes of conduct.

Information About Our Board Committees

The Board has established six standing Committees to assist it in carrying out its duties: Audit; Compensation and Human Capital; Executive; Finance and Risk; Investment; and Nominating and Corporate Governance. Each Committee has a Board-approved, written charter that describes such Committee’s roles and responsibilities. Copies of the charters of the Audit, Compensation and Human Capital, and Nominating and Corporate Governance Committees are posted on Brighthouse Financial’s website at http://investor.brighthousefinancial.com/corporate-governance/governance-overview. The Audit, Compensation and Human Capital, and Nominating and Corporate Governance Committees all comply with applicable of SEC and Nasdaq requirements, and are chaired by, and consist solely of, Independent Directors. The Committee Chairs approve the meeting agendas for their respective Committees.

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Each Committee regularly reports on the matters discussed during its meetings to the full Board and presents recommendations on actions requiring Board approval. On an annual basis, each Committee conducts an evaluation of its performance and reviews the adequacy of, and proposes changes to, its charter for Board approval. Each Committee has full authority to retain, at Brighthouse Financial’s expense, independent advisors or consultants.

Additional information about our Committees follows, including their composition, the number of meetings they held in 2021, and their primary roles and responsibilities.

Committee	Members in 2021	Description

Audit Committee (1) Meetings held in 2021: 10	Pat Shouvlin (Chair) Chuck Chaplin Steve Hooley Carol Juel (4)	The Audit Committee oversees the Company’s accounting and financial reporting processes; internal control over financial reporting and disclosure and controls procedures; and the work of internal audit and the independent auditor, including their respective audit plans and results. The Audit Committee also oversees the engagement and continued independence of the Company’s independent auditor, assesses its performance, and approves its compensation. The Audit Committee oversees our legal and regulatory compliance processes and programs; information technology, data privacy, and cybersecurity; and issues relating to the integrity of management and compliance with the Company’s codes of conduct.

Compensation and Human Capital Committee (2) Meetings held in 2021: 7	Diane Offereins (Chair) Irene Chang Britt Eileen Mallesch Paul Wetzel	The Compensation and Human Capital Committee oversees the Company’s compensation and benefits policies and programs for our executives, including equity and non-equity incentive compensation plans and arrangements, awards under such plans, severance benefits, stock ownership guidelines, and hedging, pledging, and clawback policies. The Compensation and Human Capital Committee also oversees human capital matters, including pay equity; DE&I; leadership development; culture; and succession planning for the CEO and other executives. For additional information on the responsibilities and activities of the Compensation and Human Capital Committee, including the Committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis.”

Executive Committee Meetings held in 2021: None	Eric Steigerwalt (Chair) Chuck Chaplin Pat Shouvlin	The Executive Committee acts on behalf of the entire Board with respect to certain exigent matters between meetings of the Board.

Finance and Risk Committee (3) Meetings held in 2021: 7	Chuck Chaplin (Chair) Carol Juel (4) Diane Offereins Paul Wetzel	The Finance and Risk Committee oversees Brighthouse Financial’s financial plan, policies, and strategies (including capital and liquidity management strategies, the capitalization of Brighthouse Financial and its subsidiaries, and our hedging strategy) and measures Brighthouse Financial’s performance against its business and financial plans. The Finance and Risk Committee oversees and approves actions and policies relating to equity and debt issuances, share repurchase programs, dividends, and mergers and acquisitions.

Investment Committee (3) Meetings held in 2021: 5	Eileen Mallesch (Chair) Irene Chang Britt Steve Hooley Pat Shouvlin	The Investment Committee oversees, on a consolidated basis, the activities and performance of Brighthouse Financial and its subsidiaries’ general accounts and consolidated separate accounts. The Investment Committee also oversees the enterprise investment strategy, including the review and approval of Enterprise Investment Authorities (“EIAs”) relating to our general accounts and consolidated separate accounts, and the compliance of our investments with our EIAs. In addition, the Investment Committee also oversees the execution of our investments operating model, which includes oversight of our engagement of external asset managers.

Nominating and Corporate Governance Committee (3) Meetings held in 2021: 6	Irene Chang Britt (Chair) Eileen Mallesch Diane Offereins Paul Wetzel	The Nominating and Corporate Governance Committee oversees Brighthouse Financial’s corporate governance policies and practices, including the Board and Committees’ structure and composition, recruitment and recommendation of Director nominees, Committee assignments, and determinations of Director independence. The Nominating and Corporate Governance Committee develops and oversees the annual self-evaluations for the Board and Committees, as well as the Director orientation process and continuing education programs. The Nominating and Corporate Governance Committee also oversees Brighthouse Financial’s codes of conduct, related person transaction policy (coordinating with the Audit Committee where appropriate), our government relations activities, and our sustainability program, including our activities related to environmental stewardship and corporate social responsibility.

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34	Board and Corporate Governance Practices — Director Compensation

(1)

All Audit Committee members are independent under applicable SEC and Nasdaq rules and are “financially literate.” The Board has determined that Pat Shouvlin, the Committee’s Chair, and Chuck Chaplin each qualifies as an “audit committee financial expert” under applicable SEC rules.

(2)

All Compensation and Human Capital Committee members are independent under applicable SEC and Nasdaq rules and are “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3)	All Finance and Risk Committee, Investment Committee, and Nominating and Corporate Governance Committee members are independent under applicable SEC and Nasdaq rules.

(4)	Carol Juel was elected to the Board on November 1, 2021, and assigned to the Audit Committee and the Finance and Risk Committee.

Director Compensation

Our director compensation program is designed in a manner intended to fairly compensate our non-management Directors for their work as members of the Board and to align their interests with those of our stockholders by delivering half of the annual retainer in the form of equity-based awards. In designing the Director compensation program, compensation was targeted at the median of the same comparator group we used for our NEOs (see “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program – Role of the Compensation Committee and Others in Determining Compensation – Establishing a Compensation Comparator Group”). The Nominating and Corporate Governance Committee regularly reviews director compensation and recommends changes to the Board as necessary. In June 2021, on the recommendation of the Nominating and Corporate Governance Committee, the Board approved certain adjustments to the director compensation program (adjustments to cash payments were effective as of the third quarter of 2021; adjustments to equity awards were effective as of the 2021 annual meeting). The following table sets forth the compensation program for our non-management Directors.

	1Q and 2Q 2021		3Q and 4Q 2021

Description	Amount	Form	Amount	Form

Pay for Board Service

Annual retainer	$240,000	50% cash and 50% equity	$285,000	$120,000 cash and $165,000 equity

Additional Pay for Service as Chairman or Committee Chair

Chairman of the Board	$200,000	50% cash and 50% equity	$200,000	50% cash and 50% equity

Audit Committee Chair	$ 22,500	100% cash	$ 35,000	100% cash

Other Committee Chairs (Compensation and Human Capital; Nominating and Corporate Governance; Finance and Risk; Investment)	$ 17,500	100% cash	$ 22,000	100% cash

Annual Equity Awards

The Board approved annual RSU awards as part of our director compensation program. Annual awards to non-management Directors generally vest on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders. The number of RSUs to be granted to each non-management Director is determined by dividing the intended value of the equity award by the closing price of the Company’s common stock on the grant date, rounded down to the nearest whole number of RSUs. The RSU grants are made pursuant to the Brighthouse Financial, Inc. 2017 Non-Management Director Stock Compensation Plan (the “Director Plan”), which was approved by stockholders at the 2018 Annual Meeting.

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Board and Corporate Governance Practices — 2021 Director Compensation Table	35

Compensation paid to our non-management Directors in 2021 is presented in the following table.

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total

Irene Chang Britt	$139,750	$164,989	$304,739

Chuck Chaplin	$239,750	$264,986	$504,736

Steve Hooley	$120,000	$164,989	$284,989

Carol Juel	$ 30,000	$ 96,248	$126,248

Eileen Mallesch	$139,750	$164,989	$304,739

Meg McCarthy (3)	$ 60,000	$ 0	$ 60,000

Diane Offereins	$139,750	$164,989	$304,739

Pat Shouvlin	$148,750	$164,989	$313,739

Paul Wetzel	$120,000	$164,989	$284,989

(1)

Fees Earned or Paid in Cash. Each non-management Director is entitled to receive an annual cash retainer of $120,000, or a prorated amount for a shorter period of service. We provide additional retainers to the Chairman and to each Director who serves as the Chair of a standing Committee, the amounts of which are set forth above under the heading “Director Compensation.” All cash retainers are paid in quarterly installments, unless deferred. Following Ms. Juel’s election to the Board on November 1, 2021, she received a prorated portion of the annual cash retainer.

(2)

Stock Awards. As part of their annual retainers for 2021, each non-management Director (other than Ms. Juel) was granted an equity award of 3,615 RSUs on June 10, 2021, with an aggregate grant date fair value equal to $164,989. Following Ms. Juel’s election to the Board on November 1, 2021, she received a prorated portion of the annual equity award of 1,791 RSUs, with an aggregate grant date fair value equal to $96,248. For his service as Chairman, Mr. Chaplin was granted an additional equity award of 2,191 RSUs on June 10, 2021, with an aggregate grant date fair value equal to $99,997. The Directors’ awards will vest on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders. Amounts in this column represent the aggregate grant date fair value of each applicable award of RSUs, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of Share awards, see Note 10 of the Notes to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2021 (“2021 Form 10-K”). As of December 31, 2021, the Directors listed in the above table held the following number of outstanding, unvested RSUs: Britt (3,615); Chaplin (5,806); Hooley (3,615); Juel (1,791); Mallesch (3,615); Offereins (3,615); Shouvlin (3,615); and Wetzel (3,615).

(3)	Ms. McCarthy served as a Director until June 10, 2021.

Deferred Compensation Plan

The Board adopted the Brighthouse Services, LLC Deferred Compensation Plan for Non-Management Directors (the “Director Deferred Compensation Plan”), effective December 1, 2019. The purpose of the Director Deferred Compensation Plan is to provide Directors with the opportunity to defer receipt of all or a portion of their cash or equity compensation to a later date, at which time payment of the compensation will be made after adjustment for the simulated investment experience of such compensation. Directors were able to make their initial deferral elections in 2019 with respect to compensation earned in 2020 and later years. Some Non-Management Directors have chosen to defer the receipt of all or part of their annual retainer fees under the Director Deferred Compensation Plan.

2022 Proxy Statement  |  Brighthouse Financial

36	Board and Corporate Governance Practices — Director Stock Ownership Guidelines; Compensation Committee Interlocks and Insider Participation; Codes of Conduct

Director Stock Ownership Guidelines

In February 2018, the Board, on the recommendation of the Nominating and Corporate Governance Committee, established stock ownership and retention guidelines for Independent Directors. Pursuant to these guidelines, each Independent Director is expected to acquire a number of Shares equal to at least four times the equity portion of the Director’s annual retainer. For Mr. Chaplin this includes the portion of his annual retainer for service as Chairman that is paid in the form of RSUs. Directors are expected to achieve the applicable ownership level within five years from the later of the date the guidelines became effective (January 1, 2018) or the date the Director commences service. For Directors who have elected to participate in the Director Deferred Compensation Plan, deferred Shares count toward the applicable ownership level. Directors are required to retain at least 50% of the net shares acquired upon vesting of equity awards until the ownership guidelines are satisfied. All Directors are currently in compliance with the Company’s stock ownership and retention guidelines, and as of the Record Date no Director has sold any vested equity.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships between any member of our Compensation and Human Capital Committee and any of our executive officers that require disclosure under applicable rules.

Codes of Conduct

Brighthouse Financial’s strength depends on the trust of our employees, distribution partners, customers, and stockholders. We strive to adhere to the highest standards of business conduct at all times, and put honesty, fairness, and trustworthiness at the center of all that we do. We have adopted three codes of conduct that reflect these values and enshrine them in our corporate culture: the Code of Conduct for Financial Management, which is a “code of ethics” (as defined under SEC rules) that applies to Brighthouse Financial’s CEO, CFO, Chief Accounting Officer, Chief Auditor, Corporate Controller, and all other Brighthouse Financial employees who perform similar functions or who may obtain access to any financial records covered by the Code of Conduct for Financial Management; the Code of Conduct for Employees, which applies to all Brighthouse Financial officers and employees; and the Code of Conduct for Directors, which applies to members of the Board. Current versions of these codes of conduct are available on Brighthouse Financial’s website at http://investor.brighthousefinancial.com/corporate-governance/governance-overview.

Brighthouse Financial  |  2022 Proxy Statement

Proposal 2 – Ratification of the appointment of independent registered public accounting firm	37

Proposal 2

Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2022

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm (“independent auditor”). To execute this responsibility, the Audit Committee annually evaluates the independent auditor’s qualifications, performance, and independence. In considering the appointment of the independent auditor, the Audit Committee annually evaluates the independent auditor’s performance relative to various qualifications, including (i) the quality of services and sufficiency of resources provided by the independent auditor firm and engagement team, (ii) communication and interaction with the independent auditor, and (iii) the independent auditor’s independence, objectivity, and professional skepticism.

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditor for the fiscal year ending December 31, 2022. Deloitte’s background knowledge of Brighthouse Financial and its subsidiaries, combined with its industry expertise, has enabled it to carry out its audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of Deloitte as the Company’s independent auditor is in the best interest of the Company and its stockholders.

In addition, the Audit Committee is involved in the selection of the lead audit partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service (in accordance with SEC rules). In 2022, pursuant to the mandated rotation, a new lead engagement partner assumed responsibilities with respect to the Company’s financial statements and other services provided to the Company, and he is eligible to serve in that capacity through the end of the 2026 audit. The prior lead Deloitte partner’s engagement began with the 2017 audit, and he served in that capacity through the end of the 2021 audit. The process for selecting the Company’s new lead audit partner included vetting of the independent auditor’s candidates by management and the Audit Committee Chair, including one-on-one meetings with the lead engagement partner candidate prior to the final selection.

We request that our stockholders ratify the appointment of Deloitte as the Company’s independent auditor for fiscal year 2022. If the stockholders do not ratify such appointment, the Audit Committee will take note and may reconsider its retention of Deloitte. If such appointment is ratified, the Audit Committee will still have the discretion to replace Deloitte at any time during the year. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to questions from stockholders regarding their audit of our consolidated financial statements for fiscal year 2021.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2022.

2022 Proxy Statement  |  Brighthouse Financial

38	Proposal 2 – Ratification of the appointment of independent registered public accounting firm — Audit Committee Pre-Approval Policy

Fees Paid to Deloitte & Touche LLP

The following table shows the fees incurred by the Company for professional services rendered by Deloitte for the fiscal years ended December 31, 2021, and December 31, 2020. All services provided to the Company were approved by the Audit Committee.

Fees (in thousands)	2021	2020

Audit Fees (1)	$11,856	$12,563

Audit-Related Fees (2)	$ 367	$ 285

Tax Fees (3)	$ 61	$ 181

All Other Fees (4)	$ 2	$ 2

Total	$12,286	$13,031

(1)

Audit Fees. Fees billed for professional services for the integrated audit of the consolidated financial statements of the Company and its subsidiaries (as required), including the annual financial statement audit, the reviews of the interim financial statements included in quarterly reports on Form 10-Q for the Company and its subsidiaries (as required), statutory audits or other financial statement audits of subsidiaries, the audit of the effectiveness of our internal control over financial reporting, assistance with and review of documents filed with the SEC, and other services that enable the independent auditor to form an opinion of the consolidated financial statements of the Company and its subsidiaries (as required).

(2)

Audit-Related Fees. Fees billed for assurance and related services that are reasonably related to the audit or review of the financial statements of the Company and its subsidiaries (as required) and for other services that are traditionally performed by the independent auditor. Such services consist of fees for employee benefit plan audits, assessments and testing of internal controls, and accounting consultations not directly associated with the annual audit or quarterly reviews.

(3)	Tax Fees. Fees billed for permitted tax services, including tax compliance, tax advice, and tax planning.

(4)	All Other Fees. Fees billed for this category primarily represent accounting research subscription fees.

Audit Committee Pre-Approval Policy

The Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by the independent auditor, and this policy is designed to ensure that the independent auditor’s independence is not impaired. In considering whether to pre-approve the provision of non-audit services by the independent auditor, the Audit Committee will consider whether the services are compatible with the maintenance of the independent auditor’s independence.

The pre-approval policy provides for the Audit Committee’s general pre-approval, on an annual basis, of audit, audit-related, and permissible non-audit services up to amounts reasonably determined by the Audit Committee to be appropriate. The Audit Committee must specifically pre-approve (i) any proposed services that exceed such general pre-approval limits, (ii) tax services, and (iii) any additional services that have not been generally pre-approved by the Audit Committee. The independent auditor is required to periodically report to the Audit Committee the extent of the services that it has provided to the Company and the fees for the services performed to date. The Audit Committee annually reviews the policy to ensure its continued appropriateness and compliance with applicable laws and Nasdaq listing standards.

The policy delegates to the Audit Committee Chair the authority to pre-approve audit, audit-related, or non-audit services between meetings for individual projects up to $250,000 (up to a total annual maximum of $750,000) if management deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit

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Proposal 2 – Ratification of the appointment of independent registered public accounting firm — Audit Committee Report	39

Committee. The Audit Committee Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee currently consists of four Independent Directors and operates under a written charter adopted by the Board. The Board has determined that Pat Shouvlin and Chuck Chaplin each have the requisite experience to be designated an audit committee financial expert as such term is defined under Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable Nasdaq standards.

Management is responsible for the preparation and presentation of the Company’s financial statements, the reporting process, the accounting policies and procedures, and the establishment of effective internal controls and procedures.

The primary duties of the Audit Committee are to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s internal controls regarding finance, accounting, legal compliance, and ethics, (iv) the independence and qualifications of the Company’s independent auditor, (v) the Company’s operational risks, including information technology and cybersecurity risks, and (vi) the performance of the Company’s internal audit function and independent auditor. As part of its meetings, the Audit Committee regularly meets in executive session without management present. Prior to the filing of each quarterly report on Form 10-Q, annual report on Form 10-K, and earnings press release, the Audit Committee discusses such documents with management, the Company’s Chief Auditor, and the Company’s independent auditor. The Audit Committee also discusses the Company’s combined statutory financial results and reviews the Company’s internal control over financial reporting.

The Chief Auditor regularly attends meetings of the Audit Committee and reports directly to the Audit Committee Chair, which supports her independence from management and the objectivity of her work. The Audit Committee regularly discusses with the Chief Auditor, both in general session and executive session, the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, as well as the performance of the internal audit function.

The independent auditor is responsible for performing an independent audit of our financial statements and, as required, of our internal control over financial reporting, in each case, in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”), and the independent auditor issues a report with respect to each of the foregoing items. The independent auditor must also express an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles (which includes the critical audit matters required to be reported and communicated to the Audit Committee) and the effectiveness of its internal control over financial reporting. The independent auditor regularly affirms to the Audit Committee that it remains independent from the Company. The Audit Committee regularly meets with the independent auditor, both in general session and in executive session, to discuss the Company’s financial reporting processes, internal control over financial reporting, disclosure controls and procedures, required communications to the Audit Committee, fraud risks, and any other matters that the Audit Committee or the independent auditor deem appropriate.

More information on the Audit Committee and its responsibilities is included in the Audit Committee Charter, which is available on our website at http://investor.brighthousefinancial.com/corporate-governance/governance-overview. In accordance with the requirements set forth in the Audit Committee Charter, the Audit Committee has (i) reviewed the Audit Committee Charter, (ii) approved the charter governing the internal audit function, and (iii) established the procedures for the confidential submission of complaints to the Audit Committee regarding accounting, internal control over financial reporting, or audit matters (the “Audit Committee Complaint Procedures”). A copy of the Audit Committee Complaint Procedures is also available on our website.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2021 with each of management and the independent auditor. The

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40	Proposal 2 – Ratification of the appointment of independent registered public accounting firm — Audit Committee Report

Audit Committee and the independent auditor have also discussed the matters required to be discussed by them under the applicable PCAOB rules.

The Audit Committee has received from the independent auditor the written disclosures and the letters required by the applicable PCAOB rules, as currently in effect, regarding the firm’s communications with the Audit Committee relating to independence, and has discussed the independent auditor’s independence with the independent auditor.

Based on the review and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2021 be included in our 2021 Form 10-K, for filing with the SEC.

Audit Committee

Pat Shouvlin (Chair)

Chuck Chaplin

Steve Hooley

Carol Juel

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Proposal 3 – Advisory vote to approve NEO compensation	41

Proposal 3

Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders with an advisory (non-binding) vote (a “Say-on-Pay” vote) on the compensation paid to our named executive officers (the “NEOs”). Our compensation approach is described in the “Compensation Discussion and Analysis”, including the compensation tables and accompanying narrative discussion contained therein.

The Compensation Discussion and Analysis summarizes our executive compensation program. Our Board and the Compensation and Human Capital Committee have implemented an executive compensation program that is intended to align the interests of our executive officers with those of our stockholders. The vast majority of our NEOs’ compensation is in the form of variable, at-risk compensation and utilizes metrics in our short- and long-term incentive programs that are tied to strategic goals that we believe will enhance stockholder value.

We have engaged our stockholders in discussions about our executive compensation program, philosophy, and objectives. In late 2021, we solicited feedback from stockholders on our 2020 executive compensation program and on our 2021 executive compensation program that we previewed in our 2021 proxy statement. The feedback we received was generally positive, and the Board and the Compensation and Human Capital Committee considered that feedback in designing our 2022 compensation program.

We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to Brighthouse Financial’s NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative disclosure, is hereby APPROVED.

Although this vote is advisory, the Board and the Compensation and Human Capital Committee intend to consider the results of the vote, as well as other relevant factors, as we continue to develop our executive compensation program. At our 2018 annual meeting of stockholders, a majority of stockholders voted to have an annual advisory Say-on-Pay vote. The Board has considered the stockholder vote on Say-on-Pay frequency and has determined to conduct an advisory Say-on-Pay vote annually at least until the next stockholder advisory vote on Say-on-Pay frequency, which will take place no later than our 2024 annual meeting of stockholders.

The Board of Directors recommends that stockholders vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

2022 Proxy Statement  |  Brighthouse Financial

42	Compensation Discussion and Analysis — Section 1 – Executive Summary

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy, policies, practices, and objectives in the context of our compensation decisions for our NEOs for 2021.

Named Executive Officers

For 2021, our NEOs are our CEO, CFO, and next three most highly compensated executive officers as of the end of 2021.

Name	Title

Eric Steigerwalt	President and Chief Executive Officer

Ed Spehar	Executive Vice President and Chief Financial Officer

Christine DeBiase	Executive Vice President, Chief Administrative Officer and General Counsel

Conor Murphy (1)	Executive Vice President and Chief Operating Officer

John Rosenthal	Executive Vice President and Chief Investment Officer

(1)	Mr. Murphy ceased serving as Chief Operating Officer effective March 18, 2022.

CD&A Contents

The CD&A is organized into four sections:

•	Section 1 – Executive Summary
•	Section 2 – Our 2021 Executive Compensation Program
•	Section 3 – Additional Compensation Practices and Policies
•	Section 4 – 2022 Compensation Program Overview

Section 1 – Executive Summary

The Brighthouse Financial Story

Who We Are. Brighthouse Financial is one of the largest providers of annuities and life insurance in the United States. Brighthouse Financial became an independent, publicly traded company in August 2017, following the Separation and the listing of our common stock on Nasdaq.

Our Purpose. We are on a mission to help people achieve financial security. We specialize in products that are designed to help people protect what they have earned and ensure it lasts. We are built on a foundation of experience and knowledge, which allows us to keep our promises and provide value to our distribution partners and the clients they serve.

Our Strategy. We believe our focused strategy will generate long-term stockholder value. Our strategy consists of the following core elements, which are fully aligned with our risk appetite and our approach to managing our business:

•

Offering a targeted set of annuity and life insurance solutions that are simpler, more transparent, and provide value to our distributors and the clients they serve. We aim to continue to shift our business mix profile over time, with the addition of more cash flow-generating and less capital-intensive new business, along with the runoff of less profitable business.

•

Selling our products through a diverse, well-established network of distribution partners, continuing to build strategic distribution relationships, and entering new channels as we expand our distribution footprint in the United States.

•	Effectively managing our expenses by adopting and maintaining an operating model designed to drive our statutory expense ratio down over time.

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Compensation Discussion and Analysis — Section 1 – Executive Summary	43

2021 Highlights – Executing Our Strategy in a Challenging Year

Brighthouse Financial had a strong 2021, as we continued to execute our strategy and delivered solid results despite the challenges resulting from the COVID-19 pandemic. We remain focused on our mission and confident in our strategy, which we continue to believe will enable us to generate long-term value for our stockholders.

Financial and Capital Strength

Prudent Financial Management – we continue to manage the Company using a multiyear, multiscenario framework to evaluate capital, liquidity, and subsidiary dividend plans.

Normalized Statutory Earnings – generating normalized statutory earnings remains a focus of our financial management strategy. Normalized statutory earnings is used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended. For the full year 2021, we had a normalized statutory loss(1) of $264 million, as strong core performance in the VA business was more than offset by weaker results in non-VA business.

Capital Return – we repurchased approximately $499 million of our common stock in 2021, representing approximately 12% of Shares outstanding relative to year-end 2020. We also achieved our target of returning $1.5 billion to our stockholders by year-end 2021, and reduced Shares outstanding by 35% relative to the time we became an independent, public company in 2017.

Capital Management – we ended 2021 with holding company liquid assets of $1.6 billion. We continued to optimize statutory capital to further strengthen our balance sheet. During 2021, we opportunistically extended debt maturities and added permanent equity capital to our balance sheet. We have no debt maturities until 2027.

Statutory Capital – we ended 2021 with $9.5 billion of combined statutory total adjusted capital (an increase of approximately $900 million from year-end 2020) and with a combined RBC ratio of approximately 500% (above our target of 400-450% in normal market conditions). RBC is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, to ensure compliance with minimum regulatory capital requirements.

Institutional Spread Margin Business – we launched our institutional spread margin business, which we expect will enhance and diversify our earnings profile over time.

Ratings – we maintained our operating companies’ strong financial strength ratings.

Products and Sales

Annuity Sales – we achieved annuity sales of approximately $9.15 billion, exceeding our 2021 target and an increase of approximately 1% over 2020.

Life Insurance Sales – our life insurance sales were approximately $111 million, exceeding our 2021 target and an increase of approximately 98% over 2020.

Expanded Distribution – we expanded our distribution network, including by adding new distribution partners to our existing channels and entering into new channels, such as the SIMON marketplace and the BGA distribution channel. We also continued to enhance the way we support financial professionals and the clients they serve.

Product Enhancements – we rolled out enhancements to our Brighthouse Shield® Level Annuities and Brighthouse SmartCare® products.

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44	Compensation Discussion and Analysis — Section 1 – Executive Summary

Expenses

Corporate Expenses – our run-rate corporate expenses were $890 million. While 2021 expenses were higher than target, we achieved almost 90% of our run-rate expense reduction target relative to our first year post-Separation while simultaneously making strategic investments to launch our institutional spread margin business and to fund future growth. Some of these investments allowed us to provide better support to our distributors and their financial professionals, as well as our policyholders and contract holders.

Technology

Future State Platform – we made significant progress, including a major platform conversion, in our multiyear effort to implement our future state operations and technology platform, which is foundational to our ability to grow our sales in the future.

(1) We use the term “normalized statutory loss” throughout this Proxy Statement to refer to negative normalized statutory earnings.

Human Capital Management

Our culture is rooted in three core values, which guide how we work together and deliver on our mission – collaboration, adaptability and passion. We believe these values help us build an organization where talented people from all backgrounds can make meaningful contributions to our success while growing their careers. Our success also depends on the trust of our employees, distribution partners, customers and stockholders. We strive to adhere to the highest standards of business conduct at all times, and put honesty, fairness and trustworthiness at the center of all that we do. For more about our human capital management practices and policies, please refer to the 2021 Form 10-K and our Corporate Responsibility webpage. We also plan to include more information about our human capital management in our inaugural corporate sustainability report which we plan to publish by the third quarter of 2022.

Impact of the COVID-19 Pandemic on Our Executive Compensation Program

We are proud of our ability to shift our operations to a fully remote environment with a high level of continuity and the strong results we have continued to deliver despite the significant challenges presented by the COVID-19 pandemic. As a result, the Compensation and Human Capital Committee did not make any changes to our executive compensation program in response to the pandemic. For information about our response to the pandemic, see “Proxy Summary – Our Response to the COVID-19 Pandemic.”

Compensation Philosophy

The Compensation and Human Capital Committee has established a compensation program rooted in a pay-for-performance philosophy and guided by the following general principles and objectives:

•	Paying for performance: a majority of executive compensation is in the form of variable elements that are based on individual and Company performance results that drive increases in stockholder value;
•

Providing competitive Target TDC opportunities (defined as base salary plus STI and LTI compensation opportunities): we aim to offer compensation that enables Brighthouse Financial to attract, motivate, and retain high-performing employees;

•	Aligning executives’ interests with stockholders’ interests: a majority of our CEO’s Target TDC and a significant portion of our NEOs’ Target TDC is delivered in the form of stock-based incentives;
•	Encouraging long-term decision-making: our long-term incentive compensation program includes awards with multiyear, overlapping performance or restriction periods;
•

Avoiding problematic pay practices: we do not provide excessive perquisites, excessive change-of-control severance pay, or excise tax gross-ups, and we will not reprice stock options without stockholder approval; and

•	Reinforcing strong risk management: our compensation program is designed to avoid providing our employees with incentives to take excessive risks.

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Compensation Discussion and Analysis — Section 1 – Executive Summary	45

What’s New With Our 2021 Compensation Program

We made two important changes to our 2021 executive compensation program, as follows:

Incorporation of DE&I Factors. As part of its assessment of each NEO’s individual performance in approving STI awards, the Compensation and Human Capital Committee considers each NEO’s achievements with respect to DE&I, including increasing representation of underrepresented populations among officers and those in the succession pipeline; developing diverse employees; fostering an inclusive environment; and other actions to support and advance Brighthouse Financial’s DE&I strategy.

Changes to STI Metrics – Definition of Expense Target. For our 2021 STI program, the Compensation and Human Capital Committee excluded “establishment costs” from the definition of Expense Target. Based on the Compensation and Human Capital Committee’s experience in 2020, the Committee determined that excluding establishment costs results in both a better measure of the Company’s expense discipline and stronger incentives for desired management behaviors.

Other than the above changes, our 2021 compensation program is substantially the same as our 2020 compensation program, as described in the table below.

STI Program
STI Metric	Weighting	Performance Link
Expense Target	40%	Effectively managing our expenses by adopting and maintaining an operating model that reduces our run-rate expenses is a core element of our strategy.
Sales	40%	Key driver of revenues and an important indicator of our growth prospects and franchise stability.
Normalized Statutory Earnings	20%	Key metric used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended.

LTI Program
LTI Metric	Weighting	Performance Link
Statutory Expense Ratio	60%	Reflects the ratio of statutory expenses to statutory premiums and fee income; measures our performance in key strategic areas of expense management and top-line growth.
Net Cash Flow to the Holding Company	40%	Measures net capital distributions from Brighthouse Financial’s operating companies, which strengthens our holding company balance sheet and provides management with flexibility to deploy our capital for various purposes, including return of capital to stockholders.

STI Awards and LTI Awards were issued under the Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan, as amended (the “Employee Plan”), and its subplans. For more information about our 2021 Compensation Program, see “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program.”

2021 Say-on-Pay Vote and Stockholder Engagement

Our stockholders have expressed strong support for our compensation program during our engagement meetings and through their strong approval of our 2021 Say-on-Pay proposal (approximately 94% of votes in favor). The Compensation and Human Capital Committee considered stockholder feedback and the Say-on-Pay vote results in reviewing our 2021 executive compensation program and making compensation decisions for our NEOs.

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46	Compensation Discussion and Analysis — Section 1 – Executive Summary

Compensation Highlights

2021 STI Awards. The table below presents our 2021 metrics for STI Awards (“STI Metrics”), which measure our performance in the areas that are critical to meeting our strategic goals for the year. Brighthouse Financial performance in 2021 resulted in an aggregate Company Performance Factor of 99%. For additional information about our STI Awards, see “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program – Elements of 2021 Compensation” and “– 2021 STI Awards for Our NEOs.” STI Awards are made under the Amended and Restated Brighthouse Services, LLC Short-Term Incentive Plan (the “STI Plan”).

2021 STI Metrics	Results		Payout Percentage (1)

Expense Target (40%)	$890M		87%

Sales (40%)			114%

Annuity (75%)	$9.152B		104%

Life (25%)	$111M		145%

Normalized Statutory Earnings (20%)	($264M	)	89%
2021 Company Performance Factor			99%

(1)	Rounded up to the nearest whole number.

2021 LTI Awards. In February 2021, the Independent Directors (with respect to the CEO) and the Compensation and Human Capital Committee (with respect to the other NEOs) awarded LTI awards to each of the NEOs at their respective Target LTI levels. The 2021 LTI Awards were a mix of RSUs and PSUs. The 2021 PSUs will reward our NEOs for Brighthouse Financial’s performance over the 2021-2023 performance period. The number of Shares issued, if any, at the end of the performance period will depend on the Company’s performance. For information about our 2021 LTI, see “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program – Elements of 2021 Compensation – 2021 LTI Awards.”

2019 PSU Payouts. In February 2022, the NEOs received payouts with respect to PSUs granted as part of the 2019 LTI program. The value of these PSUs was based on the Company’s performance for the 2019-2021 performance period against PSU metrics approved by the Compensation and Human Capital Committee and described below. For information about our 2019 PSU Payouts, see “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program – Elements of 2021 Compensation – 2019 PSU Payouts.”

2019 PSU Metrics (weighting)	Results	Payout Percentage (1)

Statutory Expense Ratio (60%)	8.88%	102%

Capital Return (40%)	$1.4B	100%
2019 PSU Payout		102%

(1)	Rounded up to the nearest whole number.

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Compensation Discussion and Analysis — Section 2 – Our 2021 Executive Compensation Program	47

CEO Compensation

2021 Target TDC. Mr. Steigerwalt’s 2021 Target TDC (which was unchanged from his 2020 Target TDC), as approved by the Independent Directors on the recommendation of the Compensation and Human Capital Committee, is presented in the following table.

Name	Base Salary	Target STI (as % of Base Salary)	Target LTI (as % of Base Salary)	Target TDC
Eric Steigerwalt	$925,000	200%	530%	$7,677,500

2021 STI Award. Mr. Steigerwalt’s individual goals for 2021 were a mix of strategic and operational objectives that measured his performance in leading Brighthouse Financial, developing and executing Brighthouse Financial’s strategy, and delivering positive financial results. In setting the STI payout percentage at the Company Performance Factor of 99%, the Independent Directors considered Brighthouse Financial’s performance against the 2021 STI Metrics and Mr. Steigerwalt’s achievements against his 2021 goals. The following table highlights Mr. Steigerwalt’s 2021 STI Award for performance in 2021, as approved by the Independent Directors in January 2022.

Name	2021 STI Target	2021 STI Payout Percentage	2021 STI Award
Eric Steigerwalt	$1,850,000	99%	$1,831,500

2021 LTI Award. In January 2021, the Independent Directors approved a 2021 LTI Award for Mr. Steigerwalt at his LTI target of $4,902,500, consisting of 70% PSUs and 30% RSUs. The number of PSUs issued will depend on Brighthouse Financial’s performance against the 2021 PSU Metrics over the 2021-2023 performance period. Additional information about Mr. Steigerwalt’s STI and LTI Awards is presented in “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program” and “2021 Compensation Tables.”

Planned Changes for 2022

We have committed to a regular review of our compensation program to help ensure that it evolves with our maturing organization and continues to motivate and reward our employees for performance that supports our strategic goals. To this end, and in consideration of stockholder feedback, the Compensation and Human Capital Committee has approved changes to our compensation program, including a change to the definition of Normalized Statutory Earnings (which is described in our 2021 Form 10-K) and adjustments to certain NEOs’ Target TDC. These are described in detail in “Section 4 – 2022 Compensation Program Overview.”

Section 2 – Our 2021 Executive Compensation Program

2021 Compensation Planning Process

Benchmarking Process. Our Human Resources organization (“HR”) led our 2021 market benchmarking process. We use benchmarking to provide context for the 2021 compensation recommendations for our Senior Leadership Management Group (the “SLMG”), which includes our NEOs and other members of our senior management team. In developing its recommendations, HR consulted with Willis Towers Watson (“WTW”), which serves as management’s compensation consultant.

In setting Target TDC for the members of the SLMG, we have adopted a pay positioning strategy that generally seeks to align Target TDC with market median. We modify the pay positioning of individual SLMG members due to a variety of factors, including criticality of role, performance, experience, and retention. We also review the positioning of discrete elements of SLMG members’ compensation, including base salary, target STI, total cash compensation (base salary plus target STI), and LTI. To determine pay positioning, we primarily use WTW’s proprietary database of executive compensation at large diversified insurers (“DIS”), which we supplement with a select compensation comparator group, as described below.

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48	Compensation Discussion and Analysis — Section 2 – Our 2021 Executive Compensation Program

Compensation Comparator Group. For compensation benchmarking purposes, we also used a group of peer companies within our industry that are similar to us in terms of assets and revenues and with which we compete for executive talent (the “Comparator Group”). HR, with input from WTW, constructed the Comparator Group and used the companies in the Comparator Group as a second market reference for benchmarking and setting context for pay recommendations for our NEOs and other members of the SLMG. In constructing the Comparator Group, we aimed to select the most appropriate companies against which Brighthouse Financial’s compensation-related performance should be measured. The Comparator Group consists of thirteen publicly traded companies in the insurance industry with assets and/or revenues between approximately 0.5 to 2.0 times those of Brighthouse Financial. As Brighthouse Financial exclusively sells individual life and annuities products in the U.S., comparably sized insurers with a meaningfully different business mix or with significant global operations were excluded from the Comparator Group.

Applying these criteria, in August 2021, the Compensation and Human Capital Committee, in consultation with Semler Brossy Consulting Group (“SBCG”), determined not to make changes to our Comparator Group, which consists of the following companies:

• American Equity Investment Life Holding Company • Ameriprise Financial, Inc. • Assurant, Inc. • Athene Holding Ltd. • CNO Financial Group, Inc. • Equitable Holdings, Inc.	• Globe Life Inc. • Lincoln National Corporation • Principal Financial Group, Inc. • Reinsurance Group of America, Incorporated • Sun Life Financial Inc. • Unum Group • Voya Financial, Inc.

The Compensation and Human Capital Committee will continue to annually review the Comparator Group to include companies of a similar size and business mix and with which Brighthouse Financial competes in the talent market.

Role of the Compensation and Human Capital Committee and Others in Determining Compensation

Management’s Role. As discussed above, HR, in consultation with WTW, is primarily responsible for preparing Target TDC recommendations for our SLMG. As part of our year-end compensation planning process, our CEO led the review of each SLMG member’s performance during 2021, participated in developing recommendations for all elements of pay for the members of the SLMG (other than himself), and discussed these recommendations with the Compensation and Human Capital Committee. Based on the CEO’s assessment of each SLMG member’s performance, HR prepared compensation recommendations for each SLMG member (other than the CEO) and presented them for Compensation and Human Capital Committee approval. With respect to CEO compensation, the Compensation and Human Capital Committee and the Independent Directors reviewed the Company’s and Mr. Steigerwalt’s performance, as well as Mr. Steigerwalt’s self-assessment of his performance. The Compensation and Human Capital Committee recommended the CEO’s compensation, including Target TDC and STI and LTI awards, for approval by the Independent Directors.

Compensation and Human Capital Committee’s Role. The Compensation and Human Capital Committee is responsible for establishing and implementing our executive compensation philosophy and structure. Pursuant to its written charter, the Compensation and Human Capital Committee:

•	assisted the Board in fulfilling its responsibility to oversee the development and administration of compensation programs for our executives and other employees;
•

approved the goals and objectives relevant to our CEO’s compensation, evaluated our CEO’s performance in light of such goals and objectives, and recommended, for approval by the Independent Directors, the CEO’s annual compensation based on such evaluation;

•	reviewed the compensation of Brighthouse Financial’s other executive officers;
•

reviewed and approved our equity and non-equity incentive compensation plans and arrangements and, where appropriate or required, recommended such plans and arrangements for approval by the Board and/or our stockholders; and

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•

reviewed our incentive compensation arrangements to confirm that incentive pay does not encourage our executive officers to take unnecessary risks, as well as reviewed and discussed the relationship between our risk management policies and practices, corporate strategy, and senior executive compensation.

Compensation Consultants’ Role. Under its written charter, the Compensation and Human Capital Committee has the authority to retain advisers to assist in the discharge of its duties. The Compensation and Human Capital Committee has retained SBCG as its independent compensation consultant since November 2017. The Compensation and Human Capital Committee annually assesses SBCG’s independence in accordance with SEC standards and has determined that no conflicts of interest or independence concerns exist. SBCG reports directly to the Compensation and Human Capital Committee, and the Compensation and Human Capital Committee has the sole authority to approve the fees and other terms of the retention of SBCG as its independent compensation consultant. SBCG generally attends all Compensation and Human Capital Committee meetings. SBCG advises the Compensation and Human Capital Committee on all aspects of the Company’s executive compensation program, including our compensation philosophy, policies, and practices; the form, mix, and amount of Target TDC; our STI and LTI programs, including the STI and LTI metrics for 2021 and the forms of equity-based incentives awarded to members of the SLMG in 2021; and trends and best practices relating to executive compensation.

Elements of 2021 Compensation

Component	Form	Purpose

Base Salary	Cash (Fixed)	Base salary provides a fixed amount of compensation for service during the year. Base salary is determined based upon a variety of factors, including scope of responsibilities, individual performance, and market data. In line with our pay-for-performance philosophy, Target TDC has been structured so that base salary is the smallest component of pay for our NEOs.

Short-Term Incentive (STI) Awards	Cash (Variable)	STI awards are annual cash incentive awards that reward NEOs for their performance in 2021. Payout amounts were based both upon the Company’s performance against the 2021 STI Metrics approved by the Compensation and Human Capital Committee and upon the NEO’s individual performance.

Long-Term Incentive (LTI) Awards	Equity (Variable)	LTI awards are stock-based awards that reward NEOs for their contributions to Brighthouse’s long-term success. 2021 LTI awards consisted of PSUs, which will be paid out at the end of a three-year performance period based on Brighthouse Financial’s performance against quantitative goals, and RSUs, which vest annually in thirds. For the CEO, the LTI Award mix is 70% PSUs and 30% RSUs. For all other NEOs, the LTI Award mix is 60% PSUs and 40% RSUs.

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50	Compensation Discussion and Analysis — Section 2 – Our 2021 Executive Compensation Program

2021 Target Total Direct Compensation

In January 2021, as part of the annual compensation planning process, the Independent Directors (in the case of the CEO) and the Compensation and Human Capital Committee (in the case of the other NEOs) approved the Target TDC for all NEOs, effective March 6, 2021. 2021 Target TDC for our NEOs is described in the following table.

Name	Base Salary	Target STI (as % of Base Salary)	Target LTI (as % of Base Salary)	Target TDC

Eric Steigerwalt	$925,000	200%	530%	$7,677,500

Ed Spehar (1)	$600,000	150%	225%	$2,850,000

Conor Murphy	$600,000	145%	190%	$2,610,000

John Rosenthal	$550,000	195%	250%	$2,997,500

Christine DeBiase	$600,000	140%	175%	$2,490,000

(1)

Changes from Mr. Spehar’s 2020 Target TDC included (i) an increase to Target STI from 140% to 150% of base salary and (ii) an increase to Target LTI from 175% to 225% of base salary, resulting in an increase in Target TDC from $2,490,000 to $2,850,000.

As shown in the following graphs, our CEO’s and other NEOs’ Target TDC, on average, is heavily weighted toward variable, at-risk elements.

2021 STI Metrics. The Compensation and Human Capital Committee established metrics for the 2021 STI Awards that are linked to Brighthouse Financial’s strategic goals. This is consistent with our pay-for-performance philosophy and helps ensure that the NEOs are compensated for their contributions to the Company’s achievement of the business goals set forth in the strategic plan. In establishing the STI metrics, the Compensation and Human Capital Committee was guided by the following principles:

•	metrics should consist of operational or financial drivers of financial performance that are aligned with Brighthouse Financial’s long-term strategy;
•	metrics should be objective and measurable;
•	executive officers should have the ability to directly impact Brighthouse Financial’s performance; and
•	metrics should not incent management to engage in inappropriately risky behavior.

For each STI Metric, the Compensation and Human Capital Committee approved a payout curve that includes threshold (payout of 50% of target value), target (100% of target value), and maximum (150% of target value) performance levels based on its evaluation of the likelihood of management achieving those performance levels. STI Awards are based upon the Company’s achievement of these metrics, as well as qualitative factors the Compensation and Human Capital Committee deemed appropriate, including each NEO’s performance and accomplishments during

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2021. For each STI metric, there will be a 0% payout if the Company does not achieve the threshold performance level. The Compensation and Human Capital Committee retains discretion to adjust payout levels upward or downward if such adjustment is aligned with the Company’s strategic goals. The discretion to make any such adjustment is expected to be exercised infrequently. The Compensation and Human Capital Committee’s authority to make positive adjustments to payout amounts is limited, as follows: if threshold performance level is not achieved, then the payout can only be adjusted up to 55% of a metric’s target; if threshold performance is achieved, then the payout can only be adjusted up to 20% above the Company’s actual performance against that metric. The Compensation and Human Capital Committee made no such discretionary adjustments to payouts for fiscal 2021 performance. The Compensation and Human Capital Committee believes the underlying goals for each STI metric were appropriately rigorous and represented a significant challenge for management to achieve. A summary of our 2021 STI Metrics and the rationale for their selection follows.

STI Metric	Weighting	Definition	Performance Link

Expense Target	40%	Corporate expenses includes functional department expenses, public company expenses, certain investment expenses, retirement funding, and incentive compensation; establishment costs are excluded.	Effectively managing our expenses is a core element of our strategy. Key challenges to meeting our expense target included prudently exiting a number of our transition services agreements with MetLife and transitioning to new service providers.

Sales	40%

Annuity sales (75%) – measured as total deposits for annuity products.

Life sales (25%) – includes annualized new premium for term life; first-year paid premium for whole life, universal life, and variable universal life; and total paid premium for indexed universal life.

			Annuities represent the greatest portion of our business. Since our establishment, annuity sales have been a key driver of our revenues and value. We view growth of life insurance sales as important to Brighthouse Financial’s growth prospects and franchise stability. Meeting our sales goals involved achievement by organizations across the Company. Key challenges to achieving our sales goals included the impact of the COVID-19 pandemic on our wholesalers’ ability to expand our distribution relationships.

Normalized Statutory Earnings	20%	As described in our quarterly financial supplement, this metric is calculated as follows: statutory pre-tax net gain (loss) from operations adjusted for the favorable or unfavorable impacts of (i) net realized capital gains (losses), (ii) the change in total asset requirement at CTE95, net of the change in our variable annuity reserves, and (iii) unrealized gains (losses) associated with our variable annuities risk management strategy. Normalized statutory earnings (loss) may be further adjusted for certain unanticipated items that impacted our results in order to help management and investors better understand, evaluate, and forecast those results.	Normalized Statutory Earnings is a key metric used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended. It also reflects factors that a broad population of STI participants directly impact and influence. This metric is the product of performance across key aspects of management’s strategy, including sales, capital, and expenses. In the long term, normalized statutory earnings contribute to our capacity to generate free cash flow from our operating companies to the parent holding company. Key challenges to achieving our normalized statutory earnings goals included managing the volatility of market performance and interest rates, prudently managing our hedging strategy, and corporate expenses.

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52	Compensation Discussion and Analysis — Section 2 – Our 2021 Executive Compensation Program

The Compensation and Human Capital Committee reviewed Brighthouse Financial’s actual performance to confirm that Brighthouse Financial’s actions to achieve these results were appropriate and did not create unwarranted risk for the Company. In addition, our Internal Audit department reviewed and certified the Company’s actual performance results for each metric and the 2021 Company Performance Factor. The following table reflects the Company’s performance against each STI metric (payout percentages were rounded to the nearest whole number) and the 2021 Company Performance Factor approved by the Compensation and Human Capital Committee.

	Performance Level

STI Metrics (weighting)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Percentage (1)
Expense Target (40%)	$925M	$871M	$820M	$ 890M	87%
Sales (40%)					114%
Annuity (75%)	$ 7B	$8.73B	$11.5B	$9.152B	104%
Life (25%)	$ 55M	$ 75M	$115M	$ 111M	145%
Normalized Statutory Earnings (20%)	($900M)	$100M	$ 1B	($ 264M)	89%
2021 Company Performance Factor					99%

(1)	Rounded up to the nearest whole number.

2021 Short-Term Incentive Awards

CEO Compensation. Mr. Steigerwalt, with input from organizations including HR and Finance, developed corporate performance goals (“CEO Goals”), which consisted of a mix of strategic and operational objectives, that would be used to assess his performance during 2021. In February 2021, the Compensation and Human Capital Committee reviewed the quantitative and qualitative metrics to measure the CEO’s performance and approved the CEO Goals. In January 2022, the Compensation and Human Capital Committee and the Independent Directors considered the Company’s performance overall, Mr. Steigerwalt’s performance against the CEO Goals, his other accomplishments in 2021, and Mr. Steigerwalt’s self-assessment of his performance. The following table describes the 2021 CEO Goals and Mr. Steigerwalt’s key accomplishments.

CEO Goal	2021 Accomplishments

Reduce corporate expenses

•  Managed corporate expenses of $890 million, achieving almost 90% of our corporate expense reduction target relative to our first year post-Separation. Expenses above target were driven by duplicate transition-related expenses; strategic investment in enhancing the experience of financial professionals and their clients; and additional expenses related to the establishment and implementation of our new institutional spread margin business.

Increase annuity and life insurance sales

•  Generated approximately $9.2 billion in annuity sales, exceeding our target.

•  Generated approximately $111 million in life insurance sales, exceeding our target.

•  Continued to drive wholesaler productivity despite challenges created by the COVID-19 pandemic.

Deliver normalized statutory earnings and EPS growth

•  Delivered normalized statutory loss of $264 million, which was below target. Our strong core performance in our VA business was more than offset by weaker results in our non-VA business.

•  Delivered $21.50 in adjusted earnings, less notable items per common share, representing 111% growth from 2020 (for information regarding this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure, see “Non-GAAP and Other Financial Disclosures”).

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CEO Goal	2021 Accomplishments

Achieve significant progress toward future state platform

•  Oversaw critical projects to move Brighthouse Financial toward its future state platform, including multiple outsourcing projects and technological transitions, while maintaining business continuity.

•  Delivered significant growth capabilities to support product development, solutions, and distribution on schedule and within budget.

Continue Focus on Developing and Implementing Sustainability Program

•  Engaged with stakeholders and ESG organizations to understand expectations and obtained feedback regarding sustainability-related activities and disclosures.

•  Enhanced sustainability disclosures, including the launch of a corporate responsibility section of our corporate website, which includes disclosures and data in key areas identified in our engagement and materiality mapping activities.

•  Drove sustainability focus across Brighthouse Financial organizations by assessing and addressing ESG-related risks and opportunities, including institution of companywide training on ESG landscape, establishment of cross-functional working groups, and internal processes to identify, manage, and disclose climate-related risks.

Maintain strong culture and talent management

•  Completed succession plans for all SLMG members and critical roles, including a focus on diversity in succession pipelines, and implemented and monitored development plans for successors.

•  Drove significant progress in meeting aspirational goals of increasing representation of underrepresented groups across the Company.

•  Drove DE&I initiatives, including numerous programs to foster our inclusive culture.

•  Drove strong engagement among employees, as demonstrated through the results of the Company’s employee engagement survey.

•  Conducted executive coaching and leadership training for senior leaders and foundational manager training for all new managers.

Continue to shift the business portfolio

•  Continually assessed potential strategic transactions to drive value creation.

•  Achieved significant progress on implementation of BlackRock LifePath PaycheckTM, including securing certain required regulatory approvals.

•  Established and grew our institutional spread margin business, which achieved $5.8 billion of outstanding liabilities at year-end 2021.

Other accomplishments	• Successfully managed the Company through the continuing COVID-19 pandemic, including enhancing the remote-work environment and preparing the organization for a future flexible, hybrid work model.

Mr. Steigerwalt delivered meaningful achievements against all 2021 CEO Goals despite significant challenges resulting from the pandemic. Based on the Company’s performance and Mr. Steigerwalt’s accomplishments, the Compensation and Human Capital Committee recommended, and the Independent Directors approved, the following STI Award to Mr. Steigerwalt.

Name	2021 STI Target	2021 STI Payout Percentage	2021 STI Award

Eric Steigerwalt	$1,850,000	99%	$1,831,500

Compensation of the Other NEOs. In February 2022, the Compensation and Human Capital Committee considered each NEO’s overall performance and achievements in 2021 in relation to Brighthouse Financial’s goals. Mr. Steigerwalt also provided the Compensation and Human Capital Committee with his assessment of the NEOs’ 2021 performance. As part of its assessment of each NEO’s individual performance, the Compensation and Human Capital Committee considered each NEO’s achievements with respect to DE&I, including increasing representation among officers and in

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54	Compensation Discussion and Analysis — Section 2 – Our 2021 Executive Compensation Program

the succession pipeline; developing diverse employees; fostering an inclusive environment; and other actions to support and advance Brighthouse Financial’s DE&I strategy.

While each NEO’s performance was assessed on an individual basis against goals established early in 2021, the Compensation and Human Capital Committee generally aims to recognize that Brighthouse Financial’s performance is the result of the SLMG’s collective efforts to drive performance. Our NEOs’ 2021 performance highlights are summarized below.

Ed Spehar, Executive Vice President and Chief Financial Officer

•

Drove financial strategy, focusing on maintaining strong holding company cash and operating company capital positions, which supported stock repurchases of $499 million to achieve our target of $1.5 billion of capital return to stockholders by year-end 2021. This resulted in a 35% reduction of Shares outstanding since the Separation.

•	Achieved combined RBC ratio of approximately 500% (above our target of 400-450% in normal market conditions).
•

Achieved $594 million of subsidiary ordinary dividends paid to the holding company (above 2021 plan of $330 million) and unlocked $600 million of capital through an extraordinary dividend from Brighthouse Reinsurance Company of Delaware to Brighthouse Life Insurance Company.

•	Led issuances of senior debt and preferred stock at attractive rates, extending our maturities and using proceeds to reduce outstanding debt.
•	Led continued progress in Finance organization expense optimization, while simultaneously expanding the organization’s capabilities.
•

DE&I Achievements: increased diverse representation of employees and officers in the Finance organization; strengthened diverse pipeline through implementation of targeted programs and partnerships with diverse associations and affinity organizations.

Christine DeBiase, Executive Vice President, Chief Administrative Officer and General Counsel

•

Successfully managed employee health and safety and company risk and liability in connection with the COVID-19 pandemic and supported Brighthouse Financial in becoming a flexible-first, 50-state employer.

•

Supported the execution of critical transactions to strengthen the Company’s capital structure and support Brighthouse Financial’s commitment to return capital to its stockholders, including establishing and launching the institutional spread margin business.

•	Delivered high-quality counsel and regulatory advocacy to advance the Company’s product and distribution strategy and key initiatives.
•	Supported, through timely advice and collaboration, delivery of future state platform, establishment of new administrative platforms, and TSA exits.
•	Further refined CAO target operating model, increasing organizational efficiencies and delivering desired business outcomes.
•

DE&I Achievements: oversaw launch of Brighthouse Financial’s corporate responsibility section of our corporate website; increased diverse representation of employees and officers in the CAO organization; sponsored DE&I Council; led advocacy efforts, including relevant pro-bono work and companywide educational events.

Conor Murphy, Executive Vice President and Chief Operating Officer

•	Led the Company’s product strategy, development, and pricing in its core and adjacent markets.
•

Oversaw the delivery and market launch of enhancements to key products including Brighthouse SmartCare®, Brighthouse Shield® Level Annuities, and Brighthouse SecureAdvantage® 6-Year Fixed Index Annuity.

•	Led operations for the Company’s transformation and operating model initiatives.
•	Drove development of data-driven service delivery and operational quality improvements for customers and financial professionals.

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•	Developed and led the Company’s strategic growth sessions with the Board.
•	DE&I Achievements: expanded diverse recruiting in the Actuarial Development Program; hosted cultural action committee sessions; strengthened diverse pipeline for succession planning.

John Rosenthal, Executive Vice President and Chief Investment Officer

•	Achieved full year adjusted net investment income of $4.9 billion, significantly above target.
•	Oversaw the development and launch of the institutional spread margin business.
•	Realized credit losses that were considerably below plan.
•	Increased private asset production by 2.6x year-over-year, aligning with the strategy to increase exposure to this sector.
•	Advanced integration of ESG into investment strategy, including adoption of ESG investment policy.
•

DE&I Achievements: increased diverse representation of employees and officers in the Investments organization; launched Women in Investments resource group; increased investments in women- and diverse-owned business.

The Compensation and Human Capital Committee considered the foregoing accomplishments and, based on Mr. Steigerwalt’s recommendations, approved the following STI Awards to our other NEOs (STI Payout Percentage may be rounded to the nearest whole number).

Name	STI Payout Percentage	2021 STI Award

Ed Spehar	99%	$ 891,000

Christine DeBiase	99%	$ 831,600

Conor Murphy	93%	$ 811,300

John Rosenthal	99%	$1,061,775

The 2021 STI amounts paid to all of our NEOs are reported in the “Non-Equity Incentive Compensation Plan” column of the “Summary Compensation Table.”

2021 Long-Term Incentive Awards

In early 2021, the Independent Directors, on the recommendation of the Compensation and Human Capital Committee, approved an LTI Award for Mr. Steigerwalt, and the Compensation and Human Capital Committee approved LTI awards for our other NEOs. The following table shows the breakdown of award vehicles chosen for the 2021 LTI Awards.

Type of Award	Percentage of LTI Award	Vesting Schedule

Performance Share Units (PSUs)	CEO: 70% Other NEOs: 60%	Cliff vest after year 3; the number of Shares issued, if any, is subject to achievement of preestablished performance goals over the 2021-2023 performance period

Restricted Stock Units (RSUs)	CEO: 30% Other NEOs: 40%	Ratable vesting over 3 years (1/3rd vests at each anniversary)

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56	Compensation Discussion and Analysis — Section 2 – Our 2021 Executive Compensation Program

Our 2021 LTI Awards were issued on March 1, 2021 (the “Grant Date”). The number of RSUs and PSUs awarded were determined by multiplying the dollar amount of the 2021 LTI Award by (1) 70% in the case of PSUs for the CEO or 60% for other NEOs or (2) 30% in the case of RSUs for the CEO or 40% for other NEOs, and then dividing each product by the closing price of a Share on the Grant Date (rounded down to the nearest whole share). The following table shows each NEO’s target 2021 LTI Award based on the value (rounded) of the LTI Award on the Grant Date.

Name	LTI Award Value	Number of PSUs	Number of RSUs

Eric Steigerwalt	$4,902,500	83,173	35,645

Ed Spehar	$1,350,000	19,631	13,087

Christine DeBiase	$1,050,000	15,269	10,179

Conor Murphy	$1,140,000	16,577	11,051

John Rosenthal	$1,375,000	19,995	13,330

Detailed information on the 2021 LTI Awards for each NEO is reported in the “Grants of Plan-Based Awards” table.

The 2021 PSUs will reward our NEOs for Brighthouse Financial’s performance over the 2021-2023 performance period. The number of Shares issued, if any, at the end of the performance period will depend on the Company’s performance. This is consistent with our pay-for-performance philosophy and helps ensure that the NEOs are compensated for their contributions to the Company’s achievement of the business goals set forth in the strategic plan. In establishing the PSU compensation metrics (“PSU Metrics”), the Compensation and Human Capital Committee was guided by the following principles:

•	metrics should consist of key results-oriented financial measures that reflect the success of Brighthouse Financial’s long-term strategy;
•	metrics should be objective and measurable;
•	executive officers should have the ability to directly impact Brighthouse Financial’s performance; and
•	metrics should not incent management to engage in inappropriately risky behavior.

Each PSU Metric has a payout curve that includes threshold (payout of 50% of target value), target (100% of target value), and maximum (150% of target value) performance levels. For each PSU metric, there will be a 0% payout if the Company does not achieve the threshold performance level. The Compensation and Human Capital Committee retains discretion to adjust payouts only where performance has been impacted by a significant, non-recurring event and such adjustment is aligned with the Company’s strategic goals. Any such adjustment is expected to be exercised infrequently. The Compensation and Human Capital Committee believes the underlying goals for each PSU Metric are appropriately rigorous and represent a significant challenge for management to achieve. The following table presents a summary of our PSU Metrics.

2021 PSU Metrics	Weighting	Definition	Performance Link

Statutory Expense Ratio	60%	Statutory expense ratio is calculated by dividing expenses by direct premiums, assumed premiums (from sales of our fixed indexed annuities sold by MassMutual), and fee income.	Measures both expense management and sales growth, two of our key strategic drivers, as presented in our statutory financial statements.

Net Cash Flow to the Holding Company	40%	Net cash flow to the holding company measures capital distributions from Brighthouse Financial’s operating companies.	Key metric that measures our cash flow, which strengthens our balance sheet and provides management with flexibility to deploy our capital for various purposes, including return of capital to stockholders.

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The treatment of outstanding equity awards upon a termination of employment or a change of control is described below under the heading “Potential Payments Upon Termination or Change in Control.”

2019 PSU Payouts

In March 2022, the NEOs received payouts with respect to PSUs granted as part of the 2019 LTI program. The value of these PSUs was based on the Company’s performance for the 2019-2021 performance period against PSU metrics approved by the Compensation and Human Capital Committee, as described below. The Compensation and Human Capital Committee made no discretionary adjustments to the payouts of the 2019 PSU awards.

2019 PSU Metric (weighting)	Performance Level			Actual Results	Payout Percentage (1)
	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)

Statutory Expense Ratio (60%)	11%	9%	7%	8.88%	102%

Capital Return (40%)	$0.3B	$1.4B	$1.8B	$1.4B	100%

2019 PSU Payout					102%

(1)	Rounded up to the nearest whole number.

Section 3 – Additional Compensation Practices and Policies

Stock Ownership and Retention Guidelines

We amended our stock ownership and retention guidelines for all members of the SLMG, which includes our NEOs, effective June 10, 2021. The guidelines are intended to align the interests of SLMG members with those of our stockholders by requiring SLMG members to achieve and maintain significant ownership in our stock. The ownership guidelines were set as a multiple of the officer’s current base salary. SLMG members must achieve their ownership levels within five years of becoming an SLMG member. For purposes of calculating the value of an SLMG member’s current ownership, the value of a Share is based on the unweighted average of the closing prices of our common stock over the prior twelve-month period. Ownership includes Shares owned outright (or jointly with a spouse or in a trust over which an executive has investment control), Shares received through any Company award (e.g., option exercises, RSUs, and PSUs), unvested RSUs, and Shares purchased through the Brighthouse Employee Stock Purchase Plan. PSUs are not included in determining an officer’s ownership level until they are converted to Shares based on the Company’s performance at the end of the applicable performance period. SLMG members must retain at least 50% of the net after-tax Shares acquired from settlement or exercise of stock-based awards until the applicable ownership level is achieved. All of our NEOs are in compliance with the Company’s stock ownership and retention guidelines, and no currently serving NEO has sold any Shares since becoming a member of the SLMG. The ownership guidelines applicable to our current NEOs are described in the following table.

Name (1)	Ownership Guideline		Status
	Multiple of Base Salary	Ownership Level (2)

Eric Steigerwalt	6x	$6,000,000	Achieved

Ed Spehar	3x	$1,800,000	On Track

Christine DeBiase	3x	$1,800,000	Achieved

John Rosenthal	3x	$1,650,000	Achieved

(1)	Because Mr. Murphy ceased serving as Chief Operating Officer effective March 18, 2022, he is no longer a member of the SLMG subject to the guidelines and has been omitted from this table.

(2)	Based on base salary in effect April 1, 2022.

(3)	Ownership is as of April 11, 2022.

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Benefit Plans

Brighthouse Savings Plan and Auxiliary Savings Plan. Our employees, including our NEOs, are eligible to participate in the Brighthouse Services, LLC Savings Plan and Trust (the “Brighthouse Savings Plan”), which is a tax-qualified 401(k) plan. In addition, certain employees, including our NEOs, are eligible to participate in the Brighthouse Services, LLC Auxiliary Savings Plan (the “Auxiliary Plan”). Participants in the Auxiliary Plan receive Company matching and Company non-discretionary contributions that cannot be made to the Brighthouse Savings Plan because a participant’s compensation exceeds certain tax qualified plan contribution limits imposed under the Internal Revenue Code of 1986, as amended (the “Code”). For the Company matching and Company non-discretionary contributions under the Brighthouse Savings Plan and Auxiliary Plan earned in 2021, see the “All Other Compensation” column in the Summary Compensation Table. Company matching and Company non-discretionary contributions in the Brighthouse Savings Plan and the Auxiliary Plan become 100% vested after the participant completes two years of service. Under the Auxiliary Plan, in the event of a change of control, all participants will be fully vested in all contributions, including earnings, under the Auxiliary Plan. In addition, no amendments can be made to the Auxiliary Plan after a change of control that would decrease the value of benefits accrued to any participant under the Auxiliary Plan as of the date of the change of control or change the time or form of distribution under the Auxiliary Plan to eliminate lump sum distributions or further defer the timing of payment. See the narrative following the “Nonqualified Deferred Compensation in 2021” table for additional information about the Auxiliary Plan.

Voluntary Deferred Compensation Plan. The Brighthouse Services, LLC Voluntary Deferred Compensation Plan (“VDCP”), a nonqualified deferred compensation plan, allows a select group of highly compensated employees the opportunity to defer between 10% and 50% of eligible base salary and from 10% to 80% of STI awards. Amounts deferred are notionally invested in investment tracking funds selected by the participant. Participants can elect to have deferred compensation accounts paid, or begin to be paid, in a specific year, which cannot be earlier than May of the third calendar year following the year the compensation was earned and may elect to receive distributions in either a single lump sum or up to 15 annual installments. In the event of a participant’s death before distributions commence or are completed, the participant’s account balance will be paid in a single lump sum to the participant’s beneficiary. In the event of a change of control, no amendments can be made to the VDCP after a change of control that would decrease the amount in a participant’s deferred compensation account accrued under the VDCP as of the date of the change of control or modify the time or form of distributions under the VDCP.

Limited Death Benefit Plan. Brighthouse Services, LLC (“Brighthouse Services”), a Brighthouse Financial subsidiary, maintains the Brighthouse Services, LLC Limited Death Benefit Plan (the “Limited Death Benefit Plan”) to provide a benefit to the participants who die while employed by Brighthouse Services or its designated affiliates. The participants are employees of Brighthouse Financial who are entitled to a “traditional formula” benefit upon retirement under the MetLife, Inc. Auxiliary Retirement Plan (the “MetLife ARP”) and whose employment transferred from MetLife Group, Inc. to Brighthouse Services in connection with the Separation from MetLife, Inc. Under the MetLife ARP, participants are not entitled to a traditional formula benefit if they die while employed by Brighthouse Financial. The Limited Death Benefit Plan provides the participants with a benefit in the form of a final wage payment that approximates the MetLife ARP benefit that would be lost should they die while employed by Brighthouse Financial. The Limited Death Benefit Plan currently has 10 participants, of whom two, Christine M. DeBiase and John Rosenthal, are NEOs. The potential amount of the benefit to be paid to these NEOs is described in the “Potential Payments Upon Termination or Change in Control” table. As an offset to Brighthouse Services’ potential liabilities under the Limited Death Benefit Plan, Brighthouse Services maintains a company-owned life insurance (“COLI”) policy on the life of one participant. Brighthouse Services is the beneficiary under the policy and will receive the COLI proceeds upon the insured’s death.

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Compensation Discussion and Analysis — Section 3 – Additional Compensation Practices and Policies	59

Termination and Change of Control Benefits

The Brighthouse Services, LLC Executive Severance Pay Plan, as amended and restated in November 2019 (the “Severance Plan”), provides severance pay and related benefits to certain terminated executive officers in consideration of a release of employment-related claims and subject to compliance with a covenant not-to-compete and other restrictive covenants. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Severance Plan.

The Brighthouse Services, LLC Change of Control Severance Pay Plan (the “Change of Control Plan”) provides a means to help us retain our senior executive officers while a transaction is pending or during the two-year transition period following the close of a transaction and the alignment of their interests with those of our stockholders, promoting maximum stockholder value without impinging on Brighthouse’s flexibility to engage in or successfully transition after a transaction. Under the terms of the Change of Control Plan, a covered participant is eligible to receive severance payments if within two years following a change of control the participant is terminated involuntarily without cause or the participant discontinues employment for “good reason,” or if following the occurrence of a potential change of control the participant is terminated involuntarily without cause within six months prior to a change of control. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Change of Control Plan.

As of December 31, 2021, we had no employment agreements or offer letters with any of our NEOs that provide for individual severance or change of control benefits. On March 31, 2022, Mr. Murphy entered into a Separation Agreement, Waiver and General Release with Brighthouse Services in connection with his separation from Brighthouse Financial. Payments made pursuant to these individual agreements are described in detail following the “Potential Payments Upon Termination or Change in Control” table.

Equity awards held by our NEOs may vest and become payable in the event of termination or a change of control in accordance with the terms of the Employee Plan and the applicable award agreement (including the award agreement supplement).

In addition, certain amounts credited to our NEOs under the Employee Plan may vest and become payable in the event of the NEO’s death or termination on or following the NEO’s “Rule of 65 Date,” which is the date that the sum of a participant’s age plus years of service (which for Brighthouse Financial employees at the time of the Separation includes MetLife service) equals or exceeds 65, provided the participant has at least five years of service. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Employee Plan.

Stock-Based Award Timing Practices

Stock-based LTI awards are expected to be granted on an annual basis to our executive officers, including the NEOs, in connection with Board and Compensation and Human Capital Committee meetings occurring in the first quarter of each year, although stock-based awards may be granted from time to time in connection with the hiring or change of responsibilities of an executive officer.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally provides that compensation payable to any of our NEOs in excess of $1 million will not be deductible, except to the extent paid pursuant to a grandfathered “performance-based compensation” arrangement in place as of November 2, 2017. While the Company and the Compensation and Human Capital Committee consider the availability of Section 162(m) deductions in the design of our executive compensation program, the Company and the Compensation and Human Capital Committee reserve the right to pay non-deductible compensation if necessary or appropriate to retain and incent key executives whose performance is important to our success. Notwithstanding the absence of the Section 162(m) exclusion for performance-based compensation, the Compensation and Human Capital Committee expects to continue to place performance conditions on our STI and LTI Awards granted to our NEOs consistent with our pay-for-performance compensation philosophy.

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60	Compensation Discussion and Analysis — Section 4 – 2022 Compensation Program Overview

Hedging and Pledging Prohibition

Our insider trading policy prohibits all Directors and employees, including our NEOs, from engaging in speculative transactions, including short sales, hedging, and trading in put and call options, with respect to the Company’s securities. The insider trading policy also prohibits Directors and employees, including our NEOs, from pledging Company securities.

Clawback Policy

Our Board believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. In August 2018, the Board approved and adopted a compensation recoupment policy (the “Clawback Policy”) that allows Brighthouse Financial to seek recoupment of incentive compensation in the circumstances described in the following table. The Board delegated to the Compensation and Human Capital Committee authority to administer the Clawback Policy, including authority to determine in its judgment and sole discretion whether to seek recoupment of any compensation.

Conduct or Event	Covered Persons	Compensation Subject to Recoupment	Covered Period

Fraud or misconduct causing a material financial restatement	CEO, CFO, Chief Accounting Officer, or any employee who materially contributed to the fraud or misconduct	Any incentive compensation	Three years prior to the date the Company determines a restatement is necessary

Conduct, or failure to supervise, which results in material financial or reputational harm	Any employee who engaged in the misconduct	Any incentive compensation	Period of misconduct

Material inaccuracy in performance metrics	Executive officers and any employee who materially contributed to, or failed to supervise with respect to, the material inaccuracy	Excess incentive compensation that was, or will be, paid based on the inaccurate metric	Three years prior to achievement of the performance metric

Risk Assessment

At the Compensation and Human Capital Committee’s March 2022 meeting, SBCG presented a compensation risk assessment report that it prepared and developed in consultation with Brighthouse Financial’s management, including our Chief Risk Officer, based on its review of our compensation programs. SBCG highlighted the compensation governance policies and Board-level controls in place to manage compensation-related risk and the risk-balancing and risk-mitigating features of our 2021 compensation program, including our strong Clawback Policy, balanced pay mix, caps on incentive payouts, and the Compensation and Human Capital Committee’s ability to exercise discretion. Following a discussion of SBCG’s assessment and findings, the Compensation and Human Capital Committee concluded that the risks arising from the Company’s compensation programs are not reasonably likely to have a material adverse impact on the Company.

Brighthouse Financial  |  2022 Proxy Statement

Compensation Discussion and Analysis — Section 4 – 2022 Compensation Program Overview	61

Section 4 – 2022 Compensation Program Overview

This section provides an overview of our 2022 executive compensation program, including changes we have made from our 2021 executive compensation program. The 2022 executive compensation program will be more fully discussed in next year’s proxy statement (in connection with our 2023 annual meeting of stockholders).

2021 Say-on-Pay Vote and Stockholder Engagement

At our 2021 Annual Meeting, approximately 94% of the votes cast by our stockholders voted “FOR” our Say-on-Pay proposal to approve the compensation paid to our NEOs. The Compensation and Human Capital Committee considered the results of this vote in reviewing our 2021 executive compensation program and making compensation decisions for our NEOs. The Compensation and Human Capital Committee also considered stockholders’ views and feedback they shared during our 2021-2022 stockholder engagement program, as discussed above (see “Stockholder Engagement”). During our engagements, stockholders overwhelmingly expressed approval of our 2021 compensation program and the quality of our compensation-related disclosures. Our stockholders also expressed support for our 2021 executive compensation program, including our use of quantitative compensation metrics that are aligned with the Company’s strategy to drive long-term value creation. The following table describes the feedback we received related to our compensation program and how we have addressed it.

What we heard	What we’re doing

Stockholders did not identify any substantive or significant concerns with our compensation program or pay practices

•  The Compensation and Human Capital Committee values feedback from our stockholders and considers it in its oversight of our executive compensation program. We describe certain enhancements in this “Section 4.”

Disclosure about compensation practices was robust	• It is important for us to be transparent and clear about our compensation program. We aim to provide robust and useful disclosure about our compensation practices.

Provide disclosure about threshold and maximum performance levels

•  Our STI Metrics and PSU Metrics disclosures have been enhanced to include threshold and maximum performance levels. See “Compensation Discussion and Analysis – Section 1 – Executive Summary – Responding to the COVID-19 Pandemic.”

Incentive compensation metrics are aligned with the Company’s strategy

•  The Compensation and Human Capital Committee annually reviews our incentive compensation metrics to ensure that they align with our strategy and incentivize behaviors that we believe will create long-term value for our stockholders. See “Proxy Summary – the Brighthouse Financial Story” and “Compensation Discussion and Analysis – Section 1 – Executive Summary.”

Provide disclosure about how ESG factors, including DE&I, have been incorporated into our compensation program

•  The Compensation and Human Capital Committee has incorporated DE&I factors into its assessment of each NEO’s performance. See “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program – 2021 Short-Term Incentive Awards.”

2022 STI Program

Our 2022 STI program is generally consistent with our 2021 program. The Compensation and Human Capital Committee continues to believe that our STI metrics are linked to Brighthouse Financial’s strategic goals and incentivize behaviors that drive the Company’s success. Our 2022 STI Metrics are unchanged from 2021, except for a change to the definition of one metric, as follows.

Changes to STI Metrics – Definition of Normalized Statutory Earnings. As described in our 2021 Form 10-K, beginning with the first quarter of 2022, the calculation of normalized statutory earnings has been revised to better align with VA reform and, therefore, our combined RBC ratio, where the relevant CTE measure is CTE98 rather than CTE95.

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62	Compensation Discussion and Analysis — Compensation Committee Report

2022 LTI Program

Our 2022 LTI program is unchanged from our 2021 program. 2022 LTI Awards consist of the same mix of PSUs and RSUs as our 2021 LTI Awards. Our 2022 PSU Metrics are unchanged from 2021. The Compensation and Human Capital Committee continues to believe that our PSU metrics are linked to Brighthouse Financial’s strategic goals and incentivize behaviors that drive long-term value creation. The 2022 PSU metrics measure Brighthouse Financial’s performance over the 2022-2024 performance period. The actual number of Shares issued pursuant to the PSUs, if any, at the end of the performance period will depend on the Company’s actual performance.

2022 Target TDC

In January and February 2022, the Independent Directors (in the case of the CEO) and the Compensation and Human Capital Committee (in the case of the other NEOs) approved the Target TDC for each NEO, effective March 5, 2022, as described in the following table. (1)

Name	Base Salary	Target STI (as % of Base Salary)	Target LTI (as % of Base Salary)	Target TDC

Eric Steigerwalt (2)	$1,000,000	200%	600%	$9,000,000

Ed Spehar (3)	$ 600,000	150%	290%	$3,240,000

Christine DeBiase (4)	$ 600,000	140%	200%	$2,640,000

John Rosenthal	$ 550,000	195%	250%	$2,997,500

(1)	Mr. Murphy ceased serving as Chief Operating Officer effective March 18, 2022, and has been omitted from this table.

(2)

Changes from Mr. Steigerwalt’s 2021 Target TDC include: (i) Base Salary increase from $925,000 to $1,000,000 and (ii) Target LTI increase from 530% to 600% of base salary, resulting in an increase in Target TDC from $7,677,500 to $9,000,000.

(3)	Changes from Mr. Spehar’s 2021 Target TDC include an increase of Target LTI from 225% to 290% of base salary, resulting in an increase in Target TDC from $2,850,000 to $3,240,000.

(4)	Changes from Ms. DeBiase’s 2021 Target TDC include an increase to Target LTI from 190% to 200% of base salary, resulting in an increase in Target TDC from $2,610,000 to $2,640,000.

Compensation Committee Report

The Compensation and Human Capital Committee has reviewed the CD&A and discussed the CD&A with management. Based on the Compensation and Human Capital Committee’s review and discussion with management, the Compensation and Human Capital Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement.

Compensation and Human Capital Committee

Diane Offereins (Chair)

Irene Chang Britt

Eileen Mallesch

Paul Wetzel

Brighthouse Financial  |  2022 Proxy Statement

Compensation Tables — Summary Compensation Table for 2021	63

Compensation Tables

The Summary Compensation Table below presents information regarding compensation for each of our NEOs for each of the years they were so designated during 2021, 2020, and 2019. The accompanying footnotes and narrative provide important information regarding our NEOs’ compensation for those periods and describes, among other things, the manner in which the 2021 compensation for our NEOs was calculated.

Summary Compensation Table for 2021

Name and Title	Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Eric Steigerwalt President and Chief Executive Officer	2021	$925,000		$4,902,429	$1,831,500	$255,096	$7,914,025
	2020	$920,192		$4,902,445	$2,035,000	$275,707	$8,133,344
	2019	$896,538		$4,499,982	$2,780,685	$312,913	$8,490,118

Ed Spehar Executive Vice President and Chief Financial Officer	2021	$600,000		$1,349,944	$ 891,000	$135,617	$2,976,561
	2020	$600,000		$1,049,968	$ 924,000	$383,243	$2,957,211
	2019	$253,846	$597,900	$ 527,260	$ 546,000	$ 79,212	$2,004,218

Christine DeBiase Executive Vice President, Chief Administrative Officer and General Counsel	2021	$600,000		$1,049,983	$ 831,600	$131,736	$2,613,319
	2020	$600,000		$1,049,968	$ 924,000	$137,648	$2,711,616
	2019	$597,692		$1,049,968	$1,048,779	$147,736	$2,844,175

Conor Murphy (5) Executive Vice President and Chief Operating Officer	2021	$600,000		$1,139,931	$ 811,300	$129,997	$2,681,228
	2020	$600,000		$1,139,962	$ 907,000	$142,460	$2,789,422
	2019	$597,692		$1,139,949	$1,352,823	$745,707	$3,836,171

John Rosenthal Executive Vice President and Chief Investment Officer	2021	$550,000		$1,374,988	$1,061,775	$149,585	$3,136,348
	2020	$550,000		$1,374,929	$1,179,750	$163,721	$3,268,400
	2019	$547,885		$1,099,966	$1,672,140	$190,811	$3,510,802

(1)

Salary. Amounts reported in the Salary column reflect the actual amount of base salary paid to each NEO in that year for services to Brighthouse Financial and its subsidiaries. For the relationship of each NEO’s 2021 base salary earnings to that officer’s 2021 Target TDC, see “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program – 2021 Target Total Direct Compensation.”

(2)

Stock Awards. Amounts reported in this column reflect the aggregate grant date fair value calculated in accordance with ASC Topic 718, modified to exclude the effect of estimated forfeitures, of the 2021 LTI awards granted as RSUs and PSUs under the Employee Plan. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of Share awards, see Note 10 of the Notes to the Consolidated Financial Statements in our 2021 Form 10-K.

2021 LTI Awards – For further discussion of the performance goals applicable to the PSU awards in 2021, see “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program – 2021 Long-Term Incentive Awards.” The table below reports the grant date fair value of the RSUs and PSUs (at the target performance level) granted as part of the 2021 LTI Award.

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64	Compensation Tables — Summary Compensation Table for 2021

The following table reports the grant date fair value of RSUs and PSUs (at the target performance level) granted to our NEOs.

Name	2021 RSUs	Grant Date Value of 2021 RSUs	2021 PSUs	Grant Date Value of 2021 PSUs

Eric Steigerwalt	35,645	$1,470,712	83,173	$3,431,717

Ed Spehar	13,087	$ 539,969	19,631	$ 809,975

Christine DeBiase	10,179	$ 419,985	15,269	$ 629,998

Conor Murphy	11,051	$ 455,964	16,577	$ 683,967

John Rosenthal	13,330	$ 549,995	19,995	$ 824,993

The following table reports the hypothetical grant date fair value of the PSUs if maximum performance was achieved. Maximum payout of the PSUs is 150% of target.

Name	Grant Date Value of 2021 PSUs at Maximum Performance Level

Eric Steigerwalt	$5,147,556

Ed Spehar	$1,214,942

Christine DeBiase	$ 944,978

Conor Murphy	$1,025,930

John Rosenthal	$1,237,470

(3)

Non-Equity Incentive Plan Compensation. The amounts in this column represent each NEO’s 2021 STI Award earned in respect of service in 2021. The terms of the STI Award are summarized under “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program – 2021 STI Metrics.” The table below shows the amount earned by each NEO in 2021 under the STI Award.

Name	2021 STI Award

Eric Steigerwalt	$1,831,500

Ed Spehar	$ 891,000

Christine DeBiase	$ 831,600

Conor Murphy	$ 811,300

John Rosenthal	$1,061,775

(4)	All Other Compensation. This column includes Company contributions to each NEO in respect of 2021 to the Brighthouse Savings Plan and the Auxiliary Plan, in the following amounts.

Name	Brighthouse Savings Plan	Auxiliary Plan

Eric Steigerwalt	$26,994	$228,102

Ed Spehar	$26,994	$108,623

Christine DeBiase	$26,997	$104,739

Conor Murphy	$26,993	$103,004

John Rosenthal	$26,994	$122,591

(5)	Mr. Murphy ceased serving as Chief Operating Officer effective March 18, 2022, and will depart Brighthouse Financial at a later date.

Brighthouse Financial  |  2022 Proxy Statement

Compensation Tables — Grants of Plan-Based Awards in 2021	65

Grants of Plan-Based Awards in 2021

The following table presents individual awards granted to each NEO for 2021. For information about these awards, see “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program.”

Name	Grant Type	Grant Date (1)	Approval Date (1)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards(3)
				Threshold (2)	Target	Maximum (2)	Threshold (2)	Target	Maximum (2)

Eric Steigerwalt	Short-Term Incentive			$925,000	$1,850,000	$2,775,000
	Restricted Stock Units (4)	3/1/21	2/19/21							35,645	$1,470,712
	Performance Share Units (5)	3/1/21	2/19/21				41,586	83,173	124,759		$3,431,717

Ed Spehar	Short-Term Incentive			$450,000	$900,000	$1,350,000
	Restricted Stock Units (4)	3/1/21	2/19/21							13,087	$539,969
	Performance Share Units (5)	3/1/21	2/19/21				9,815	19,631	29,446		$809,975

Christine DeBiase	Short-Term Incentive			$420,000	$840,000	$1,260,000
	Restricted Stock Units (4)	3/1/21	2/19/21							10,179	$419,985
	Performance Share Units (5)	3/1/21	2/19/21				7,634	15,269	22,903		$629,998

Conor Murphy(6)	Short-Term Incentive			$435,000	$870,000	$1,305,000
	Restricted Stock Units (4)	3/1/21	2/19/21							11,051	$455,964
	Performance Share Units (5)	3/1/21	2/19/21				8,288	16,577	24,865		$683,967

John Rosenthal	Short-Term Incentive			$536,250	$1,072,500	$1,608,750
	Restricted Stock Units (4)	3/1/21	2/19/21							13,330	$549,995
	Performance Share Units (5)	3/1/21	2/19/21				9,997	19,995	29,992		$824,993

(1)	The 2021 LTI awards of PSUs and RSUs under the Employee Plan were approved by our Compensation and Human Capital Committee on February 19, 2021, and granted effective March 1, 2021.

(2)	For the STI and PSUs, the Threshold and Maximum reflect 50% and 150% of target, respectively.

(3)

Amounts reported in this column reflect the aggregate grant date fair value of all equity-based awards granted to the NEOs in 2021 calculated in accordance with ASC Topic 718, modified to exclude the effect of estimated forfeitures. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of equity-based awards, see Note 10 of the Notes to the Consolidated Financial Statements in our 2021 Form 10-K. The aggregate grant date fair value of the PSUs reflects the probable outcome of the performance conditions on the grant date.

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66	Compensation Tables — Grants of Plan-Based Awards in 2021

(4)

The Compensation and Human Capital Committee awarded RSUs to our NEOs as part of their 2021 LTI Awards under the Employee Plan. RSUs are scheduled to ratably vest at a rate of one-third of the award on the first three anniversaries of the Grant Date listed. The value at vesting will depend on the price of a Share at the time of vesting. For additional information about the RSUs, see “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program – 2021 Long-Term Incentive Awards.”

(5)

The Compensation and Human Capital Committee awarded PSUs to our NEOs as part of their 2021 LTI Awards under the Employee Plan. PSUs are scheduled to cliff vest on March 1, 2024. Whether any PSUs actually vest and the value at vesting will depend both on the price of a Share at the time of vesting and on Brighthouse Financial’s actual achievement of metrics approved by the Compensation and Human Capital Committee (Statutory Expense Ratio (60%) and Net Cash Flow to the Holding Company (40%)). Each PSU Metric has a threshold performance level (payout of 50% of target value), target performance level (100% of target value), and maximum performance level (150% of target value). For additional information about the PSUs, see “Compensation Discussion and Analysis – Section 2 – Our 2021 Executive Compensation Program – 2021 Long-Term Incentive Awards.”

(6)

Mr. Murphy ceased serving as Chief Operating Officer effective March 18, 2022, and will depart Brighthouse Financial at a later date. Following the termination of his employment, outstanding awards held by Mr. Murphy will be treated in accordance with the Employee Plan and the applicable award agreements.

Brighthouse Financial  |  2022 Proxy Statement

Compensation Tables — Outstanding Equity Awards at 2021 Fiscal Year End	67

Outstanding Equity Awards at 2021 Fiscal Year End

The following table provides information concerning unexercised options and stock-based awards that have not vested for each NEO as of December 31, 2021.

		Option Awards				Stock Awards
Name	Award Date / Award Type	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested (5)

Eric Steigerwalt	5/23/2018 (NQSO)	92,137	0	$53.47	2/29/2028
	3/1/19 (RSU)					11,547	$598,135
	3/1/19 (PSU)					82,447	$4,270,755
	3/1/20 (RSU)					27,357	$1,417,093
	3/1/20 (PSU)							95,751	$4,959,902
	3/1/21 (RSU)					35,645	$1,846,411
	3/1/21 (PSU)							83,173	$4,308,361

Ed Spehar (6)	9/3/19 (RSU)					9,554	$494,897
	3/1/20 (RSU)					7,812	$404,662
	3/1/20 (PSU)							17,578	$910,540
	3/1/21 (RSU)					13,087	$677,907
	3/1/21 (PSU)							19,631	$1,016,886

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68	Compensation Tables — Outstanding Equity Awards at 2021 Fiscal Year End

		Option Awards				Stock Awards
Name	Award Date / Award Type	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested (5)

Christine DeBiase	5/23/2018 (NQSO)	20,602	0	$53.47	2/29/2028
	3/1/19 (RSU)					3,592	$186,066
	3/1/19 (PSU)					16,489	$854,130
	3/1/20 (RSU)					7,812	$404,662
	3/1/20 (PSU)							17,578	$910,540
	3/1/21 (RSU)					10,179	$527,272
	3/1/21 (PSU)							15,269	$790,934

Conor Murphy(7)	5/23/2018 (NQSO)	15,816	0	$53.47	2/29/2028
	3/1/19 (RSU)					3,900	$202,020
	3/1/19 (PSU)					17,902	$927,324

	3/1/20 (RSU)					8,482	$439,368
	3/1/20 (PSU)							19,084	$988,551
	3/1/21 (RSU)					11,051	$572,442
	3/1/21 (PSU)							16,577	$858,689

Brighthouse Financial  |  2022 Proxy Statement

Compensation Tables — Outstanding Equity Awards at 2021 Fiscal Year End	69

		Option Awards				Stock Awards
Name	Award Date / Award Type	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested (5)

John Rosenthal	5/23/2018 (NQSO)	22,522	0	$53.47	2/29/2028
	3/1/19 (RSU)					3,763	$194,923
	3/1/19 (PSU)					17,274	$894,793
	3/1/20 (RSU)					10,230	$529,914
	3/1/20 (PSU)							23,018	$1,192,332
	3/1/21 (RSU)					13,330	$690,494
	3/1/21 (PSU)							19,995	$1,035,741

(1)	Represents NQSOs granted on March 1, 2018, and approved by stockholders on May 23, 2018, of which one-third vested annually on March 1 of each of 2019, 2020, and 2021.

(2)

All RSUs vest one-third annually as follows: (i) March 1, 2019 RSU vests on March 1 of each of 2020, 2021, and 2022; (ii) March 1, 2020 RSU vests on March 1 of each of 2021, 2022, and 2023; and (iii) March 1, 2021 RSU vests on March 1 of each of 2022, 2023, and 2024.

The March 1, 2019 PSUs cliff vested on March 1, 2022, and were paid at 102% of target value, based on actual performance during the 2019-2021 performance period.

(3)	The market value of RSUs was determined by multiplying the number of Shares by $51.80, the closing price of the Company’s common stock on December 31, 2021.

The market value of 2019 PSUs was determined by multiplying the number of Shares, determined based on actual performance during the 2019-2021 performance period, by $51.80, the closing price of the Company’s common stock on December 31, 2021.

(4)

All PSUs cliff-vest, subject to achievement of specified performance criteria, as follows, with reported performance above based on performance through 2021: (i) March 1, 2020 PSU on March 1, 2023, reported above based on performance at 100% of target value; and (ii) March 1, 2021 PSU on March 1, 2024, reported above based on performance at 100% of target value.

(5)	The market value of PSUs was determined by multiplying the number of Shares reported above based on performance at 100% of target value by $51.80 (the closing price on December 31, 2021).

(6)	Mr. Spehar’s 9/3/19 RSUs vest in full on September 3, 2022.

2022 Proxy Statement  |  Brighthouse Financial

70	Compensation Tables — Nonqualified Deferred Compensation in 2021

Option Exercises and Stock Vested in 2021

The following table provides information regarding all RSUs and PSUs held by the NEOs that vested during 2021. No options were exercised by any NEO during 2021.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting

Eric Steigerwalt	71,045	$2,931,317

Ed Spehar	3,906	$ 161,162

Christine DeBiase	17,743	$ 732,076

Conor Murphy	16,005	$ 660,366

John Rosenthal	20,078	$ 828,418

Nonqualified Deferred Compensation in 2021

The following table presents nonqualified deferred compensation paid to our NEOs for 2021.

Name	Plan Name	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year (1)	Aggregate Gains (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (2)

Eric Steigerwalt	Auxiliary Plan		$228,102	$49,664		$1,494,684

Ed Spehar	Auxiliary Plan		$108,623	$4,155		$258,720

Christine DeBiase	Auxiliary Plan		$104,739	$33,118		$635,109

Conor Murphy	Auxiliary Plan		$103,004	$25,877		$469,635

John Rosenthal	Auxiliary Plan		$122,591	$22,017		$854,469

(1)	Amounts in this column are reported as components of employer contributions to the Auxiliary Plan for Fiscal 2021 in the “All Other Compensation” column of the Summary Compensation Table above.

(2)

Amounts in this column that were previously reported in the “All Other Compensation” column of the Summary Compensation Table included in the (a) 2018 Proxy Statement were as follows: Mr. Steigerwalt ($108,632); Ms. DeBiase ($41,146); and Mr. Rosenthal ($66,236); (b) 2019 Proxy Statement were as follows: Mr. Steigerwalt ($271,445); Ms. DeBiase ($112,983); Mr. Murphy ($85,293); and Mr. Rosenthal ($152,756); (c) 2020 Proxy Statement were as follows: Mr. Steigerwalt ($288,313); Mr. Spehar ($17,167); Ms. DeBiase ($122,247); Mr. Murphy ($128,902); and Mr. Rosenthal ($163,853); and (d) 2021 Proxy Statement were as follows: Mr. Steigerwalt ($247,940); Mr. Spehar ($122,690); Ms. DeBiase ($110,314); Mr. Murphy ($115,123); and Mr. Rosenthal ($136,475). Aggregate balances at 2019 fiscal year end were as follows: Mr. Steigerwalt ($848,259); Mr. Spehar ($17,167); Ms. DeBiase ($329,235); Mr. Murphy ($225,631); and Mr. Rosenthal ($512,226). Aggregate balances at 2020 fiscal year end were as follows: Mr. Steigerwalt ($1,216,918); Mr. Spehar ($145,942); Ms. DeBiase ($497,252); Mr. Murphy ($340,754); and Mr. Rosenthal ($709,861).

Auxiliary Plan

NEOs and other eligible employees who elected to contribute a portion of their eligible compensation under the tax-qualified Brighthouse Savings Plan in 2021 received a Company matching contribution which is equal to 100% of up to the first 6% of their eligible compensation in that plan in 2021. In addition, a non-discretionary Company

Brighthouse Financial  |  2022 Proxy Statement

Compensation Tables — Nonqualified Deferred Compensation in 2021	71

contribution equal to 3% of eligible compensation was allocated to eligible employees in that plan in 2021. The Code limits compensation that is eligible for employer contributions under the Brighthouse Savings Plan. In 2021, the Company could not make contributions based on compensation over $290,000.

NEOs and other eligible employees who elected to participate in the Brighthouse Savings Plan during 2021 were credited under the Auxiliary Plan with a percentage of their eligible compensation beyond the compensation limit. The Company contribution, including both the matching and non-elective contribution, was determined using the same employee contribution rate and Company contribution rate as applied under the Brighthouse Savings Plan. This Company contribution is credited to an account established for the employee under the nonqualified Auxiliary Plan. Auxiliary Plan balances are paid in a lump sum as soon as administratively practicable after termination of employment.

Amounts in the Auxiliary Plan are subject to the requirements of Section 409A of the Code (“Section 409A”). Payments to the top 50 highest-paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

Employees may choose from a number of simulated investments for their Auxiliary Plan accounts. These simulated investments were similar to the core funds offered under the Brighthouse Savings Plan in 2021. Employees may change the simulated investments for new Company contributions to their Auxiliary Plan accounts at any time. The simulated investment return for each of the alternatives under the Auxiliary Plan for calendar year 2021 is as follows: Schwab Government Money Fund – Investor Shares (SNVXX), 0.02%; Western Asset Core Bond Fund Class Investor Shares (WACSX), -1.80%; Vanguard Inflation-Protected Securities Fund Admiral Shares (VAIPX), 5.68%; Vanguard Value Index Fund Institutional Shares (VIVIX), 26.48%; Vanguard 500 Index Fund Admiral Shares (VFIAX), 28.66 (available until April 2021); Vanguard Institutional Index Fund Institutional Shares (VINIX), 28.67% (available from April 2021); Vanguard Mid-Cap Index Fund Admiral Shares (VIMAX), 24.51 (available until April 2021); Vanguard Mid-Cap Index Fund Institutional Shares (VMCIX), 24.53% (available from April 2021); Vanguard Small-Cap Index Fund Admiral Shares (VSMAX), 17.73 (available until April 2021); Vanguard Small Cap Index Fund Institutional Shares (VSCIX), 17.73% (available from April 2021); Fidelity Nasdaq Composite Index (FNCMX), 22.22%; Fidelity Overseas Fund (FOSFX), 19.36%; Vanguard Emerging Markets Stock Index Fund Institutional Shares (VEMAX), 0.86%; Cohen & Steers Real Estate Securities Fund, Inc. Class Institutional (CSDIX), 42.07%; American Funds 2010 Target Date Retirement Fund – Class R6 (RFTTX), 9.32%; American Funds 2015 Target Date Retirement Fund – Class R6 (RFJTX), 10.27%; American Funds 2020 Target Date Retirement Fund – Class R6 (RRCTX), 10.64%; American Funds 2025 Target Date Retirement Fund – Class R6 (RFDTX), 11.44%; American Funds 2030 Target Date Retirement Fund – Class R6 (RFETX), 13.16%; American Funds 2035 Target Date Retirement Fund – Class R6 (RFFTX), 15.54%; American Funds 2040 Target Date Retirement Fund – Class R6 (RFGTX), 16.83%; American Funds 2045 Target Date Retirement Fund – Class R6 (RFHTX), 17.18%; American Funds 2050 Target Date Retirement Fund – Class R6 (RFITX), 17.27%; American Funds 2055 Target Date Retirement Fund – Class R6 (RFKTX), 17.28%; American Funds 2060 Target Date Retirement Fund – Class R6 (RFUTX), 17.19%; and American Funds 2065 Target Date Retirement Fund – Class R6 (RFVTX), 17.32%.

2022 Proxy Statement  |  Brighthouse Financial

72	Compensation Tables — Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

The following table sets forth, for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with a termination of employment under the circumstances described below on December 31, 2021 (the “Trigger Date”).

Name	Benefits and Payments	Trigger Events (1)
		Voluntary Termination (2)	Involuntary Not-For-Cause Termination (3)	Change of Control with no Termination (4)	Involuntary Not-For-Cause or Good Reason Termination After Change in Control (5)	Death (6)

Eric Steigerwalt	Base Salary		$925,000		$1,850,000
	Annual STI		$3,700,000		$5,550,000
	RSUs (7)	$3,861,638	$3,861,638	$3,861,638	$3,861,638	$3,861,638
	PSUs (8)	$13,455,309	$13,455,309	$13,455,309	$13,455,309	$13,455,309
	Stock Options (9)
	Miscellaneous Payments (10)		$38,710		$65,920
	Total	$17,316,947	$21,980,657	$17,316,947	$24,782,867	$17,316,947

Ed Spehar	Base Salary		$600,000		$1,200,000
	Annual STI		$1,800,000		$2,700,000
	RSUs (7)		$1,577,465	$1,577,465	$1,577,465	$1,577,465
	PSUs (8)		$1,927,426	$1,927,426	$1,927,426	$1,927,426
	Miscellaneous Payments (10)		$38,710		$65,920
	Total	$0	$5,943,601	$3,504,891	$7,470,811	$3,504,891

Christine DeBiase	Base Salary		$600,000		$1,200,000
	Annual STI		$1,680,000		$2,520,000
	RSUs (7)	$1,117,999	$1,117,999	$1,117,999	$1,117,999	$1,117,999
	PSUs (8)	$2,538,873	$2,538,873	$2,538,873	$2,538,873	$2,538,873
	Stock Options (9)
	Limited Death Benefit (11)					$1,233,991
	Miscellaneous Payments (10)		$38,710		$65,920
	Total	$3,656,872	$5,975,582	$3,656,872	$7,442,792	$4,890,863

Brighthouse Financial  |  2022 Proxy Statement

Compensation Tables — Potential Payments Upon Termination or Change in Control	73

Name	Benefits and Payments	Trigger Events (1)
		Voluntary Termination (2)	Involuntary Not-For-Cause Termination (3)	Change of Control with no Termination (4)	Involuntary Not-For-Cause or Good Reason Termination After Change in Control (5)	Death (6)

Conor Murphy (12)	Base Salary		$600,000		$1,200,000
	Annual STI		$1,740,000		$2,610,000
	RSUs (7)		$1,213,829	$1,213,829	$1,213,829	$1,213,829
	PSUs (8)		$2,756,382	$2,756,382	$2,756,382	$2,756,382
	Stock Options (9)
	Miscellaneous Payments (10)		$38,710		$65,920
	Total	$0	$6,348,921	$3,970,211	$7,846,131	$3,970,211

John Rosenthal	Base Salary		$550,000		$1,100,000
	Annual STI		$2,145,000		$3,217,500
	RSUs (7)	$1,415,331	$1,415,331	$1,415,331	$1,415,331	$1,415,331
	PSUs (8)	$3,105,358	$3,105,358	$3,105,358	$3,105,358	$3,105,358
	Stock Options (9)
	Limited Death Benefit (11)					$4,641,134
	Miscellaneous Payments (10)		$38,710		$65,920
	Total	$4,520,689	$7,254,399	$4,520,689	$8,904,109	$9,161,823

(1)

The table does not include termination for cause because such termination does not result in the NEO receiving any additional payments or benefits. “Cause” is defined as the NEO’s conviction or plea of nolo contendere to a felony; act of dishonesty or misconduct that results in, or is believed likely to result in, material damage to Brighthouse Financial’s business or reputation; or a material violation of a Company policy or agreement, where the violation played a role in Brighthouse Financial’s decision to terminate the NEO.

All values for equity-related payments assume the triggering event took place on the Trigger Date, on which the closing price of the Company’s common stock was $51.80.

(2)

If an NEO voluntarily terminates employment after the NEO’s Rule of 65 Date (other than a termination for “Cause”), awards under the Employee Plan continue to vest on the same schedule as if the NEO remained employed with Brighthouse Financial. Mr. Steigerwalt, Mr. Rosenthal, and Ms. DeBiase have satisfied Rule of 65 conditions; Mr. Spehar and Mr. Murphy have not satisfied Rule of 65 conditions, and, therefore, would not receive any additional payouts or vesting of outstanding awards on a voluntary resignation.

(3)

Under the terms of the Severance Plan, an NEO who is involuntarily terminated without Cause would receive: (a) a lump sum equal to the sum of the NEO’s base salary plus the target STI award for the year of separation; (b) a lump sum in lieu of STI award payment equal to the prorated target STI award in the year of termination (plus, if the termination occurs before the prior year’s STI award was paid, a lump sum in lieu of STI award payment equal to the prior year’s STI award); and (c) a lump sum equal to 12 months of premiums at COBRA rates and executive outplacement services. Payment of these severance benefits is conditioned on the NEO’s execution of a separation agreement, waiver and general release within the required time period, and abiding by certain covenants, including those contained in the Agreement to Protect Corporate Property (the “ATPCP”), and non-interference with the Company’s business.

2022 Proxy Statement  |  Brighthouse Financial

74	Compensation Tables — Potential Payments Upon Termination or Change in Control

Treatment of equity awards granted in 2018 is as provided in the Employee Plan and the applicable award agreement. If the NEO is terminated without Cause after the NEO’s Rule of 65 Date, awards continue to vest on the same schedule as if the NEO remained employed with Brighthouse Financial. If the NEO is terminated without Cause before the NEO’s Rule of 65 Date, then: (a) RSUs – a prorated number of RSUs would be payable based on the number of months that lapse after the most recent vesting event, divided by the total number of months in the vesting period (10/36); and (b) PSUs – a prorated number of PSUs would be payable based on the number of months that lapse since grant date, divided by the total number of months in the vesting period (34/36).

Treatment of equity awards granted in 2019 and thereafter is as provided in the Employee Plan and the applicable award agreement, whereby all RSUs and PSUs continue to vest on the same schedule as if the NEO remained employed with Brighthouse Financial. No NQSOs were awarded in 2019, 2020, or 2021, and all NQSOs held by the NEOs were vested as of the Trigger Date.

(4)

If the Compensation Committee determines that an award under the Employee Plan will not be assumed or an alternative award will not be provided in connection with a change of control, all RSUs and PSUs would vest and become immediately payable at target, and any unvested NQSOs would become immediately exercisable. This column assumes the awards were not assumed and alternative awards were not provided in connection with a change of control on the Trigger Date.

(5)

Under the terms of the Change of Control Plan, the NEO would receive severance payments if the NEO is terminated involuntarily without Cause or if the NEO discontinues their employment for “good reason” within two years after a change of control, or upon the occurrence of a potential change of control, if the NEO is terminated involuntarily without cause within six months prior to a change of control. In any of these events, the NEO would receive: (a) a lump sum equal to two times the sum of base salary plus the target STI award for the year of separation; (b) a lump sum in lieu of STI award payment equal to the prorated target STI award in the year of termination (plus, if the termination occurs before the prior year’s STI award was paid, a lump sum in lieu of STI award payment equal to the prior year’s STI award); and (c) a lump sum equal to 24 months of premiums at COBRA rates and 12 months of executive outplacement services. Payment of these severance benefits is conditioned on the NEO’s execution of a separation agreement, waiver and general release within the required time period, abiding by certain covenants, including those contained in the ATPCP, and non-interference with the Company’s business. The amounts reflected in this column do not account for potential reductions of payments or benefits under the Change of Control Plan due to the imposition of excise taxes under Section 4999 of the Code (“Section 4999”). In the event any payments or benefits under the Change of Control Plan, together with any other payments or benefits under other agreements, plans or arrangements, would subject an NEO to an excise tax under Section 4999, and such payments or benefits will be reduced to the extent necessary to avoid the imposition of the excise tax unless the NEO would be better off on an after-tax basis receiving all such payments and benefits.

Treatment of all equity awards is as provided in the Employee Plan and applicable award agreement, which provide that all RSUs and PSUs would immediately vest upon termination and be payable at target on the same schedule as if the NEO remained actively employed, and all NQSOs would become immediately exercisable.

(6)	In the event of an NEO’s termination due to death, RSUs and PSUs immediately vest and become payable at target, and NQSOs become immediately exercisable.

(7)	The value of RSUs is calculated by multiplying the number of outstanding RSUs by the closing price of the Company’s common stock on the Trigger Date.

(8)	The value of PSUs is calculated at target payout by multiplying the number of PSUs awarded at target by the closing price on the Trigger Date.

(9)	All NQSOs were underwater and had no intrinsic value on the Trigger Date.

(10)	Includes payments for COBRA and executive outplacement services.

(11)	Limited Death Benefit Plan offers a one-time, final wage payment to Mr. Rosenthal and Ms. DeBiase (NEOs that participated in MetLife’s Auxiliary Retirement Plan).

Brighthouse Financial  |  2022 Proxy Statement

Compensation Tables — Equity Compensation Plan Information as of December 31, 2021; CEO Pay Ratio	75

(12)

In connection with Mr. Murphy’s upcoming departure from Brighthouse Financial, Mr. Murphy entered into a Separation Agreement, Waiver and General Release, dated March 31, 2022, with Brighthouse Services pursuant to which Mr. Murphy will receive severance benefits in accordance with the terms of the Severance Plan. Mr. Murphy’s 2021 equity awards will be treated as described in Note 6 to the 2021 Grants of Plan-Based Awards table. Payments to Mr. Murphy will be subject to certain customary covenants, including restrictions on the disclosure of confidential information and disparagement, solicitation or hiring of employees, and solicitation of customers.

Equity Compensation Plan Information as of December 31, 2021

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1) (a)	Weighted- average exercise price of outstanding options, warrants, and rights (b)		Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,983,773	$53.47	(2)	4,256,876	(3)

Equity compensation plans not approved by security holders	-	-		-

Total	1,983,773			4,256,876

(1)

Represents the number of underlying Shares associated with outstanding NQSOs (187,371), RSUs (695,290), and PSUs (1,054,659, assuming the maximum number of PSUs will be earned) under the Employee Plan, and RSUs (46,453) under the Director Plan.

(2)	Represents the weighted-average exercise price of outstanding options only (NQSOs granted in 2018 only).

(3)

The Shares authorized in the following plans are available for future issuance: Employee Plan – 3,677,080 (out of 7,000,000, assuming the maximum number of PSUs will be earned); Director Plan – 279,540 (out of 400,000); and Brighthouse Financial, Inc. Employee Stock Purchase Plan (“ESPP”) – 300,256 (out of 600,000). As of December 31, 2021, no Shares were subject to an outstanding right to purchase under the ESPP.

CEO Pay Ratio

Identification of the Median Employee. To identify our median employee, we used the same methodology used to determine the median employee for 2018 (in 2019 and 2020, we used the same median employee identified in 2018). We first calculated the total target cash compensation for all 1,481 employees (excluding the CEO) who were employed by Brighthouse Financial (or its affiliates) as of December 31, 2021. Total target cash compensation includes base salary and target short-term incentive or cash sales incentives, which have been annualized for employees who were employed by Brighthouse Financial (or its affiliates) for less than the full year. We then used the median total target cash compensation to identify the median employee. We have determined total target cash compensation to be a consistently applied compensation measure that we can apply to all employees, year over year, that reasonably reflects the annual compensation of our employees. We selected December 31, 2021, because it enabled us to efficiently apply the metric to our employee population and identify the median employee. We did not exclude any employees from the population and did not make any adjustments to any employee’s compensation.

Pay Ratio. After identifying the median employee, we calculated the median employee’s compensation in accordance with rules governing computation of the CEO’s pay in the Summary Compensation Table. The median of the annual total compensation of all employees of our company (other than our CEO) was $132,963, and the total compensation of our CEO, as reported in the Summary Compensation Table, was $7,914,025. Based on this information, for 2021 the reasonably estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 60 to 1.

The ratio and total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that employee’s total compensation, the composition and location of the workforce, and other factors may vary significantly among companies.

2022 Proxy Statement  |  Brighthouse Financial

76	Certain Relationships and Related Person Transactions

Certain Relationships and Related Person Transactions

Related Person Transaction Approval Policy

The Board has adopted a written related person transaction approval policy pursuant to which our Nominating and Corporate Governance Committee, or for so long as any member of such committee is not an independent director, a committee of the Board consisting of the independent members of the Nominating and Corporate Governance Committee, will review and approve or take such other action as it may deem appropriate with respect to certain transactions.

A “Related Person” is a Director, Director nominee, Executive Officer, immediate family members of the above, holders of more than 5% of our outstanding Shares, or any entity in which any of the foregoing people holds a beneficial ownership interest of 10% or more. A “Related Person Transaction” is any transaction, arrangement, or relationship of $120,000 or more in a fiscal year in which Brighthouse Financial is a participant and the Related Person has a direct or indirect material interest. Under the Related Person Transaction Policy, the Nominating and Corporate Governance Committee reviews the Related Person Transaction in question to determine whether it is inconsistent with Brighthouse Financial’s best interests. If the Nominating and Corporate Governance Committee determines that the Related Person Transaction is not inconsistent with Brighthouse Financial’s best interests, then it may approve or ratify the Related Person Transaction.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of Shares beneficially owned as of the Record Date by each of the Directors and NEOs of Brighthouse Financial, as well as all the Directors and executive officers as a group.

Shares beneficially owned include, to the extent applicable to a Director, NEO, or executive officer:

•	securities held in each individual’s name;
•	securities held by a broker for the benefit of the individual;
•	securities to which the individual has the right to acquire beneficial ownership within the following 60 days; and
•	other securities for which the individual may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the securities).

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Certain Relationships and Related Person Transactions	77

The address of each beneficial owner presented in the following table is c/o Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277.

Beneficial Owners	Number of Shares of Our Common Stock Beneficially Owned (1, 2)	Percentage of Our Common Stock Outstanding

Christine DeBiase	79,275	*

John Rosenthal	103,179	*

Edward Spehar	16,269	*

Eric Steigerwalt (3)	337,306	*

Irene Chang Britt	14,883	*

Chuck Chaplin	24,631	*

Steve Hooley	6,965	*

Carol Juel	1,791	*

Eileen Mallesch	11,671	*

Diane Offereins	14,883	*

Pat Shouvlin	14,883	*

Paul Wetzel (4)	14,883	*

All Directors, Director nominees and executive officers as a group (14 persons) (5)	723,518	*

*	Indicates that the percentage of beneficial ownership does not exceed 1%.

(1)

Includes Shares that the current executive officers have the right to acquire within 60 days of April 11, 2022, through the exercise of underlying options as follows: Ms. DeBiase, 20,602 Shares; Mr. Rosenthal, 22,522 Shares; Mr. Steigerwalt, 92,137 Shares; other executive officers, 22,342 Shares.

(2)

Includes RSUs granted to current Directors that will vest within 60 days of April 11, 2022, as follows: Ms. Britt, 3,615 RSUs; Mr. Chaplin, 5,806 RSUs; Mr. Hooley, 3,615 RSUs; Ms. Juel, 1,791 RSUs; Ms. Mallesch, 3,615 RSUs; Ms. Offereins, 3,615 RSUs; Mr. Shouvlin, 3,615 RSUs; and Mr. Wetzel, 3,615 RSUs.

(3)	Includes 1,801 Shares held in a joint tenancy account with Mr. Steigerwalt’s spouse.

(4)	Includes 9 Shares held by Mr. Wetzel’s spouse.

(5)	Does not include Mr. Murphy, who ceased serving as an executive officer as of March 18, 2022.

2022 Proxy Statement  |  Brighthouse Financial

78	Certain Relationships and Related Person Transactions

Following are the only persons known to us to be the beneficial owners of more than 5% of any class of our voting securities. The percentages owned are based on 75,533,898 Shares outstanding as of April 11, 2022.

Name and Address of Beneficial Owner	Number of Shares of Our Common Stock Beneficially Owned	Percentage of Our Common Stock Outstanding

Dodge & Cox (1) 555 California Street, 40th Floor San Francisco, CA 94104	9,452,287	12.5%

The Vanguard Group (2) 100 Vanguard Boulevard Malvern, PA 19355	8,082,227	10.7%

BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	7,634,746	10.1%

T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	4,520,762	6.0%

(1)

Based on a Schedule 13G/A filed with the SEC on February 14, 2022, by Dodge & Cox, reporting beneficial ownership as of December 31, 2021, with sole voting power with respect to 8,964,283 of the Shares, sole dispositive power with respect to 9,452,287 of the Shares, and no shared voting power and no shared dispositive power with respect to any of the Shares.

(2)

Based on a Schedule 13G/A filed with the SEC on March 9, 2022, by The Vanguard Group, reporting beneficial ownership as of February 28, 2022, with shared voting power with respect to 48,442 of the Shares, sole dispositive power with respect to 7,959,912 of the Shares, shared dispositive power with respect to 122,315 of the Shares, and no sole voting power with respect to any of the Shares.

(3)

Based on a Schedule 13G/A filed with the SEC on February 3, 2022, by BlackRock, Inc., reporting beneficial ownership as of December 31, 2021, with sole voting power with respect to 7,096,794 of the Shares, sole dispositive power with respect to 7,634,746 of the Shares, and no shared voting power and no shared dispositive power with respect to any of the Shares.

(4)

Based on a Schedule 13G/A filed with the SEC on February 14, 2022, by T. Rowe Price Associates, Inc., reporting beneficial ownership as of December 31, 2021, with sole voting power with respect to 1,769,598 of the Shares, sole dispositive power with respect to 4,520,762 of the Shares, and no shared voting power and no shared dispositive power with respect to any of the Shares.

From time to time, we may engage in ordinary course transactions with an entity or affiliate of an entity that is the beneficial owner of more than 5% of our outstanding common stock. For example, we have engaged a select group of experienced external asset management firms, including BlackRock, Vanguard, and T. Rowe Price, pursuant to several investment management agreements, to manage the investment of the assets comprising our general account portfolio and certain separate account assets of our insurance subsidiaries, as well as assets of the Company and our reinsurance subsidiary, Brighthouse Reinsurance Company of Delaware. In addition, we use BlackRock’s portfolio management software to manage certain of our investment activities. All of our transactions with these 5% holders and their affiliates were arm’s-length transactions entered into in the ordinary course of business, with management and other fees based on the prevailing rates for non-related persons. In addition, on May 27, 2020, we announced that BlackRock selected Brighthouse Financial as one of two insurers to help deliver LifePath Paycheck™, an investment solution being developed by BlackRock.

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The Annual Meeting, Voting, and Other Information

Overview

Our Board is soliciting proxies in connection with our Annual Meeting. Under SEC rules, when the Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders) containing certain required information. These materials will be first made available, sent, or given to stockholders on April 26, 2022.

The “Proxy Materials” include:

•	this Proxy Statement;
•	a notice of our 2022 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and
•	our 2021 Annual Report.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials via the internet, your proxy card or voting instruction form is available to be filled out and executed electronically.

Attending the Annual Meeting

Brighthouse Financial will hold its Annual Meeting solely by means of remote communication via the internet (a “virtual meeting”). In light of the uncertainty surrounding the COVID-19 pandemic and out of concern for the safety of our stockholders, we have determined that it is advisable to hold our Annual Meeting as a virtual meeting. All stockholders as of April 11, 2022 (the “Record Date”) will be able to attend, vote, and participate in the meeting by remote communication. For additional information about participating in the Annual Meeting, see “Attending the Annual Meeting.”

Date and Time

Wednesday, June 8, 2022, at 8:00 a.m., Eastern Time

Annual Meeting Website

For admission to the Annual Meeting, please log on to our annual meeting website at www.virtualshareholdermeeting.com/BHF2022.

Who May Attend

Only holders of Shares as of the Record Date, or their authorized representatives or proxies, may attend and participate in the Annual Meeting. Any person who was not a stockholder as of the Record Date may attend the Annual Meeting as an observer, but will not be able to vote or ask questions.

How to Attend the Annual Meeting

For admission to the Annual Meeting, please log on to our annual meeting website at www.virtualshareholdermeeting.com/BHF2022.

The virtual meeting platform is supported across various browsers and devices. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.

We encourage you to access the Annual Meeting prior to the start time to allow ample time for online check-in. The website will be open for check-in beginning at 7:30 a.m., Eastern Time on the date of the Annual Meeting.

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If you experience any difficulties accessing the Annual Meeting website or at any time during the Annual Meeting, please call the technical support number posted on www.virtualshareholdermeeting.com/BHF2022.

To attend and participate in the Annual Meeting online, you will need your “Control Number.” The Control Number is a 16-digit number that you can find in the Notice of Internet Availability (if you received proxy materials via electronic delivery), proxy card (if you are a stockholder of record who received proxy materials by mail), or voting instruction form (if you are a beneficial owner who received proxy materials by mail). Beneficial owners who do not have a control number should follow the instructions provided on the voting instruction card or otherwise provided by your bank, broker, or other nominee.

If you do not have your Control Number, you will not be able to participate in the Annual Meeting, but you may listen to the webcast as an observer.

How to Participate in the Annual Meeting

By using a virtual meeting format, we will be able protect our stockholders’ and employees’ health during the ongoing COVID-19 pandemic, while allowing stockholders to participate by remote communication. To encourage stockholder participation in the Annual Meeting, we have adopted the following practices.

Rules of Conduct. We will post to the Annual Meeting website the “Rules of Conduct,” which will address the rules for participating in the Annual Meeting, including the types of questions that will be allowed, how we will respond to the questions, and the number of questions allowed per stockholder.

Stockholders are encouraged to ask questions. Stockholders who wish to submit a question in advance may do so from April 26, 2022, to June 7, 2022, at www.ProxyVote.com, by entering your Control Number and clicking on “Question for Management.” Stockholders also may submit questions live during the Annual Meeting by logging in to the Annual Meeting at www.virtualshareholdermeeting.com/BHF2022 with your Control Number and typing your question into the “Ask a Question” field.

During the meeting, we will address as many appropriate stockholder-submitted questions as we are able. As soon as practicable, we will post responses to appropriate questions that we were not able to address during the Annual Meeting on our website at http://investor.brighthousefinancial.com.

Availability of Recording. A recording of the Annual Meeting will be available to the public on our Annual Meeting website at www.virtualshareholdermeeting.com/BHF2022 until our 2023 annual meeting of stockholders.

Technical Support. If you experience any technical difficulties accessing the Annual Meeting website or at any time during the Annual Meeting, please call the technical support number posted on www.virtualshareholdermeeting.com/BHF2022.

Directors’ Attendance at the Annual Meeting

Directors are expected to attend all annual meetings of stockholders. This year, our Directors will participate in our virtual meeting via remote communication. All Directors serving at the time of our 2021 Annual Meeting attended that meeting.

Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting

There were 75,533,898 Shares outstanding as of the close of business on the Record Date of April 11, 2022. All stockholders of record of Shares at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each Share outstanding as of the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.

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Your Vote is Important

The Board requests that you submit a proxy to vote your Shares as soon as possible. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management, or authorize such disclosure.

Quorum Requirement

The holders of a majority of the Shares outstanding as of the Record Date must be present in person or by proxy to constitute a quorum to conduct the Annual Meeting. Shares for which valid proxies are delivered or that are held by a stockholder who attends the Annual Meeting in person will be considered part of the quorum. Once a Share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Shares for which abstentions and “broker non-votes” (explained below) occur are counted as present and entitled to vote for purposes of determining whether a quorum is present.

Voting Your Shares

Stockholders of Record

If your Shares are registered in your name with our transfer agent, Computershare, you are a “stockholder of record” of those Shares. You may cause your Shares to be voted by submitting a proxy to vote your Shares in advance of the Annual Meeting by any of the following means:

Internet
Please log on to www.ProxyVote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on Tuesday, June 7, 2022.

Telephone
Please call 1-800-690-6903 until 11:59 p.m., Eastern Time, on Tuesday, June 7, 2022.

Mail
If you received printed copies of the proxy materials, please complete, sign, date, and return your proxy card by mail so that it is received by Brighthouse Financial, Inc., c/o Broadridge Financial Solutions, Inc., prior to the Annual Meeting.

You may also attend and vote at the Annual Meeting.

Annual Meeting
You may attend the Annual Meeting and cast your vote at www.virtualshareholdermeeting.com/BHF2022.

These instructions appear on your Notice or proxy card. If you submit a proxy via the internet or by telephone, please have your Notice or proxy card available for reference when you do so. If you submit a proxy via the internet or by telephone, please do not mail in your proxy card.

For stockholders of record, proxies submitted by mail, via the internet, or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date, and deliver a proxy card but do not specify how your Shares are to be voted, the proxies will vote as recommended by the Board of Directors on all matters on the agenda for the Annual Meeting (see “Proposals for Your Vote”) and will use their discretion with respect to any other matters properly presented for a vote at our Annual Meeting or any postponement or adjournment thereof.

Beneficial Owners or Holders in Street Name

If your Shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are a holder of Shares in “street name” or a “beneficial owner.” The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote

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the Shares held in your account. You may submit voting instructions by following the instructions provided to you by your broker, bank, or nominee. You may also vote by attending the Annual Meeting at www.virtualshareholdermeeting.com/BHF2022 and using your Control Number.

If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank, or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial owner. At the Annual Meeting, only Proposal 2 (ratification of the independent registered public accounting firm) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. These “broker non-votes” will not affect the outcome of the vote with respect to Proposals 1 and 3. There will be no broker non-votes associated with Proposal 2, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in street name and you do not give your bank or broker instructions on how to vote, your Shares will be voted by the broker in its discretion.

Voting by Participants in Retirement Plan

Charles Schwab Bank is the trustee for the portion of the New England Life Insurance Company Agents’ Retirement Plan and Trust which is invested in the Brighthouse Financial Frozen Stock Fund. As trustee, Charles Schwab Bank will vote the Shares in this plan in accordance with the voting instructions given by plan participants to the trustee. Instructions on voting appear on the voting instruction form distributed to plan participants. The trustee must receive the voting instruction of a plan participant no later than 12:00 p.m., Eastern Time, on Monday, June 6, 2022. The trustee will generally vote the Shares held by the plan for which it does not receive voting instructions in the same proportion as the Shares held by the plan for which it does receive voting instructions.

Changing Your Vote or Revoking Your Proxy

If you are a stockholder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the internet or by telephone, which will be available until 11:59 p.m., Eastern Time, on Tuesday, June 7, 2022; (2) sign, date, and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; (4) send a notice of revocation via the internet at www.ProxyVote.com; or (5) attend the Annual Meeting and vote your Shares. If you hold your Shares in street name, you must follow the instructions of your broker, bank, or other intermediary to revoke your voting instructions.

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Vote Required for Each Proposal

Proposal 1 – Election of nine (9) Directors to serve a one-year term ending at the 2023 Annual Meeting

Voting Options: FOR or WITHHOLD

Board Recommendation: FOR each of the Company’s nominees

Vote Required: Plurality of the votes cast. Under Brighthouse Financial’s majority vote policy, any nominee who receives a greater number of votes “withheld” than votes “for” such nominee’s election must promptly tender his or her resignation to the Board following certification of the election results. Within 100 days following the certification of the election results, the Board will decide whether to accept the resignation and will publicly disclose its decision regarding the resignation within 110 days following certification of the election results.

Effect of Abstentions: No effect. However, except in the case of a contested election, any nominee who receives a greater number of votes “withheld” than votes “for” such nominee’s election shall promptly tender his or her resignation to the Board following certification of the election results.

Effect of Broker Non-Votes: No effect

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2022

Voting Options: FOR, AGAINST, or ABSTAIN

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter

Effect of Abstentions: Same effect as a vote AGAINST the proposal

Effect of Broker Non-Votes: There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your Shares will be voted by the broker in its discretion.

Proposal 3 – Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers

Voting Options: FOR, AGAINST, or ABSTAIN

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter

Effect of Abstentions: Same effect as a vote AGAINST the proposal

Effect of Broker Non-Votes: No effect

Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, unless otherwise provided, the proxies will use their own judgment to vote your Shares. If the Annual Meeting is adjourned or postponed, the proxies can vote your Shares at the adjournment or postponement as well.

Delivery of Proxy Materials

Notice and Access

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the cost and environmental impact of producing proxy materials and mailing them to stockholders. In accordance with “notice and access” procedures, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders. The Notice includes instructions on how to access the materials over the internet and how

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84	The Annual Meeting, Voting, and Other Information

to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by e-mail. To select a method of delivery while voting is open, stockholders of record may follow the instructions when voting online at www.ProxyVote.com. At any time, you may also choose your method of delivery of Brighthouse Financial proxy materials by visiting https://enroll.icsdelivery.com/BHF. If you own Shares indirectly through a broker, bank, or other intermediary, please contact the intermediary for additional information regarding delivery options.

Stockholders of record will have the Notice or proxy materials delivered directly to their mailing address or electronically if they have previously consented to that delivery method.

Holders of Shares in street name will have the proxy materials or the Notice forwarded to them by the intermediary that holds the Shares.

Eliminating Duplicative Proxy Materials

To reduce the expense of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address (known as “householding”), unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will receive one copy of the Proxy Statement and one copy of the 2021 Annual Report in a single envelope, along with individual proxy cards or individual Notices for each stockholder. If you are a stockholder who shares an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll-free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Proxy Solicitation Costs

We have engaged Morrow Sodali, LLC to act as our proxy solicitor and have agreed to pay it approximately $12,500 plus reasonable expenses for such services. We will also reimburse brokers, banks, and other intermediaries and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.

Vote Tabulation

Votes will be tabulated by Broadridge.

Inspector of Election

The Board has appointed a representative of Broadridge as Inspector of Election for the Annual Meeting.

Results of the Vote

We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the Annual Meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

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Other Information

Proposals for the 2023 Annual Meeting of Stockholders

Proposals for inclusion in our proxy statement

A stockholder who wishes to present a proposal for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 must submit such proposal to the Corporate Secretary at our principal executive offices. Proposals must be received no later than the close of business on December 29, 2022, or such other date that we announce in accordance with SEC rules and our Bylaws. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.

Other stockholder proposals and director nominations

Under the notice provision of our Bylaws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominations or business is not to be included in our proxy statement, the stockholder must deliver notice in writing to our Corporate Secretary, at our principal executive offices, not later than the close of business on March 10, 2023, nor earlier than the close of business on February 8, 2023. The notice must contain the notice and informational requirements described under Article II, Section 11 of our Bylaws and applicable SEC rules. The chairman of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not otherwise comply with our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by Brighthouse Financial under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by SEC rules) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report on Form 10-K

Upon written request, we will provide to stockholders, without charge, a copy of our 2021 Form 10-K, including financial statements and financial statement schedules, but without exhibits. We will also furnish to requesting stockholders any exhibit to the 2021 Form 10-K upon the payment of reasonable expenses incurred by us in furnishing such exhibit. Requests should be directed to Brighthouse Financial Investor Relations at our principal executive offices or by emailing your request to investor.relations@brighthousefinancial.com. Our 2021 Form 10-K, along with all of our other SEC filings, may also be accessed at http://investor.brighthousefinancial.com by selecting “Financial Information” and “SEC Filings,” or at the SEC’s website at www.sec.gov.

Stockholder List

A list of the stockholders as of the Record Date will be available for inspection by stockholders from May 27, 2022, to June 8, 2022, during ordinary business hours at our principal executive offices. During the Annual Meeting, any stockholder attending the Annual Meeting may access a list of the stockholders entitled to vote at the Annual Meeting at www.virtualshareholdermeeting.com/BHF2022 by entering their Control Number.

Principal executive offices

The address of our principal executive offices is Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, NC 28277.

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Communicating with our Board

Our Corporate Governance Principles provide a process for stockholders to send communications to the Board. Stockholders may contact an individual Director, the Board as a group, or a specified Committee or group, including the Independent Directors as a group, by mailing such communications to:

Brighthouse Financial, Inc.

Attn: Office of the Corporate Secretary

11225 North Community House Road

Charlotte, North Carolina 28277

Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. As described in our Corporate Governance Principles, the Corporate Secretary will log and review each communication before forwarding it to the addressee. The Corporate Secretary will not forward items that are determined, in his or her sole discretion, to be unrelated to the duties and responsibilities of the Board (e.g., communications that are primarily commercial in nature, resumes and other forms of job inquiries, survey requests, invitations to conferences, personal grievances, etc.). For communications that are not forwarded to the addressee, the Corporate Secretary will determine, in his or her sole discretion, the most appropriate way to respond to such communications, if at all.

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Forward-Looking Statements	87

Forward-Looking Statements

This Proxy Statement and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, financial projections, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, as well as trends in operating and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse Financial. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the risks, uncertainties, and other factors identified in Brighthouse Financial’s most recent Annual Report on Form 10-K, particularly in the sections entitled “Note Regarding Forward-Looking Statements and Summary of Risk Factors,” “Risk Factors,” and “Quantitative and Qualitative Disclosures About Market Risk,” as well as in our other subsequent filings with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made, and Brighthouse Financial does not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Website References

Information contained on or connected to any website referenced in this Proxy Statement is not incorporated by reference in this Proxy Statement or in any other report or document we file with the SEC. We routinely use our Investor Relations website to provide presentations, press releases, and other information that may be deemed material to investors. Accordingly, we encourage investors and others interested in the Company to review the information that we share at http://investor.brighthousefinancial.com. In addition, our Investor Relations website allows interested persons to sign up to automatically receive e-mail alerts when we post financial information.

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88	Non-GAAP and Other Financial Disclosures

Non-GAAP and Other Financial Disclosures

Our definitions of non-GAAP and other financial measures may differ from those used by other companies.

Non-GAAP Financial Disclosures

We present certain measures of our performance that are not calculated in accordance with accounting principles generally accepted in the United States of America, also known as “GAAP.” We believe that these non-GAAP financial measures highlight our results of operations and the underlying profitability drivers of our business, as well as enhance the understanding of our performance by the investor community.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:	Most directly comparable GAAP financial measures:

adjusted earnings	net income (loss) available to shareholders (1)
adjusted earnings, less notable items	net income (loss) available to shareholders (1)
adjusted revenues	revenues
adjusted expenses	expenses
adjusted earnings per common share	earnings per common share, diluted (1)
adjusted earnings per common share, less notable items	earnings per common share, diluted (1)

Reconciliations to the most directly comparable historical GAAP measures are included for those measures which are presented herein.

Adjusted Earnings, Adjusted Revenues and Adjusted Expenses

Adjusted earnings is a financial measure used by management to evaluate performance, allocate resources and facilitate comparisons to industry results. This financial measure, which may be positive or negative, focuses on our primary businesses principally by excluding the impact of market volatility, which could distort trends.

Adjusted earnings reflects adjusted revenues less (i) adjusted expenses, (ii) provision for income tax expense (benefit), (iii) net income (loss) attributable to noncontrolling interests and (iv) preferred stock dividends. Provided below are the adjustments to GAAP revenues and GAAP expenses used to calculate adjusted revenues and adjusted expenses, respectively.

The following are significant items excluded from total revenues in calculating the adjusted revenues component of adjusted earnings:

•	Net investment gains (losses);
•

Net derivative gains (losses) (“NDGL”), except earned income and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (“Investment Hedge Adjustments”); and

•	Certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB Fees”).

The following are significant items excluded from total expenses in calculating the adjusted expenses component of adjusted earnings:

•	Amounts associated with benefits related to GMIBs (“GMIB Costs”);
•	Amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets (“Market Value Adjustments”); and

(1)

Brighthouse Financial uses net income (loss) available to shareholders to refer to net income (loss) available to Brighthouse Financial, Inc.’s common shareholders, and earnings per common share, diluted to refer to net income (loss) available to shareholders per common share.

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Non-GAAP and Other Financial Disclosures	89

•

Amortization of deferred policy acquisition costs (“DAC”) and value of business acquired (“VOBA”) related to (i) net investment gains (losses), (ii) net derivative gains (losses), (iii) GMIB Fees and GMIB Costs.

The tax impact of the adjustments discussed above is calculated net of the statutory tax rate, which could differ from our effective tax rate.

Consistent with GAAP guidance for segment reporting, adjusted earnings is also our GAAP measure of segment performance.

Adjusted Earnings per Common Share

Adjusted earnings per common share is a measure used by management to evaluate the execution of our business strategy and align such strategy with our shareholders’ interests.

Adjusted earnings per common share is defined as adjusted earnings for the period divided by the weighted average number of fully diluted shares of common stock outstanding for the period. The weighted average common shares outstanding used to calculate adjusted earnings per share will differ from such shares used to calculate diluted net income (loss) available to shareholders per common share when the inclusion of dilutive shares has an anti-dilutive effect for one calculation but not for the other.

Other Financial Disclosures

Corporate Expenses

Corporate expenses includes functional department expenses, public company expenses, certain investment expenses, retirement funding and incentive compensation; and excludes establishment costs.

Notable items

Certain of the non-GAAP measures described above may be presented further adjusted to exclude notable items. Notable items reflect the after-tax impact on our results of certain unanticipated items and events, as well as certain items and events that were anticipated, such as establishment costs. The presentation of notable items and non-GAAP measures, less notable items is intended to help investors better understand our results and to evaluate and forecast those results.

CTE95

CTE95 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst five percent of a set of capital market scenarios over the life of the contracts.

CTE98

CTE98 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst two percent of a set of capital market scenarios over the life of the contracts.

Total Adjusted Capital

Total adjusted capital primarily consists of statutory capital and surplus, as well as the statutory asset valuation reserve. When referred to as “combined,” represents that of our insurance subsidiaries as a whole.

Sales

Life insurance sales consist of 100 percent of annualized new premium for term life, first-year paid premium for whole life, universal life, and variable universal life, and total paid premium for indexed universal life. We exclude company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life.

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Annuity sales consist of 100 percent of direct statutory premiums, except for fixed indexed annuity sales, which represents 100 percent of gross sales on directly written business and the proportion of assumed gross sales under reinsurance agreements. Annuity sales exclude certain internal exchanges. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

Normalized Statutory Earnings (Loss)

Normalized statutory earnings (loss) is used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended. Normalized statutory earnings (loss) is calculated as statutory pre-tax net gain (loss) from operations adjusted for the favorable or unfavorable impacts of (i) net realized capital gains (losses), (ii) the change in total asset requirement at CTE95, net of the change in our variable annuity reserves, and (iii) unrealized gains (losses) associated with our variable annuities risk management strategy. Normalized statutory earnings (loss) may be further adjusted for certain unanticipated items that impacted our results in order to help management and investors better understand, evaluate and forecast those results. Beginning in the first quarter of 2022, in support of our target combined RBC ratio, our hedge program will target CTE98, rather than CTE95.

Risk-Based Capital Ratio

The risk-based capital ratio is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, in order to ensure compliance with minimum regulatory capital requirements set by the National Association of Insurance Commissioners. When referred to as “combined,” represents that of our insurance subsidiaries as a whole. The reporting of our combined risk-based capital ratio is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.

Reconciliation of Net Income (Loss) Available to Shareholders per Common Share to Adjusted Earnings per Common Share and Adjusted Earnings, Less Notable Items per Common Share (Unaudited, in millions except per share data)

	For the Year Ended
ADJUSTED EARNINGS, LESS NOTABLE ITEMS PER COMMON SHARE (1)	December 31, 2021	December 31, 2020
Net income (loss) available to shareholders per common share	$ (2.36)	$(11.58)

Less: Net investment gains (losses)	(0.70)	2.92

Less: Net derivative gains (losses), excluding investment hedge adjustments	(29.72)	(0.38)

Less: GMIB Fees and GMIB Costs	2.42	(10.61)

Less: Amortization of DAC and VOBA	0.88	(2.39)

Less: Market value adjustments and other	0.11	(0.51)

Less: Provision for income tax (expense) benefit on reconciling adjustments	5.65	2.31

Less: Impact of inclusion of dilutive shares	0.15	0
Adjusted earnings per common share	18.86	(2.92)

Less: Notable items	(2.64)	(13.11)
Adjusted earnings, less notable items per common share	$ 21.50	$ 10.19

(1)

Per share calculations are on a diluted basis and may not recalculate or foot due to rounding. For loss periods, dilutive shares were not included in the calculation as inclusion of such shares would have an anti-dilutive effect.

Brighthouse Financial  |  2022 Proxy Statement

Brighthouse Financial, Inc.

11225 North Community House Road

Charlotte, NC 28277

© 2022 BRIGHTHOUSE FINANCIAL, INC.

SCAN TO VIEW MATERIALS & VOTE w BRIGHTHOUSE FINANCIAL, INC. 11225 N COMMUNITY HOUSE RD VOTE BY INTERNET CHARLOTTE, NC 28277 In Advance of the Annual Meeting - Go to www.ProxyVote.com or scan the QR Barcode above ANNUAL MEETING INFORMATION Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 p.m. Eastern Time on June 7, 2022. Have your Proxy Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Annual Meeting - Go to www.virtualshareholdermeeting.com/BHF2022 To attend the virtual annual meeting, access a list of stockholders entitled to vote at the annual meeting and cast your vote live, visit our annual meeting website. Have the number that is printed in the box marked by the arrow on this Proxy Card available and then follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 11:59 p.m. Eastern Time on June 7, 2022. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW WITH AN X IN BLUE OR BLACK INK AS FOLLOWS: IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN D79551-P73804 KEEP THIS PORTION FOR YOUR RECORDS THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHTHOUSE FINANCIAL, INC. A. The Board of Directors recommends a vote FOR each of the Director nominees listed, FOR Proposal 2, and FOR Proposal 3. 1. Election of nine (9) Directors to serve a one-year term ending at the 2023 Annual Meeting of Stockholders For Withhold For Against Abstain Nominees: 2. Ratification of the appointment of Deloitte & 1a. Irene Chang Britt ! ! Touche LLP as Brighthouse’s independent registered ! ! ! public accounting firm for fiscal year 2022 1b. C. Edward (“Chuck”) Chaplin ! ! 1c. Stephen C. (“Steve”) Hooley ! ! 3. Advisory vote to approve the compensation paid ! ! ! to Brighthouse’s Named Executive Officers 1d. Carol D. Juel ! ! 1e. Eileen A. Mallesch ! ! 1f. Diane E. Offereins ! ! 1g. Patrick J. (“Pat”) Shouvlin ! ! 1h. Eric T. Steigerwalt ! ! B. 1i. Paul M. Wetzel ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, trustee, guardian, corporate officer, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 8, 2022 at 8:00 AM Eastern Time: The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.ProxyVote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. D79552-P73804 BRIGHTHOUSE FINANCIAL, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) Christine M. DeBiase, Jacob M. Jenkelowitz, Bruce H. Schindler and Eric T. Steigerwalt, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHTHOUSE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on June 8, 2022 solely by means of remote communication via the internet and any adjournment or postponement thereof, on all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED UNDER PROPOSAL 1; “FOR” PROPOSAL 2; AND “FOR” PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THE OTHER SIDE OF THIS CARD. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SCAN TO VIEW MATERIALS & VOTE w BRIGHTHOUSE FINANCIAL, INC. 11225 N COMMUNITY HOUSE RD VOTE BY INTERNET CHARLOTTE, NC 28277 Go to www.ProxyVote.com or scan the QR Barcode above ANNUAL MEETING INFORMATION Use the Internet to transmit your voting instructions and for electronic delivery of information by 12:00 p.m. Eastern Time on June 6, 2022. Have this card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 12:00 p.m. Eastern Time on June 6, 2022. Have this card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date this card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To attend the virtual meeting and access a list of stockholders entitled to vote at the annual meeting, go to www.virtualshareholdermeeting.com/BHF2022 during the meeting. Have the 16-digit control number that is printed in the box marked by the arrow on this card available and then follow the instructions. There will be no physical location at which stockholders may attend the meeting. TO VOTE, MARK BLOCKS BELOW WITH AN X IN BLUE OR BLACK INK AS FOLLOWS: IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN D79553-P73804-Z82470 KEEP THIS PORTION FOR YOUR RECORDS THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHTHOUSE FINANCIAL, INC. A. The Board of Directors recommends a vote FOR each of the Director nominees listed, FOR Proposal 2, and FOR Proposal 3. 1. Election of nine (9) Directors to serve a one-year term ending at the 2023 Annual Meeting of Stockholders For Withhold For Against Abstain Nominees: 1a. Irene Chang Britt ! ! 2. Ratification of the appointment of Deloitte & ! ! ! Touche LLP as Brighthouse’s independent registered 1b. C. Edward (“Chuck”) Chaplin public accounting firm for fiscal year 2022 ! ! 1c. Stephen C. (“Steve”) Hooley ! ! 3. Advisory vote to approve the compensation paid ! ! ! to Brighthouse’s Named Executive Officers 1d. Carol D. Juel ! ! 1e. Eileen A. Mallesch ! ! 1f. Diane E. Offereins ! ! 1g. Patrick J. (“Pat”) Shouvlin ! ! 1h. Eric T. Steigerwalt ! ! B. 1i. Paul M. Wetzel ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, trustee, guardian, corporate officer, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. D79554-P73804-Z82470 BRIGHTHOUSE FINANCIAL, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) Christine M. DeBiase, Jacob M. Jenkelowitz, Bruce H. Schindler and Eric T. Steigerwalt, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHTHOUSE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on June 8, 2022 solely by means of remote communication via the internet and any adjournment or postponement thereof, on all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card, the terms of applicable plan documents and applicable law. Plan Participants Charles Schwab Bank is the Trustee (the “Plan Trustee”) of the New England Life Insurance Company Agents’ Retirement Plan and Trust referred to herein as the “Plan.” As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Brighthouse Financial, Inc. Common Stock (“Shares”) that are allocated to your Plan account and shown on the reverse of this card. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements. You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this card. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 12:00 p.m. Eastern Time, on June 6, 2022, to vote in accordance with the instructions. The Plan Trustee will vote your Plan Shares in accordance with the specifications indicated by you on the reverse of this card. If the Plan Trustee does not receive your instructions by 12:00 p.m. Eastern Time, on June 6, 2022, or if you sign and return this card and no specifications are indicated, the Plan Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which it has received instructions. On any matters other than those described on the reverse of this card that may be presented for a vote at the 2022 Annual Meeting and any adjournments or postponements thereof, your Plan Shares will be voted in the discretion of the proxies appointed by the stockholders of Brighthouse Financial, Inc. subject to the terms of the applicable plan documents and applicable law. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THE OTHER SIDE OF THIS CARD. CONTINUED AND TO BE SIGNED ON REVERSE SIDE